                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-132746

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-132746) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407 or by emailing
Citigroup-DCM-Prospectus@citigroup.com.

--------------------------------------------------------------------------------

                      CD 2007-CD4 COMMERCIAL MORTGAGE TRUST

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES CD 2007-CD4

CLASSES A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, XP, A-MFX, A-J, B, C, D, E AND F
                          $6,149,330,000 (APPROXIMATE)

                                   ----------

                             FREE WRITING PROSPECTUS

                                   ----------

                      CITIGROUP GLOBAL MARKETS REALTY CORP.

                       GERMAN AMERICAN CAPITAL CORPORATION

                        LASALLE BANK NATIONAL ASSOCIATION

                         PNC BANK, NATIONAL ASSOCIATION

                              ROYAL BANK OF CANADA

                              MORTGAGE LOAN SELLERS

                                  MARCH 5, 2007

[citigroup LOGO]                                            [Deutsche Bank LOGO]

[LaSalle Bank ABN AMRO LOGO]                                          [PNC LOGO]

                           [RBC Capital Markets LOGO]

--------------------------------------------------------------------------------

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

--------------------------------------------------------------------------------

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING THE ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, SUPERSEDES ANY PRIOR FREE
WRITING PROSPECTUS PROVIDED TO YOU AND WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY SUBSEQUENT FREE WRITING PROSPECTUS PROVIDED TO YOU PRIOR TO
YOUR COMMITMENT TO PURCHASE ANY OF THE SUBJECT SECURITIES.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary, is subject to completion or change and is current only as of the date appearing hereon.

The commercial mortgage-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that the commercial mortgage-backed securities, and the mortgage pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined, added or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the commercial mortgage-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of an offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This free writing prospectus is based on information that we consider reliable. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected therein. No underwriter makes any representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Each underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom or top of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;
(ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi)
a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

This material is furnished to you by one of the underwriters listed above, and not by the issuer of the securities. None of the underwriters listed above is acting as agent for the issuer or its affiliates in connection with the proposed transaction.

--------------------------------------------------------------------------------

                                     Page 1

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

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                              TRANSACTION OVERVIEW
--------------------------------------------------------------------------------

CERTIFICATES:               Series CD 2007-CD4 Commercial Mortgage Pass-Through
                            Certificates issuable in multiple classes

STRUCTURE:                  Senior/Subordinate, Sequential Pay Pass-Through
                            Certificates

OFFERED CLASSES:            Classes A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, XP,
                            A-MFX, A-J, B, C, D, E and F.

CO-LEAD MANAGERS:           Citigroup Global Markets Inc., Deutsche Bank
                            Securities Inc. and LaSalle Financial Services, Inc.

CO-MANAGERS:                PNC Capital Markets, LLC and RBC Capital Markets
                            Corporation.

ISSUING ENTITY:             CD 2007-CD4 Commercial Mortgage Trust (the "Trust")

DEPOSITOR:                  Citigroup Commercial Mortgage Securities, Inc.

MORTGAGE LOAN SELLERS:      German American Capital Corporation ("GACC") (56
                            loans, 32.1%) Citigroup Global Markets Realty Corp.
                            ("CGM") (68 loans, 26.4%) LaSalle Bank National
                            Association ("LaSalle") (161 loans, 23.9%) PNC Bank,
                            National Association ("PNC") (66 loans, 12.4%) Royal
                            Bank of Canada ("RBC") (29 loans, 5.1%)

MASTER SERVICERS:           Midland Loan Services, Inc., a Delaware corporation,
                            with respect to all mortgage loans sold to the
                            Depositor by Citigroup Global Markets Realty Corp.
                            and PNC Bank, National Association. Wachovia Bank,
                            National Association with respect to all mortgage
                            loans sold to the Depositor by German American
                            Capital Corporation, with the exception of the Mall
                            of America mortgage loan, the DB AmeriCold Portfolio
                            mortgage loan and the JQH Hotel Portfolio B- Note
                            mortgage loan. The Mall of America mortgage loan is
                            serviced by Midland Loan Services, Inc. under the
                            series COMM 2006-C8 pooling and servicing agreement.
                            The DB AmeriCold Portfolio mortgage loan is serviced
                            by Capmark Finance Inc. under the series JPMCC
                            2007-CIBC18 pooling and servicing agreement. The JQH
                            Hotel Portfolio B- Note mortgage loan is serviced by
                            Capmark Finance Inc. under the series JPMCC
                            2006-LDP7 pooling and servicing agreement. Capmark
                            Finance Inc. with respect to all mortgage loans sold
                            to the Depositor by Royal Bank of Canada and LaSalle
                            Bank National Association, with the exception of the
                            Ala Moana Portfolio mortgage loan, which is serviced
                            by Wachovia Bank, National Association under the CD
                            2006-CD3 pooling and servicing agreement.

SPECIAL SERVICER:           LNR Partners, Inc., a Florida corporation, with
                            respect to all mortgage loans, except that in the
                            case of the Mall of America mortgage loan, the DB
                            Americold Portfolio mortgage loan and the JQH Hotel
                            Portfolio B-Note mortgage loan, LNR Partners, Inc.
                            is currently acting as special servicer under a
                            pooling and servicing agreement other than the
                            series CD 2007-CD4 pooling and servicing agreement.
                            The Ala Moana mortgage loan will be initially
                            specially serviced by J.E. Robert Company, Inc.
                            under the series CD 2006-CD3 pooling and servicing
                            agreement.

TRUSTEE:                    Wells Fargo Bank, N.A.

                                     Page 2

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--------------------------------------------------------------------------------
                              TRANSACTION OVERVIEW
--------------------------------------------------------------------------------

RATING AGENCIES:            Fitch, Inc. ("Fitch"), Moody's Investors Service,
                            Inc. ("Moody's") and Standard & Poor's Rating
                            Services, a division of the McGraw-Hill Companies
                            Inc. ("S&P").

CUT-OFF DATE:               With respect to each mortgage loan that has a due
                            date in March 2007, the related due date of such
                            mortgage loan in March 2007. With respect to each
                            mortgage loan that has its first due date in April
                            2007, the later of the related date of origination
                            and March 1, 2007.

EXPECTED SETTLEMENT DATE:   On or about March 29, 2007.

DETERMINATION DATE:         The seventh calendar day of the month, or, if not a
                            business day, the next succeeding business day,
                            beginning in April 2007.

DISTRIBUTION DATE:          The fourth business day following the related
                            Determination Date.

DAY COUNT:                  30 / 360

RATED FINAL DISTRIBUTION
DATE:                       Distribution Date in December 2049.

ERISA ELIGIBILITY:          Classes A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, XP,
                            A-MFX, A-J, B, C, D, E and F are expected to be
                            ERISA-eligible under lead manager's exemption.

SMMEA ELIGIBILITY:          The Offered Certificates will not be
                            "mortgage-related securities" for the purposes of
                            SMMEA.

TAX TREATMENT:              REMIC.

MINIMUM DENOMINATION:       $10,000 for all Offered Certificates.

SETTLEMENT TERMS:           DTC same day funds, with accrued interest.

CLEAN-UP CALL:              1%

                                     Page 3

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                                   CD 2007-CD4

--------------------------------------------------------------------------------
                        PRELIMINARY -- SUBJECT TO CHANGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              CERTIFICATES OVERVIEW
--------------------------------------------------------------------------------

                               EXPECTED
                               INITIAL
                              AGGREGATE       APPROX. %  APPROX. %
                              PRINCIPAL      OF INITIAL      OF                         APPROX.
                              BALANCE OR      MORTGAGE    INITIAL     PASS-THROUGH     WEIGHTED
                              NOTIONAL          POOL       CREDIT         RATE       AVERAGE LIFE  PRINCIPAL PAYMENT
 CLASS       RATINGS(3)        AMOUNT        BALANCE(6)  SUPPORT(6)  DESCRIPTION(7)   (YEARS) (8)      WINDOW (8)
--------------------------------------------------------------------------------------------------------------------
OFFERED CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------

  XP       AAAAaa/AAA                 TBD(5)    NAP         NAP       Variable IO        NAP               NAP
  A-1     AAA/Aaa/AAA      $   97,351,000      1.474%     30.000%         TBD           3.12          04/07-09/11
 A-2A     AAA/Aaa/AAA      $  100,000,000      1.514%     30.000%         TBD           4.45          09/11-09/11
 A-2B     AAA/Aaa/AAA      $1,062,715,000     16.094%     30.000%         TBD           4.73          09/11-03/12
  A-3     AAA/Aaa/AAA      $  464,227,000      7.030%     30.000%         TBD           6.78          01/14-02/14
 A-SB     AAA/Aaa/AAA      $  162,101,000      2.455%     30.000%         TBD           6.99          03/12-01/16
  A-4     AAA/Aaa/AAA      $1,800,165,000     27.262%     30.000%         TBD           9.60          01/16-01/17
 A-1A     AAA/Aaa/AAA      $  935,756,000     14.171%     30.000%         TBD           7.85          04/07-01/17
 A-MFX    AAA/Aaa/AAA      $  660,331,000     10.000%     20.000%         TBD           9.79          01/17-02/17
  A-J     AAA/Aaa/AAA      $  586,044,000      8.875%     11.125%         TBD           9.87          02/17-02/17
   B      AA+/Aa1/AA+      $   41,270,000      0.625%     10.500%         TBD           9.87          02/17-02/17
   C       AA/Aa2/AA       $   90,796,000      1.375%      9.125%         TBD           9.87          02/17-02/17
   D      AA-/Aa3/AA-      $   57,779,000      0.875%      8.250%         TBD           9.87          02/17-02/17
   E        A+/A1/A+       $   41,271,000      0.625%      7.625%         TBD           9.87          02/17-02/17
   F         A/A2/A        $   49,524,000      0.750%      6.875%         TBD           9.87          02/17-02/17
--------------------------------------------------------------------------------------------------------------------
NON-OFFERED CERTIFICATES(4):
--------------------------------------------------------------------------------------------------------------------
   XC      AAA/Aaa/AAA     $6,603,308,266(5)    NAP        NAP        Variable IO        NAP               NAP
A-MFL(1)   AAA/Aaa/AAA     $          TBD         --      20.000%        LIBOR+%         TBD               TBD
    G        A-/A3/A-      $   66,033,000      1.000%      5.875%         TBD            9.91         02/17-03/17
    H    BBB+/Baa1/ BBB+   $   74,288,000      1.125%      4.750%         TBD            9.95         03/17-03/17
    J      BBB/Baa2/BBB    $   66,033,000      1.000%      3.750%         TBD            9.95         03/17-03/17
    K    BBB-/Baa3/ BBB-   $   74,287,000      1.125%      2.625%         TBD            9.99         03/17-04/17
    L       BB+/Ba1/NR     $   24,762,000      0.375%      2.250%         TBD           10.03         04/17-04/17
    M       BB/Ba2/NR      $   16,509,000      0.250%      2.000%         TBD           10.03         04/17-04/17
    N       BB-/Ba3/NR     $   16,508,000      0.250%      1.750%         TBD           10.03         04/17-04/17
    O        NR/B1/NR      $   16,508,000      0.250%      1.500%         TBD           10.03         04/17-04/17
    P        NR/B2/NR      $    8,254,000      0.125%      1.375%         TBD           10.03         04/17-04/17
    Q        NR/B3/NR      $   16,509,000      0.250%      1.125%         TBD           10.03         04/17-04/17
    S        NR/NR/NR      $   74,287,266      1.125%       NAP           TBD           10.34         04/17-03/27
WFC-1(2)    BBB+/NR/NR     $    7,700,000       NAP         NAP       Loan-Specific      9.87         02/17-02/17
WFC-2(2)    BBB/NR/NR      $    8,700,000       NAP         NAP       Loan-Specific      9.87         02/17-02/17
WFC-3(2)    BBB-/NR/NR     $   24,100,000       NAP         NAP       Loan-Specific      9.87         02/17-02/17
WFC-4(2)    BB+/NR/NR      $   12,500,000       NAP         NAP       Loan-Specific      9.87         02/17-02/17

(1)  The assets of the Trust will include a separate interest rate swap agreement with a to be determined swap provider relating to Class A-MFL.

(2)  The Class WFC-1, WFC-2, WFC-3 and WFC-4 certificates will represent interests solely in a designated portion of the One World Financial Center mortgage loan, which (for purposes of determining calculations on the
     Certificates) will be deemed to be divided into a senior component with a current unpaid principal balance of $257,000,000 and a subordinate component with a current unpaid principal balance of $53,000,000. The deemed senior component of the One World Financial Center mortgage loan--which we also refer to as the pooled portion of that mortgage loan--will be pooled with the other mortgage loans to back the respective classes of the Certificates, exclusive of the Class WFC-1, WFC-2, WFC-3 and
     WFC-4 certificates. The deemed subordinate component of the One World
     Financial Center mortgage loan--which we also refer to as the non-pooled portion of that mortgage loan--will support the Class WFC-1, WFC-2, WFC-3 and WFC-4 certificates.

(3)  Ratings shown are those of Fitch, Moody's and S&P, respectively. Ratings on
     Class A-MFL will not address the payment of interest thereon in excess of fixed, WAC or WAC Cap pass-through rate payable thereon without regard to the related interest rate swap agreement.

(4)  Not offered by this free writing prospectus. The Non-Offered Certificates also include the Class R and Y certificates, which do not have principal balances or pass-through rates.

                                     Page 4

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

(5)  Notional Amount. The Class XC and Class XP certificates will not have principal balances and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of interest accrued on a total notional amount equal to the total principal balance of all other classes (other than the Class WFC-1, WFC-2, WFC-3 and
     WFC-4 certificates) shown in table above (or, in the case of the Class XP certificates, a designated portion of that total principal balance)
     outstanding from time to time.

(6)  The approximate percentage of the initial mortgage pool balance, and the approximate percentage of initial credit support, of any class shown on the table above does not take into account the total principal balances of, or the non-pooled subordinate portion of the One World Financial Center mortgage loan represented by, the Class WFC-1, WFC-2, WFC-3 and WFC-4 certificates.

(7)  "TBD" means to be determined. The pass-through rates for the respective classes shown in the table (other than Class XC, XP, A-MFL, WFC-1, WFC-2,
     WFC-3 and WFC-4) will equal any of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (or, in the case of the One World Financial Center mortgage loan, on just the pooled portion of the One World Financial Center mortgage loan), (iii) the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (or, in the case of the One World
     Financial Center mortgage loan, on just the pooled portion of the One World
     Financial Center mortgage loan) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (or, in the case of the One World
     Financial Center mortgage loan, on just the pooled portion of the One World
     Financial Center mortgage loan) minus a specified percentage. Class XC and
     Class XP will have a variable pass-through rate equal to, in each case, the weighted average of certain interest strip rates. The pass-through rate for
     Class A-MFL will be based on LIBOR plus a specified percentage; provided that interest payments made under the related interest rate swap agreement are subject to reduction provided in the interest rate swap agreement. The initial LIBOR rate will be determined on a date in March 2007 and subsequent LIBOR rates will be determined two LIBOR business days before the start of Class A-MFL interest accrual period. Under certain circumstances, the pass-through rate for Class A-MFL may convert to rate described herein in clauses (i), (ii) and (iii) above. The pass-through rate for each class of the Class WFC-1, WFC-2, WFC-3 and WFC-4 certificates will equal or be based on a certain net mortgage rate of the non-pooled portion of the One World Financial Center mortgage loan.

(8)  Calculated based upon the assumption that the borrower under each mortgage loan will: (a) not prepay the loan prior to the stated maturity except as described, (b) if applicable, pay the loan in full on any anticipated repayment date, (c) make all payments in a timely fashion, and (d) not receive a balloon extension. Also, based on the assumption that there is:
     (x) no cleanup call, and (y) no repurchase of any mortgage loan from the
     Trust.

                                     Page 5

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

--------------------------------------------------------------------------------
                              STRUCTURE OVERVIEW(1)
--------------------------------------------------------------------------------

                                                AGGREGATE CUT-OFF DATE    LOAN BALANCE                             REMAINING
                                                   PRINCIPAL BALANCE    AT MATURITY /ARD                            TERM TO
                                                       ALLOCATED            ALLOCATED                              MATURITY /
 CLASS(2)        LOAN/PROPERTY NAME                  TO EACH CLASS       TO EACH CLASS     STATE   PROPERTY TYPE  ARD(MONTHS)
-----------------------------------------------------------------------------------------------------------------------------

CLASS A-1   Ala Moana Portfolio                      $ 15,000,000        $   15,000,000     HI       Various          54
            Park Place Office Building               $  6,156,917        $    5,620,219     AZ        Office          39
            Oak Hill West Office Complex             $  5,220,706        $    4,888,447     CA        Office          49
            Commerce Executive Park I                $  4,342,395        $    4,049,502     VA        Office          53
            1635 Commons Parkway                     $  2,277,630        $    2,139,409     NY      Industrial        52
                                                                         --------------
   CLASS A-1 TOTAL BALLOON PAYMENT                                           31,697,578
   REMAINING CLASS A-1 AMORTIZATION                                          65,653,422
                                                                         --------------
   TOTAL CLASS A-1 CERTIFICATE BALANCE                                   $   97,351,000
                                                                         ==============
CLASS A-2A
            Ala Moana Portfolio                      $100,000,000        $  100,000,000     HI       Various          54
                                                                         --------------
   CLASS A-2A TOTAL BALLOON PAYMENT                                         100,000,000
   REMAINING CLASS A-2A AMORTIZATION                                                  0
                                                                         --------------
   TOTAL CLASS A-2A CERTIFICATE BALANCE                                  $  100,000,000
                                                                         ==============
CLASS A-2B
            9 West 57th Street                       $400,000,000        $  400,000,000     NY        Office          59
            Ala Moana Portfolio                      $285,000,000        $  285,000,000     HI       Various          54
            Loews Lake Las Vegas                     $117,000,000        $  117,000,000     NV     Hospitality        58
            200 West Adams(4)                        $100,000,000        $  100,000,000     IL        Office          58
            Lakewood Industrial Portfolio            $ 36,000,000        $   35,180,331     NJ      Industrial        59
            Glenborough Rollins Road                 $ 29,510,000        $   29,510,000     CA      Industrial        57
            Glenborough Tierrasante                  $ 14,300,000        $   14,300,000     CA        Office          57
            212 Wolcott Street                       $ 13,200,000        $   13,200,000     NY      Industrial        60
            Aventura Industrial Center               $ 12,375,000        $   12,165,568     FL      Industrial        57
            Glenborough Cottontail                   $  9,500,000        $    9,500,000     NJ      Industrial        57
            Mill Ridge Office Center                 $  8,600,000        $    8,418,906     NJ        Office          59
            1315 Century Drive                       $  7,682,887        $    7,186,123     CO      Industrial        58
            29 Prince Street                         $  6,500,000        $    6,500,000     NY      Mixed Use         60
            StorQuest - Parker                       $  4,400,000        $    4,294,710     CO     Self Storage       60
            Roseland HQ Building                     $  4,000,000        $    3,849,201     NJ        Office          58
            Appalachian Self Storage                 $  2,394,971        $    2,250,585     PA     Self Storage       58
                                                                         --------------
   CLASS A-2B TOTAL BALLOON PAYMENT                                       1,048,355,423
   REMAINING CLASS A-2B AMORTIZATION                                         14,359,577
                                                                         --------------
   TOTAL CLASS A-2B CERTIFICATE BALANCE                                  $1,062,715,000
                                                                         ==============
CLASS A-3
            Four Seasons Resort Maui(3)              $248,365,953        $  248,365,953     HI     Hospitality        82
            CGM AmeriCold Portfolio(3)               $178,823,486        $  178,823,486   Various   Industrial        82
            Weatherford Plaza(3)                     $ 24,240,517        $   24,240,517     TX        Office          82
            Staples(3)                               $  2,570,208        $    2,307,707     IL        Retail          83
            Holiday Inn Express & Suites - Ft.
            Wayne(3)                                 $  5,055,200        $    4,553,266     IN     Hospitality        82
            Abercorn Lock N Store(3)                 $    758,650        $      689,426     GA     Self Storage       83
                                                                         --------------
   CLASS A-3 TOTAL BALLOON PAYMENT                                          458,980,357
   REMAINING CLASS A-3 AMORTIZATION                                           5,246,643
                                                                         --------------
   TOTAL CLASS A-3 CERTIFICATE BALANCE                                   $  464,227,000
                                                                         ==============
CLASS A-SB
            Four Seasons Resort Maui(3)              $  1,634,047        $    1,634,047     HI     Hospitality        82
            CGM AmeriCold Portfolio(3)               $  1,176,514        $    1,176,514   Various   Industrial        82
            Weatherford Plaza(3)                     $    159,483        $      159,483     TX        Office          82
            Staples(3)                               $  2,572,666        $    2,309,914     IL        Retail          83
            Holiday Inn Express & Suites - Ft.
            Wayne(3)                                 $     33,259        $       29,957     IN     Hospitality        82
            Abercorn Lock N Store(3)                 $    759,376        $      690,086     GA     Self Storage       83
            Parkway Center-Buildings 1,2,4,6         $ 14,000,000        $   13,708,822     PA        Office          76
            Chemway Industrial Portfolio             $ 11,100,000        $   11,100,000     NC      Industrial        94
            2435 Commerce Avenue                     $  4,260,000        $    4,260,000     GA        Office          86
            K-Mart Store - Oceanside                 $  3,604,931        $    3,187,173     CA        Retail          94
                                                                         --------------
   CLASS A-SB TOTAL BALLOON PAYMENT                                          38,255,996
   REMAINING CLASS A-SB AMORTIZATION                                        123,845,004
                                                                         --------------
   TOTAL CLASS A-SB CERTIFICATE BALANCE                                  $  162,101,000
                                                                         ==============

                                                              CUT-OFF DATE
                                                REMAINING IO    LTV RATIO   U/W NCF
 CLASS(2)        LOAN/PROPERTY NAME                PERIOD                    DSCR
-----------------------------------------------------------------------------------

 CLASS A-1  Ala Moana Portfolio                      54           51.51%     1.81x
            Park Place Office Building                0           62.25%     1.00x
            Oak Hill West Office Complex              0           65.26%     1.30x
            Commerce Executive Park I                 0           57.90%     1.56x
            1635 Commons Parkway                      0           66.99%     1.84x

   CLASS A-1 TOTAL BALLOON PAYMENT
   REMAINING CLASS A-1 AMORTIZATION

   TOTAL CLASS A-1 CERTIFICATE BALANCE

CLASS A-2A
            Ala Moana Portfolio                      54           51.51%     1.81x

   CLASS A-2A TOTAL BALLOON PAYMENT
   REMAINING CLASS A-2A AMORTIZATION

   TOTAL CLASS A-2A CERTIFICATE BALANCE

CLASS A-2B
            9 West 57th Street                       59           17.86%     3.23x
            Ala Moana Portfolio                      54           51.51%     1.81x
            Loews Lake Las Vegas                     58           64.39%     1.48x
            200 West Adams(4)                        58           80.97%     1.22x
            Lakewood Industrial Portfolio            35           80.90%     1.03x
            Glenborough Rollins Road                 57           75.67%     1.40x
            Glenborough Tierrasante                  57           64.41%     1.67x
            212 Wolcott Street                       60           69.11%     1.20x
            Aventura Industrial Center               33           79.33%     1.17x
            Glenborough Cottontail                   57           70.37%     1.63x
            Mill Ridge Office Center                 35           77.48%     1.20x
            1315 Century Drive                        0           78.40%     1.58x
            29 Prince Street                         60           78.31%     1.19x
            StorQuest - Parker                       36           69.40%     1.04x
            Roseland HQ Building                     22           69.57%     1.38x
            Appalachian Self Storage                  0           77.26%     1.30x

   CLASS A-2B TOTAL BALLOON PAYMENT
   REMAINING CLASS A-2B AMORTIZATION

   TOTAL CLASS A-2B CERTIFICATE BALANCE

CLASS A-3
            Four Seasons Resort Maui(3)              82           70.83%     1.47x
            CGM AmeriCold Portfolio(3)               82           77.92%     1.83x
            Weatherford Plaza(3)                     82           78.71%     1.34x
            Staples(3)                                0           79.12%     1.15x
            Holiday Inn Express & Suites - Ft.
            Wayne(3)                                  0           74.83%     1.70x
            Abercorn Lock N Store(3)                  0           75.90%     1.18x

   CLASS A-3 TOTAL BALLOON PAYMENT
   REMAINING CLASS A-3 AMORTIZATION

   TOTAL CLASS A-3 CERTIFICATE BALANCE

CLASS A-SB
            Four Seasons Resort Maui(3)              82           70.83%     1.47x
            CGM AmeriCold Portfolio(3)               82           77.92%     1.83x
            Weatherford Plaza(3)                     82           78.71%     1.34x
            Staples(3)                                0           79.12%     1.15x
            Holiday Inn Express & Suites - Ft.
            Wayne(3)                                  0           74.83%     1.70x
            Abercorn Lock N Store(3)                  0           75.90%     1.18x
            Parkway Center-Buildings 1,2,4,6         52           80.00%     1.53x
            Chemway Industrial Portfolio             94           77.62%     1.40x
            2435 Commerce Avenue                     86           59.50%     1.76x
            K-Mart Store - Oceanside                  0           61.10%     1.15x

   CLASS A-SB TOTAL BALLOON PAYMENT
   REMAINING CLASS A-SB AMORTIZATION

   TOTAL CLASS A-SB CERTIFICATE BALANCE

(1)  This table identifies mortgage loans in Loan Group 1 (as defined below)
     with respective balloon payment due during the principal paydown window assuming 0% CPR and no losses for the indicated Certificates.

(2)  Same mortgage loan may balloon during principal paydown for one or more classes of Certificates.

(3)  These mortgage loans mature during the principal paydown for A-SB and A-3 at the same time. Based on the assumptions used in preparing this table, a total of approximately $3,000,000 from balloon payments due on these mortgage loans in each of month 82 and month 83 (for a total of approximately $6,000,000 in those two months) would be applied to pay principal of Class A-SB, with the remaining portion of those balloon payments being applied to pay principal of Class A-3. The foregoing table reflects our allocation of any such balloon payment between the A-SB and
     A-3 Classes.

(4)  The 200 West Adams mortgage loan provides for an open prepayment period that commences in January 2010. If that mortgage loan prepays during its open prepayment period, then the principal prepayment could be applied to pay down the total principal balance of the Class A-1 and/or Class A-2A certificates. If this occurs, the principal paid with respect to any of the mortgage loans listed under the sub-heading "Class A-1" and/or "Class A-2A"
     could be applied to one or more classes other than the class or classes indicated. For example, under such circumstances, the balloon payment for the Ala Moana Portfolio mortgage loan could be applied to pay down the principal balance of the Class A-2B certificates.

                                     Page 6

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

--------------------------------------------------------------------------------
                               STRUCTURE OVERVIEW
--------------------------------------------------------------------------------

MORTGAGE POOL:              The Mortgage Pool consists of 380 Mortgage Loans
                            (the "Mortgage Loans") with an aggregate balance as
                            of the Cut-off Date of $6,603,308,266 (the "Initial
                            Mortgage Pool Balance"), subject to a variance of
                            plus or minus 5%, and further subject to the
                            discussion in the next paragraph. The Mortgage Loans
                            are secured by 476 properties (the "Mortgaged
                            Properties") located throughout 44 states and the
                            District of Columbia. The Mortgage Pool will be
                            deemed to consist of 2 loan groups ("Loan Group 1"
                            and "Loan Group 2", respectively, and, each, a "Loan
                            Group"). Loan Group 1 will consist of (i) all of the
                            Mortgage Loans that are not secured by Mortgaged
                            Properties that are multifamily and/or manufactured
                            housing properties and (ii) 2 Mortgage Loans that
                            are secured by Mortgaged Properties that are
                            manufactured housing properties. Loan Group 1 is
                            expected to consist of 314 Mortgage Loans, with an
                            aggregate principal balance as of the Cut-off Date
                            of $5,667,551,612 (the "Initial Loan Group 1
                            Balance"). Loan Group 2 will consist of (i) all of
                            the Mortgage Loans that are secured by Mortgaged
                            Properties that are multifamily, (ii) 8 Mortgage
                            Loans that are secured by Mortgaged Properties that
                            are manufactured housing community properties and
                            (iii) 2 Mortgage Loans that are secured by Mortgaged
                            Properties that are mixed use properties with a
                            multifamily component. Loan Group 2 is expected to
                            consist of 66 Mortgage Loans, with an aggregate
                            principal balance as of the Cut-off Date of
                            $935,756,654 (the "Initial Loan Group 2 Balance").

                            For purposes of calculating distributions on the
                            Certificates, the One World Financial Center
                            Mortgage Loan (as defined herein) is divided into a
                            pooled portion, which will be pooled with the other
                            Mortgage Loans to back the Certificates other than
                            the Class WFC-1, WFC-2, WFC-3 and WFC-4
                            certificates, and a non-pooled portion that will be
                            represented solely by the Class WFC-1, WFC-2, WFC-3
                            and WFC-4 certificates. The non-pooled portion of
                            the One World Financial Center Mortgage Loan is not
                            considered a "Mortgage Loan", is not considered part
                            of the Mortgage Pool, Loan Group 1 or Loan Group 2,
                            is not reflected in the Initial Mortgage Pool
                            Balance, the Initial Loan Group No. 1 Balance or the
                            Initial Loan Group No. 2 Balance and, unless the
                            context indicates otherwise, will be treated as a
                            loan outside the assets of the Trust for statistical
                            purposes. The non-pooled portion of the One World
                            Financial Center Mortgage Loan is generally
                            subordinate to the pooled portion thereof.

PRINCIPAL PAYMENTS:         In general: (i) principal from Loan Group 1 will be
                            distributed on each Distribution Date to the Class
                            A-SB (until its balance reaches a scheduled balance)
                            and, thereafter sequentially to the Class A-1, A-2A,
                            A-2B, A-3, A-SB and A-4 Certificates, in that order,
                            in each case until the balance of the subject class
                            is reduced to zero; and (ii) principal from Loan
                            Group 2 will be distributed on each Distribution
                            Date to the Class A-1A Certificates. However, the
                            Class A-SB, A-1, A-2A, A-2B, A-3, A-SB and A-4
                            Certificates (in the order described in clause (i)
                            of the prior sentence) will be entitled to receive
                            distributions of principal from Loan Group 2 after
                            the total principal balance of the Class A-1A
                            Certificates has been reduced to zero; and Class
                            A-1A Certificates will be entitled to receive
                            distributions of principal from Loan Group 1 after
                            the total principal balance of the Class A-SB, A-1,
                            A-2A, A-2B, A-3 and A-4 Certificates has been
                            reduced to zero. In addition, notwithstanding the
                            foregoing, distributions of principal will be made
                            with respect to the Class A-SB, A-1, A-2A, A-2B,
                            A-3, A-4 and A-1A Certificates on a pro rata basis
                            (by balance) if the total principal balance of the
                            Classes A-MFX, A-MFL and A-J through S Certificates
                            has been reduced to zero as a result of loss
                            allocation. The Class A-MFX and A-MFL Certificates
                            will be entitled to receive distributions of
                            principal on a pari passu and pro rata basis after
                            the total principal balance of Class A-SB, A-1,
                            A-2A, A-2B, A-3, A-4 and A-1A Certificates has been
                            reduced to zero. The Class A-J Certificates will be
                            entitled to receive distributions of principal after
                            the total principal balance of the Class A-MFX and
                            A-MFL Certificates has been reduced to zero.
                            Thereafter, principal will be allocated sequentially
                            (in alphabetical order of Class designation)
                            starting with the Class B Certificates and ending
                            with the Class S Certificates, in each case until
                            retired.

                                     Page 7

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

INTEREST PAYMENTS:          Class XC and XP Certificates will collectively
                            accrue interest on the total principal balance of
                            the Class A-1 through S Certificates (but not the
                            Class WFC certificates) at a rate generally equal to
                            the excess, if any, of the weighted average net
                            coupon for the Mortgage Loans over the weighted
                            average pass-through rate for the Class A-1 through
                            S Certificates (but not the Class WFC certificates).
                            A separate free writing prospectus will describe the
                            notional amounts on which, and the pass-through
                            rates at which, the XC and XP Classes will
                            individually accrue interest. Class XC and XP
                            Certificates will receive payments of interest pari
                            passu and pro rata (based on interest entitlements)
                            with interest on the Class A-1, A-2A, A-2B, A-3,
                            A-SB, A-4 and A-1A Certificates each month, except
                            that interest payments on the Class A-1, A-2A, A-2B,
                            A-3, A-SB and A-4 Certificates are generally to be
                            made out of collections and advances on Loan Group 1
                            and interest payments on the Class A-1A Certificates
                            are generally to be made out of collections and
                            advances on Loan Group 2. Interest payments with
                            respect to Class A-MFL certificates will be subject
                            to reduction if the net WAC of the Mortgage Loans
                            declines below the fixed rate per annum at which
                            interest is payable by the trust to the swap
                            counterparty.

PREPAYMENT INTEREST         Net prepayment interest shortfalls will be allocated
SHORTFALLS:                 pro rata generally based on interest entitlements,
                            in reduction of the interest otherwise payable with
                            respect to each of the interest- bearing certificate
                            classes (except for this purpose, Class A-MFL will
                            be deemed to bear interest at the fixed/WAC/WAC Cap
                            pass-through rate that would be payable thereon
                            without regard to the related interest rate swap
                            agreement).

LOSS ALLOCATION:            Losses will be allocated to each Class of
                            Certificates in reverse alphabetical order starting
                            with Class S through and including Class B, and next
                            to the Class A-J Certificates, and then to the Class
                            A-MFX and A-MFL Certificates on a pro-rata basis.
                            Any remaining losses will be allocated to Classes
                            A-SB, A-1, A-2A, A-2B, A-3, A-4 and A-1A
                            Certificates on a pro rata basis.

PREPAYMENT PREMIUMS:        Prepayment premiums collected with respect to each
                            Loan Group will be allocated between the respective
                            classes of Investment Grade P&I Certificates (i.e.
                            Class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-MFX,
                            A-MFL, A-J, B, C, D, E, F, G, H, J and K
                            Certificates) then entitled to principal
                            distributions with respect to such Loan Group and
                            the Class XC Certificates as follows:

                            A percentage of all prepayment premiums (either
                            fixed prepayment premiums or yield maintenance
                            amount) collected with respect to each Loan Group
                            will be allocated to each class of the Investment
                            Grade P&I Certificates then entitled to principal
                            distributions with respect to such Loan Group, which
                            percentage will be equal to the product of (a) the
                            percentage of the principal distribution amount with
                            respect to the relevant Loan Group that such Class
                            receives, and (b) a fraction (expressed as a
                            percentage which can be no greater than 100% nor
                            less than 0%), the numerator of which is the excess
                            of the pass-through rate of such Class of the
                            Investment Grade P&I Certificates currently
                            receiving principal (except for this purpose, Class
                            A-MFL will be deemed to bear interest at the
                            fixed/WAC/WAC Cap pass-through rate that would be
                            payable thereon without regard to the related
                            interest rate swap agreement) over the relevant
                            discount rate, and the denominator of which is the
                            excess of the mortgage rate of the related Mortgage
                            Loan over the discount rate. However, as long as the
                            related swap agreement is in effect and there is no
                            continuing payment default thereunder, any
                            prepayment premium allocable to Class A-MFL
                            certificates will be payable to the related swap
                            counterparty.

                            Prepayment Premium Allocation Percentage for all
                            Investment Grade P&I Certificates collectively =

                                 (Pass-Through Rate -- Discount Rate)
                                 ------------------------------------
                                 (Mortgage Rate -- Discount Rate)

                            The remaining percentage of the prepayment premiums
                            will be allocated to the Class XC Certificates. In
                            general, this formula provides for an increase in
                            the percentage of prepayment premiums allocated to
                            the Investment Grade P&I Certificates then entitled
                            to principal distributions relative to the Class XC
                            Certificates as discount rates decrease and a
                            decrease in the percentage allocated to such Classes
                            as discount rates rise.

                                     Page 8

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

Allocation of Prepayment Premiums Example

Assumptions:
   Mortgage Rate      =   9%
   Bond Class Rate    =   7%
   Discount Rate      =   6%

Bond Class Allocation =   7% - 6%  = 33 1/3%
                          -------
                          9% - 6%

Class XC Allocation   =   Remaining premiums = 66 2/3% thereof

                      =   100% - Allocation to Investment Grade P&I Certificates

                      =   66 2/3%

                                     Page 9

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

--------------------------------------------------------------------------------
                          MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------

When reviewing this free writing prospectus, including this "Mortgage Pool
Characteristics" section, please note that:

o    All numerical information provided with respect to the underlying Mortgage
     Loans is provided on an approximate basis.

o    References to Initial Mortgage Pool Balance mean the aggregate cut-off date principal balance of all the Mortgage Loans and does not include the principal balance of any related non-trust loans or the subordinate non-pooled portion of the One World Financial Center Mortgage Loan;
     references to the Initial Loan Group 1 balance mean the aggregate cut-off date principal balance of the Mortgage Loans in Loan Group 1 and does not include the principal balance of any related non-trust loans or the subordinate non-pooled portion of the One World Financial Center Mortgage
     Loan; and references to the Initial Loan group 2 balance mean the aggregate cut-off date principal balance of the Mortgage Loans in Loan Group 2 and does not include the principal balance of any related non-trust loans.

o    All weighted average information provided with respect to the Mortgage
     Loans reflects a weighting based on their respective cut-off date principal balances (without regard to the subordinate non-pooled portion of the One
     World Financial Center Mortgage Loan).

o    When information with respect to Mortgaged Properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1
     balance or the Initial Loan Group 2 balance, the percentages are based upon the cut-off date principal balances of the related Mortgage Loans (without regard to the subordinate non-pooled portion of the One World Financial
     Center Mortgage Loan) or allocated portions of those balances.

o    If any of the Mortgage Loans is secured by multiple Mortgaged Properties, a portion of that Mortgage Loan has been allocated to each of those Mortgaged
     Properties for purposes of providing various statistical information.

o    Two (2) of the Mortgage Loans (Four Seasons Resort Maui and Riverton
     Apartments) calculate underwritten net cash flow based on various assumptions regarding projected rental income and/or occupancy.

o    With respect to thirteen (13) Mortgage Loans (Westbury at Lake Brandon
     Apartments, Locust on the Park, Sunset Mall, Desert Business Park
     Buildings, 29 West 30th Street, Federal Express Building, Great Neck
     Promenade, Prairie Vista I & II, Barclay Village Apartments, Seven Farms
     Square Office Building, Shoppes at Summerlin Parkway, Orangecrest Self
     Storage and Sedgefield Downs), the U/W NCF DSCR was calculated based upon:
     (a) re-amortized debt service payments that would be in effect if the subject Mortgage Loan is reduced by a related cash holdback; and/or (b)
     various assumptions regarding the financial performance of the related
     Mortgaged Property that are consistent with the release of the subject cash holdback, letter of credit, or guaranty.

o    With respect to six (6) Mortgage Loans (29 West 30th Street, Federal
     Express Building, Prairie Vista I & II, Barclay Village Apartments, Seven
     Farms Square Office Building and Orangecrest Self Storage), the Cut-off
     Date LTV Ratios and the Maturity Date/ARD LTV Ratios have been calculated based upon the reduction of the principal balances of the respective
     Mortgage Loans by the amount of a related cash holdback. With respect to eleven (11) Mortgage Loans (Riverton Apartments, Grand Plaza, Piedmont 14,
     Westbury at Lake Brandon Apartments, Two Corporate Plaza, Presidio
     Apartments, Shoppes at Summerlin Parkway, Staples, Devon Self Storage,
     StorQuest Parker and 3102 East Hebron), the Cut-off Date LTV Ratios and the
     Maturity Date/ARD LTV Ratios have been calculated using the "as-stabilized"
     appraised value.

o    Nine (9) Mortgage Loans (Ala Moana Portfolio, Mall of America, Four Seasons
     Resort Maui, CGM AmeriCold Portfolio, DB AmeriCold Portfolio, JQH Hotel
     Portfolio B-Note, Bi-Lo Stores, Crown Ridge Apartments and Chestnut Hill
     IV), are each part of a loan combination evidenced by two (2) or more promissory notes which are entitled to loan payments on a
     senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory note(s) will not be included in the trust. With respect to each of these loan combinations, the Cut-off Date
     LTV Ratio, the Maturity Date/ARD LTV Ratio and the U/W NCF DSCR were calculated based upon the senior indebtedness of the loan combination (or, in the case of the JQH Hotel Portfolio B-Note Mortgage Loan, the entire loan combination) and do not reflect any related subordinate non-trust loans. In the case of six of the above-referenced Mortgage Loans (Ala Moana
     Portfolio, Mall of America, Four Seasons Resort Maui, CGM AmeriCold
     Portfolio, DB AmeriCold Portfolio and JQH Hotel Portfolio B-Note), the
     Cut-off Date LTV Ratio, the Maturity Date/ARD LTV Ratio and the U/W NCF
     DSCR also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the subject mortgage loan and, in the case of the JQH Hotel Portfolio B-Note, also takes into account the non-trust loan in the related loan combination that is senior in right of payment thereto.

o    With respect to the One World Financial Center Mortgage Loan, the Cut-off
     Date LTV Ratio, the Maturity Date/ARD LTV Ratio and the U/W NCF DSCR were calculated based upon the senior pooled portion and do not reflect the subordinate non-pooled portion.

o    ARD means anticipated repayment date.

o    The Remaining Amortization Terms were presented without regard to interest only loans.

o    U/W NCF DSCR means a debt service coverage ratio based on the underwritten net cash flow.

                                     Page 10

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

--------------------------------------------------------------------------------
                          MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------

                                                        ALL MORTGAGE
SUMMARY OF COLLATERAL CHARACTERISTICS                       LOANS        LOAN GROUP 1    LOAN GROUP 2
-----------------------------------------------------------------------------------------------------

Initial Mortgage Pool Balance ......................   $6,603,308,266   $5,667,551,612   $935,756,654
Number of Mortgage Loans ...........................              380              314             66
Number of Properties ...............................              476              407             69
Average Mortgage Loan Cut-off Date Balance .........   $   17,377,127   $   18,049,527   $ 14,178,131
Lowest Mortgage Loan Cut-off Date Balance ..........   $    1,097,691   $    1,097,691   $  1,200,000
Highest Mortgage Loan Cut-off Date Balance .........   $  400,000,000   $  400,000,000   $225,000,000
Weighted Average Mortgage Rate .....................           5.7219%          5.7089%        5.8012%
Lowest Mortgage Rate ...............................           5.0600%          5.1740%        5.0600%
Highest Mortgage Rate ..............................           9.0000%          9.0000%        6.5100%
Weighted Average U/W NCF DSCR ......................             1.54x            1.58x          1.35x
Lowest U/W NCF DSCR ................................             1.00x            1.00x          1.00x
Highest U/W NCF DSCR ...............................             4.33x            4.33x          2.63x
Weighted Average Cut-off Date LTV Ratio ............            66.77%           65.92%         71.91%
Lowest Cut-off Date LTV Ratio ......................            17.86%           17.86%         36.64%
Highest Cut-off Date LTV Ratio .....................            82.00%           82.00%         80.58%
Weighted Average Original Term to Scheduled
   Maturity/ARD ....................................       104 months       105 months     100 months
Shortest Original Term to Scheduled Maturity/ARD ...        60 months        60 months      60 months
Longest Original Term to Scheduled Maturity/ARD ....       301 months       301 months     180 months
Weighted Average Remaining Term to Scheduled
   Maturity/ARD ....................................       101 months       102 months      97 months
Shortest Remaining Term to Scheduled Maturity/ARD ..        39 months        39 months      58 months
Longest Remaining Term to Scheduled Maturity/ARD ...       240 months       240 months     180 months
Weighted Average Remaining Amortization Term .......       352 months       350 months     358 months
Shortest Remaining Amortization Term ...............       130 months       130 months     298 months
Longest Remaining Amortization Term ................       420 months       420 months     420 months
Weighted Average Mortgage Loan Seasoning ...........         3 months         3 months       2 months
Shortest Mortgage Loan Seasoning ...................         0 months         0 months       0 months
Longest Mortgage Loan Seasoning ....................       166 months       166 months      18 months
Weighted Average Partial Interest Only Period ......        46 months        44 months      53 months
Shortest Partial Interest Only Period ..............        12 months        12 months      12 months
Longest Partial Interest Only Period ...............        60 months        60 months      60 months

----------

                                     Page 11

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

--------------------------------------------------------------------------------
                          MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------

PROPERTY TYPE

                                                                                          WTD. AVG.
                                               AGGREGATE     % OF INITIAL                  CUT-OFF
                                NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.        DATE
      PROPERTY TYPE             MORTGAGED      PRINCIPAL         POOL        U/W NCF    LOAN-TO-VALUE
         SUBTYPE               PROPERTIES       BALANCE        BALANCE         DSCR         RATIO
-----------------------------------------------------------------------------------------------------

Office                             103      $2,150,176,215        32.6%        1.72x        59.06%
   CBD                              14       1,186,028,294        18.0         2.04         49.12
   Suburban                         76         848,666,710        12.9         1.35         71.28
   Medical Office                   13         115,481,211         1.7         1.26         71.31
Retail                             112       1,733,045,597        26.2         1.43         69.44
   Regional Mall                     6         976,994,720        14.8         1.52         67.40
   Anchored                         29         430,439,994         6.5         1.29         73.04
   Unanchored                       45         210,358,565         3.2         1.33         71.52
   Anchored, Single Tenant          21          66,226,554         1.0         1.23         70.97
   Shadow Anchored                   9          44,638,904         0.7         1.45         70.06
   Unanchored, Single Tenant         2           4,386,859         0.1         1.87         41.50
Multifamily                         59         896,682,537        13.6         1.34         72.41
   Conventional                     45         592,636,202         9.0         1.18         74.50
   High -- Rise                      1         225,000,000         3.4         1.73         66.18
   Student Housing                   9          45,135,250         0.7         1.24         77.33
   Senior Housing                    4          33,911,085         0.5         1.57         70.87
Hospitality                         35         742,496,693        11.2         1.57         66.80
   Full Service                     13         574,897,395         8.7         1.60         65.64
   Limited Service                  19         136,785,859         2.1         1.49         69.79
   Extended Stay                     3          30,813,439         0.5         1.42         75.04
Industrial                          93         679,668,122        10.3         1.64         76.28
Mixed Use                           14         175,657,302         2.7         1.33         68.22
Self Storage                        46         158,150,300         2.4         1.31         66.42
Manufactured Housing                10          53,174,118         0.8         1.41         70.44
Other                                2          10,057,383         0.2         1.43         65.69
Land                                 2           4,200,000         0.1         1.24         75.47
-----------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                  476      $6,603,308,266       100.0%        1.54x        66.77%
=====================================================================================================

GEOGRAPHIC DISTRIBUTION

                                                                                               WTD. AVG.
                                                                                                CUT-OFF
                              NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL                       DATE
                              MORTGAGED     DATE PRINCIPAL    MORTGAGE POOL     WTD. AVG.    LOAN-TO-VALUE
STATE/REGION                 PROPERTIES        BALANCE           BALANCE      U/W NCF DSCR       RATIO
----------------------------------------------------------------------------------------------------------

New York                         55         $1,227,261,447         18.6%          2.05x          49.06%
California                       50            695,011,077         10.5           1.34           67.32
   Southern California (1)       38            510,759,790          7.7           1.35           66.65
   Northern California (1)       12            184,251,287          2.8           1.30           69.20
Hawaii                            6            661,800,000         10.0           1.67           59.23
Texas                            47            465,261,091          7.0           1.37           73.64
Minnesota                         4            316,728,453          4.8           1.44           74.87
Pennsylvania                     15            266,747,422          4.0           1.65           65.35
Florida                          24            235,206,875          3.6           1.29           72.95
North Carolina                   21            235,044,444          3.6           1.44           75.36
Illinois                         11            224,669,219          3.4           1.23           75.68
Colorado                         10            203,997,998          3.1           1.27           77.25
Other                           233          2,071,580,242         31.4           1.42           73.22
----------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                 476         $6,603,308,266        100.0%          1.54x          66.77%
==========================================================================================================

(1)  Northern California includes areas with zip codes of 93720 and above, and
     Southern California includes areas with zip codes of below 92870.

                                     Page 12

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

--------------------------------------------------------------------------------
                          MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------

INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)

                          MONTHS FOLLOWING CUT-OFF DATE

   PREPAYMENT RESTRICTION          0       12       24       36       48       60       72       84       96       108      120
---------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan Pool Balance(2)   100.00%   99.84%   99.65%   99.38%   98.94%   76.04%   75.47%   67.39%   66.48%   62.46%    0.09%
Locked/Defeasance(3)             98.31%   92.41%   88.09%   82.14%   73.69%   81.47%   81.47%   85.31%   85.70%   85.07%    1.95%
   Locked(3)                     98.05%   92.15%   87.57%    5.91%    0.38%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
   Defeasance(3)                  0.26%    0.26%    0.51%   76.23%   73.31%   81.47%   81.47%   85.31%   85.70%   85.07%    1.95%
Yield Maintenance (All)           1.69%    7.59%   11.91%   16.34%   18.38%   18.41%   18.42%   14.47%   14.17%   14.28%    1.13%
   Grtr1%UPBorYM                  1.69%    7.59%   11.91%   11.89%   13.92%   12.61%   12.58%   13.56%   13.27%   13.33%    1.13%
   Grtr1%UPBorYMorDefeasance      0.00%    0.00%    0.00%    4.45%    4.46%    5.80%    5.83%    0.90%    0.90%    0.95%    0.00%
Penalty (All)                     0.00%    0.00%    0.00%    0.00%    0.00%    0.12%    0.06%    0.07%    0.07%    0.07%    0.00%
Penalty5%UPB                      0.00%    0.00%    0.00%    0.00%    0.00%    0.06%    0.00%    0.00%    0.00%    0.00%    0.00%
Penalty4%UPB                      0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.06%    0.00%    0.00%    0.00%    0.00%
Penalty3%UPB                      0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.07%    0.00%    0.00%    0.00%
Penalty2%UPB                      0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.07%    0.00%    0.00%
Penalty1%UPB                      0.00%    0.00%    0.00%    0.00%    0.00%    0.06%    0.00%    0.00%    0.00%    0.07%    0.00%
Open                              0.00%    0.00%    0.00%    1.52%    7.93%    0.00%    0.06%    0.16%    0.06%    0.58%   96.92%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                           100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
=================================================================================================================================

(1)  All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance (excluding the non-pooled subordinate portion of the One World
     Financial Center Mortgage Loan) at the specified point in time.

(2)  Remaining aggregate mortgage loan pool balance as a percentage of the
     Initial Mortgage Pool Balance at the specified point in time.

(3)  Four of the Mortgage Loans, representing 0.3% of the Initial Mortgage Pool
     Balance, currently permit the related borrower to defease the mortgage loan. Two other Mortgage Loans, representing 0.4% of the Initial Mortgage
     Pool Balance, permit the related borrower to defease the mortgage loan prior to the second anniversary of the date of initial issuance of the
     Certificates. If the related borrower defeases any of these 6 mortgage loans on a date that is earlier than the second anniversary of the startup date of the applicable loan REMIC, which will generally be the date of initial issuance of the Certificates, then the related mortgage loan seller or other prior holder, as applicable, will be obligated to repurchase the subject mortgage loan from the Trust.

                                     Page 13

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
                                              AGGREGATE     % OF INITIAL                 DATE
                               NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
    RANGE OF CUT-OFF DATE       MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
     PRINCIPAL BALANCES          LOANS         BALANCE         BALANCE        DSCR       RATIO
------------------------------------------------------------------------------------------------

    $1,097,691 to $4,999,999      170      $  501,744,224         7.6%        1.42x       66.92%
    $5,000,000 to $9,999,999       95         681,027,706        10.3         1.35        71.95
  $10,000,000 to $14,999,999       39         456,343,067         6.9         1.32        73.90
  $15,000,000 to $19,999,999       21         364,791,096         5.5         1.28        74.00
  $20,000,000 to $24,999,999        7         155,250,000         2.4         1.40        72.76
  $25,000,000 to $29,999,999       10         266,397,173         4.0         1.28        71.26
  $30,000,000 to $39,999,999       10         340,295,000         5.2         1.23        73.63
  $40,000,000 to $49,999,999        5         216,250,000         3.3         1.30        70.05
  $50,000,000 to $74,999,999        4         232,500,000         3.5         1.31        71.05
  $75,000,000 to $99,999,999        5         412,410,000         6.2         1.43        68.29
$100,000,000 to $400,000,000       14       2,976,300,000        45.1         1.80        61.30
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 380      $6,603,308,266       100.0%        1.54x       66.77%
================================================================================================

MORTGAGE RATES

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
                                              AGGREGATE     % OF INITIAL                 DATE
                               NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
          RANGE OF              MORTGAGE       PRINCIPAL        POOL        U/W NCF      VALUE
       MORTGAGE RATES            LOANS         BALANCE         BALANCE        DSCR       RATIO
------------------------------------------------------------------------------------------------

5.0600% to 5.4999%                 14      $1,123,298,254        17.0%        2.22x       54.78%
5.5000% to 5.7499%                103       2,582,367,312        39.1         1.44        65.77
5.7500% to 5.9999%                177       2,220,028,131        33.6         1.37        72.68
6.0000% to 6.4999%                 71         594,714,017         9.0         1.40        71.13
6.5000% to 6.9999%                  7          43,012,461         0.7         1.37        73.26
7.0000% to 9.0000%                  8          39,888,093         0.6         1.29        68.47
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 380      $6,603,308,266       100.0%        1.54x       66.77%
================================================================================================

ORIGINAL TERM TO MATURITY OR ARD

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
        RANGE OF                              AGGREGATE     % OF INITIAL                 DATE
    ORIGINAL TERMS             NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
   TO MATURITY/ARD              MORTGAGE       PRINCIPAL        POOL        U/W NCF      VALUE
       (MONTHS)                  LOANS         BALANCE         BALANCE       DSCR        RATIO
------------------------------------------------------------------------------------------------

          60                       23      $1,477,152,858        22.4%        2.04x       51.37%
          84                       10         495,869,359         7.5         1.61        73.78
      90 to 109                     4         198,964,931         3.0         2.03        75.34
      120 to 121                  338       4,413,694,195        66.8         1.35        70.75
      180 to 301                    5          17,626,925         0.3         1.03        68.42
------------------------------------------------------------------------------------------------
  TOTAL / WTD. AVG.               380      $6,603,308,266       100.0%        1.54x       66.77%
================================================================================================

REMAINING TERM TO MATURITY OR ARD

                                                                                       WTD. AVG.
       RANGE OF                                                                        CUT-OFF
      REMAINING                               AGGREGATE     % OF INITIAL                 DATE
      TERMS TO                 NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
    MATURITY/ ARD               MORTGAGE       PRINCIPAL        POOL        U/W NCF      VALUE
        (MOS.)                   LOANS         BALANCE         BALANCE       DSCR        RATIO
------------------------------------------------------------------------------------------------

  39 to 59                         23      $1,465,650,506        22.2%        2.05x       51.09%
  60 to 83                         14         525,369,359         8.0         1.58        73.68
 84 to 114                         21         326,935,807         5.0         1.73        75.21
115 to 120                        317       4,267,725,670        64.6         1.36        70.65
121 to 240                          5          17,626,925         0.3         1.03        68.42
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 380      $6,603,308,266       100.0%        1.54x       66.77%
================================================================================================

ORIGINAL AMORTIZATION TERM

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
        RANGE OF                              AGGREGATE     % OF INITIAL                 DATE
       ORIGINAL                NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
     AMORTIZATION               MORTGAGE       PRINCIPAL        POOL        U/W NCF      VALUE
    TERMS (MONTHS)               LOANS         BALANCE         BALANCE       DSCR        RATIO
------------------------------------------------------------------------------------------------

  Interest Only                    66      $4,009,870,000        60.7%        1.70x       63.28%
       240                         11          42,307,690         0.6         1.37        61.21
       252                          1           5,407,383         0.1         1.00        75.84
       296                          1           2,965,892         0.0         1.02        58.15
       300                         30         197,659,028         3.0         1.44        65.99
       336                          2          16,050,000         0.2         1.19        80.13
       360                        267       2,308,973,273        35.0         1.30        72.78
       420                          2          20,075,000         0.3         1.18        79.44
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 380      $6,603,308,266       100.0%        1.54x       66.77%
================================================================================================

REMAINING AMORTIZATION TERM

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
         RANGE OF                             AGGREGATE     % OF INITIAL                 DATE
        REMAINING              NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
       AMORTIZATION             MORTGAGE       PRINCIPAL        POOL        U/W NCF      VALUE
      TERMS (MONTHS)             LOANS         BALANCE         BALANCE        DSCR        RATIO
------------------------------------------------------------------------------------------------

  Interest Only                    66      $4,009,870,000        60.7%        1.70x       63.28%
    130 to 240                     15          60,466,533         0.9         1.26        63.25
    241 to 300                     31         199,714,191         3.0         1.47        65.78
    301 to 360                    266       2,313,182,542        35.0         1.30        72.89
    361 to 420                      2          20,075,000         0.3         1.18        79.44
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 380      $6,603,308,266       100.0%        1.54x       66.77%
================================================================================================

MORTGAGE LOAN TYPE

                                                                                       WTD. AVG.
                                                                                        CUT-OFF
                                              AGGREGATE     % OF INITIAL                 DATE
                               NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
                                MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
     MORTGAGE LOAN TYPE          LOANS         BALANCE         BALANCE        DSCR        RATIO
------------------------------------------------------------------------------------------------

Interest Only                      57      $3,909,860,000        59.2%        1.69x       63.58%
Partial IO/Balloon                162       1,857,408,800        28.1         1.27        73.47
Balloon                           146         696,457,542        10.5         1.43        68.81
Interest Only/ARD                   9         100,010,000         1.5         1.91        51.87
Partial IO/ARD                      2          23,520,000         0.4         1.25        69.38
Fully Amortizing                    4          16,051,925         0.2         1.02        70.96
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 380      $6,603,308,266       100.0%        1.54x       66.77%
================================================================================================

                                     Page 14

                            FREE WRITING PROSPECTUS
                                  CD 2007-CD4

--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

UNDERWRITTEN NCF DSCR

                                                                            WTD. AVG.
                                                                             CUT-OFF
                                   AGGREGATE     % OF INITIAL                 DATE
                    NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
  RANGE OF U/W      MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
   NCF DSCR           LOANS         BALANCE        BALANCE        DSCR        RATIO
-------------------------------------------------------------------------------------

 1.00x to 1.09x         18      $  308,198,842        4.7%         1.02x      75.42%
 1.10x to 1.19x         52         586,586,328        8.9          1.16       74.49
 1.20x to 1.24x        100       1,057,824,422       16.0          1.22       76.33
 1.25x to 1.29x         43         603,701,914        9.1          1.26       75.81
 1.30x to 1.34x         32         251,779,664        3.8          1.31       71.96
 1.35x to 1.39x         28         189,843,981        2.9          1.36       71.39
 1.40x to 1.44x         15         695,265,672       10.5          1.43       65.12
 1.45x to 1.49x         18         867,620,477       13.1          1.47       70.80
 1.50x to 1.99x         51       1,278,703,776       19.4          1.74       61.62
 2.00x to 4.33x         23         763,783,190       11.6          2.70       39.67
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.      380      $6,603,308,266      100.0%         1.54x      66.77%
=====================================================================================

PREPAYMENT PROVISION TYPE

                                                                                 WTD. AVG.
                                                                                 CUT-OFF
                                      AGGREGATE      % OF INITIAL                  DATE
                        NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
      PREPAYMENT        MORTGAGE       PRINCIPAL         POOL        U/W NCF       VALUE
       PREMIUM            LOANS         BALANCE         BALANCE        DSCR        RATIO
------------------------------------------------------------------------------------------

LO/Defeasance(1)           299      $5,343,330,719       80.9%        1.58x        66.05%
LO/Grtrx%UPBorYM(2)         73         865,582,945       13.1         1.37         70.51
LO/Grtrx%UPBorYM/(i)
Grtrx%UPBorYMor(ii)
   Defeasance                1         250,000,000        3.8         1.47         70.83
Grtrx%UPBorYM(2)             5         102,394,602        1.6         1.48         66.21
LO/(i)Grtrx%UPBorYMor
   (ii)Defeasance            2          42,000,000        0.6         1.74         58.81
------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.          380      $6,603,308,266      100.0%        1.54x        66.77%
==========================================================================================

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                            WTD. AVG.
                                                                             CUT-OFF
                                   AGGREGATE     % OF INITIAL                 DATE
    RANGE OF        NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
  CUT-OFF DATE       MORTGAGE      PRINCIPAL         POOL        U/W NCF     VALUE
    LTV RATIO         LOANS         BALANCE        BALANCE         DSCR       RATIO
-------------------------------------------------------------------------------------

17.86% to 60.00%        63      $1,502,990,122       22.8%         2.14x      42.41%
60.01% to 65.00%        24         255,639,644        3.9          1.46       63.58
65.01% to 70.00%        59       1,043,915,629       15.8          1.42       67.51
70.01% to 75.00%        82       1,098,171,727       16.6          1.32       72.28
75.01% to 80.00%       142       2,418,416,144       36.6          1.38       77.78
80.01% to 82.00%        10         284,175,000        4.3          1.20       80.84
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.      380      $6,603,308,266      100.0%         1.54x      66.77%
=====================================================================================

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO

                                                                            WTD. AVG.
                                                                             CUT-OFF
RANGE OF MATURITY                  AGGREGATE     % OF INITIAL                  DATE
    DATE/ARD        NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
    LOAN-TO-        MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
  VALUE RATIO         LOANS         BALANCE         BALANCE        DSCR       RATIO
-------------------------------------------------------------------------------------

0.00% to 50.00%         56      $  935,895,155       14.2%         2.30x      36.70%
50.01% to 60.00%        65         864,717,099       13.1          1.70       57.18
60.01% to 65.00%        67         642,531,040        9.7          1.33       69.47
65.01% to 70.00%        93       1,301,819,441       19.7          1.36       71.33
70.01% to 80.00%        97       2,747,845,531       41.6          1.39       76.67
80.01% to 80.97%         2         110,500,000        1.7          1.24       80.89
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.      380      $6,603,308,266      100.0%         1.54x      66.77%
=====================================================================================

ENCUMBERED INTEREST

                                                                                          WTD. AVG.
                                                                                           CUT-OFF
                                                 AGGREGATE     % OF INITIAL                 DATE
                                 NUMBER OF     CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
          ENCUMBERED              MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
           INTEREST              PROPERTIES       BALANCE         BALANCE        DSCR       RATIO
---------------------------------------------------------------------------------------------------

Fee Simple                           451      $5,607,585,454       84.9%         1.44x      70.53%
Leasehold                             19         791,483,831       12.0          2.32       38.03
Fee in Part, Leasehold in Part         6         204,238,982        3.1          1.47       74.90
---------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                    476      $6,603,308,266      100.0%         1.54x      66.77%
===================================================================================================

SEASONING

                                                                            WTD. AVG.
                                                                             CUT-OFF
                                   AGGREGATE     % OF INITIAL                 DATE
                    NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
    SEASONING       MORTGAGE      PRINCIPAL          POOL        U/W NCF      VALUE
    (MONTHS)          LOANS        BALANCE          BALANCE        DSCR       RATIO
-------------------------------------------------------------------------------------

0 to 6                 359      $6,459,204,740       97.8%         1.55x      66.58%
7 to 12                 11          68,153,953        1.0          1.36       76.85
13 to 24                 3          45,950,000        0.7          1.10       79.33
25 to 70                 2           6,620,025        0.1          1.65       61.03
71 to 166                5          23,379,548        0.4          1.07       67.38
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.      380      $6,603,308,266      100.0%         1.54x      66.77%
=====================================================================================

PARTIAL INTEREST ONLY PERIOD

                                                                            WTD. AVG.
                                                                             CUT-OFF
                                   AGGREGATE     % OF INITIAL                  DATE
 RANGE OF PARTIAL   NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
  INTEREST ONLY      MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
     PERIODS          LOANS         BALANCE         BALANCE        DSCR       RATIO
-------------------------------------------------------------------------------------

12                        3     $   15,415,000       0.2%         1.24x       79.42%
18 to 24                 33        311,379,000       4.7          1.53        68.75
30 to 36                 56        546,742,800       8.3          1.26        72.60
48 to 60                 72      1,007,392,000      15.3          1.20        75.21
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       164     $1,880,928,800      28.5%         1.27x       73.42%
=====================================================================================

(1)  Four of the Mortgage Loans, representing 0.3% of the Initial Mortgage Pool
     Balance, currently permit the related borrower to defease the mortgage loan. Two other Mortgage Loans, representing 0.4% of the Initial Mortgage
     Pool Balance, permit the related borrower to defease the mortgage loan prior to the second anniversary of the date of initial issuance of the
     Certificates. For tax reasons, if the related borrower defeases any of these 6 mortgage loans on a date that is earlier than the second anniversary of the startup date of the applicable loan REMIC, which will generally be the date of initial issuance of the Certificates, then the related mortgage loan seller or other prior holder, as applicable, will be obligated to repurchase the subject mortgage loan from the Trust.

(2)  Includes one Mortgage Loan that provides for subsequent prepayment consideration periods.

                                     Page 15

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

PROPERTY TYPE

                                                    AGGREGATE                                  WTD. AVG.
                                  NUMBER OF       CUT-OFF DATE    % OF INITIAL   WTD. AVG.   CUT-OFF DATE
        PROPERTY TYPE             MORTGAGED         PRINCIPAL     LOAN GROUP 1    U/W NCF    LOAN-TO-VALUE
          SUBTYPE                 PROPERTIES         BALANCE         BALANCE        DSCR         RATIO
----------------------------------------------------------------------------------------------------------

Office                               103         $2,150,176,215        37.9%        1.72x         59.06%
   CBD                                14          1,186,028,294        20.9         2.04          49.12
   Suburban                           76            848,666,710        15.0         1.35          71.28
   Medical Office                     13            115,481,211         2.0         1.26          71.31
Retail                               112          1,733,045,597        30.6         1.43          69.44
   Regional Mall                       6            976,994,720        17.2         1.52          67.40
   Anchored                           29            430,439,994         7.6         1.29          73.04
   Unanchored                         45            210,358,565         3.7         1.33          71.52
   Anchored, Single Tenant            21             66,226,554         1.2         1.23          70.97
   Shadow Anchored                     9             44,638,904         0.8         1.45          70.06
   Unanchored, Single Tenant           2              4,386,859         0.1         1.87          41.50
Hospitality                           35            742,496,693        13.1         1.57          66.80
  Full Service                        13            574,897,395        10.1         1.60          65.64
  Limited Service                     19            136,785,859         2.4         1.49          69.79
  Extended Stay                        3             30,813,439         0.5         1.42          75.04
Industrial                            93            679,668,122        12.0         1.64          76.28
Mixed Use                             12            164,357,302         2.9         1.31          69.59
Self Storage                          46            158,150,300         2.8         1.31          66.42
Manufactured Housing                   2             25,400,000         0.4         1.31          75.90
Other                                  2             10,057,383         0.2         1.43          65.69
Land                                   2              4,200,000         0.1         1.24          75.47
----------------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                    407         $5,667,551,612       100.0%        1.58x         65.92%
==========================================================================================================

GEOGRAPHIC DISTRIBUTION

                                                 AGGREGATE                                    WTD. AVG.
                                   NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.    CUT-OFF DATE
                                   MORTGAGED      PRINCIPAL     LOAN GROUP 1    U/W NCF     LOAN-TO-VALUE
       STATE/REGION               PROPERTIES       BALANCE         BALANCE        DSCR         RATIO
---------------------------------------------------------------------------------------------------------

New York                              50       $  966,311,447       17.0%         2.15x         44.35%
Hawaii                                 6          661,800,000       11.7          1.67          59.23
California                            46          561,501,077        9.9          1.39          66.68
   Southern California(1)             35          456,159,790        8.0          1.36          66.62
   Northern California(1)             11          105,341,287        1.9          1.53          66.93
Texas                                 40          404,076,168        7.1          1.38          73.52
Minnesota                              3          312,388,459        5.5          1.44          75.07
Pennsylvania                          12          224,447,422        4.0          1.74          63.37
North Carolina                        17          224,415,513        4.0          1.45          75.36
Illinois                              10          215,494,219        3.8          1.24          75.67
Colorado                              10          203,997,998        3.6          1.27          77.25
Arkansas                               6          167,843,943        3.0          1.44          79.18
Other                                207        1,725,275,367       30.4          1.44          72.15
---------------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                    407       $5,667,551,612      100.0%         1.58x         65.92%
=========================================================================================================

(1)  Northern California includes areas with zip codes of 93720 and above, and
     Southern California includes areas with zip codes of below 92870.

                                     Page 16

                            FREE WRITING PROSPECTUS
                                  CD 2007-CD4

--------------------------------------------------------------------------------
INITIAL LOAN GROUP 1 POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)
--------------------------------------------------------------------------------

                          MONTHS FOLLOWING CUT-OFF DATE

    PREPAYMENT RESTRICTION         0       12       24       36       48       60      72      84      96      108     120
----------------------------------------------------------------------------------------------------------------------------

Mortgage Loan Pool Blanace (2)  100.00%   99.84%   99.64%   99.37%   98.90%  77.76%   77.21%  68.18%  67.24%  63.42%   0.09%
Locked/Defeasance(3)             98.18%   92.59%   92.17%   87.10%   77.27%  82.82%   82.82%  87.18%  87.65%  86.72%   1.96%
   Locked(3)                     97.88%   92.29%   91.88%    6.66%    0.32%   0.00%    0.00%   0.00%   0.00%   0.00%   0.00%
   Defeasance(3)                  0.30%    0.30%    0.29%   80.43%   76.95%  82.82%   82.82%  87.18%  87.65%  86.72%   1.96%
Yield Maintenance (All)           1.82%    7.41%    7.83%   11.13%   13.48%  17.12%   17.11%  12.64%  12.29%  12.85%   0.47%
   Grtr1%UPBorYM                  1.82%    7.41%    7.83%    5.94%    8.28%  10.51%   10.47%  11.60%  11.24%  11.76%   0.47%
   Grtr1%UPBorYMorDefeasance      0.00%    0.00%    0.00%    5.18%    5.20%   6.61%    6.64%   1.04%   1.04%   1.09%   0.00%
Penalty (All)                     0.00%    0.00%    0.00%    0.00%    0.00%   0.06%    0.00%   0.00%   0.00%   0.00%   0.00%
   Penalty1%UPB                   0.00%    0.00%    0.00%    0.00%    0.00%   0.06%    0.00%   0.00%   0.00%   0.00%   0.00%
Open                              0.00%    0.00%    0.00%    1.78%    9.24%   0.00%    0.06%   0.18%   0.07%   0.43%  97.57%
----------------------------------------------------------------------------------------------------------------------------
TOTAL                           100.00%  100.00%  100.00%  100.00%  100.00% 100.00%  100.00% 100.00% 100.00% 100.00% 100.00%
============================================================================================================================

(1)  All numbers, unless otherwise noted, are as a percentage of the aggregate
     Loan Group 1 balance (excluding the non-pooled subordinate portion of the
     One World Financial Center Mortgage Loan) at the specified point in time.

(2)  Remaining aggregate mortgage loan pool balance as a percentage of the
     Initial Loan Group 1 Balance at the specified point in time.

(3)  Four of the Mortgage Loans representing 0.3% of the Initial Loan Group No.
     1 Balance, currently permit the related borrower to defease the mortgage loan. Another Mortgage Loan, representing 0.2% of the Initial Loan Group
     No. 1 Balance permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of initial issuance of the
     Certificates. If the related borrower defeases any of these 5 mortgage loans on a date that is earlier than the second anniversary of the start-up date of the applicable loan REMIC, which will generally be the date of initial issuance of the Certificates, then the related mortgage loan seller or other prior holder, as applicable, will be obligated to repurchase the subject mortgage loan from the Trust.

                                     Page 17

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE

                                                                                      WTD. AVG.
                                             AGGREGATE                                 CUT-OFF
                                NUMBER        CUT-OFF          % OF                      DATE
                                  OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
      RANGE OF CUT-OFF         MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
   DATE PRINCIPAL BALANCES       LOANS        BALANCE         BALANCE        DSCR       RATIO
-----------------------------------------------------------------------------------------------

  $1,097,691 to   $4,999,999      146     $  429,692,721         7.6%        1.43x      66.61%
  $5,000,000 to   $9,999,999       74        526,692,972         9.3         1.35       71.73
 $10,000,000 to  $14,999,999       31        363,544,650         6.4         1.31       73.68
 $15,000,000 to  $19,999,999       18        310,291,096         5.5         1.29       74.09
 $20,000,000 to  $24,999,999        6        131,200,000         2.3         1.44       71.45
 $25,000,000 to  $29,999,999        7        188,885,173         3.3         1.32       71.63
 $30,000,000 to  $39,999,999        8        271,695,000         4.8         1.25       72.15
 $40,000,000 to  $49,999,999        3        128,250,000         2.3         1.45       65.38
 $50,000,000 to  $74,999,999        4        232,500,000         4.1         1.31       71.05
 $75,000,000 to  $99,999,999        4        333,500,000         5.9         1.53       67.36
$100,000,000 to $400,000,000       13      2,751,300,000        48.5         1.80       60.90
-----------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 314     $5,667,551,612       100.0%        1.58x      65.92%
===============================================================================================

MORTGAGE RATES

                                                                            WTD. AVG.
                                   AGGREGATE                                 CUT-OFF
                      NUMBER        CUT-OFF          % OF                      DATE
                        OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
       RANGE         MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
 OF MORTGAGE RATES     LOANS        BALANCE         BALANCE        DSCR       RATIO
-------------------------------------------------------------------------------------

5.1740% to 5.4999%        7     $1,051,000,000        18.5%        2.29x      53.16%
5.5000% to 5.7499%       82      2,300,642,400        40.6         1.46       64.96
5.7500% to 5.9999%      153      1,741,432,747        30.7         1.35       73.36
6.0000% to 6.4999%       59        494,542,449         8.7         1.44       70.44
6.5000% to 9.0000%       13         79,934,016         1.4         1.33       71.40
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       314     $5,667,551,612       100.0%        1.58x      65.92%
=====================================================================================

ORIGINAL TERM TO MATURITY OR ARD

                                                                            WTD. AVG.
                                   AGGREGATE                                 CUT-OFF
                      NUMBER        CUT-OFF          % OF                      DATE
     RANGE OF           OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
 ORIGINAL TERMS TO   MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
MATURITY/ARD (MOS)     LOANS        BALANCE         BALANCE       DSCR        RATIO
-------------------------------------------------------------------------------------

    60                   16     $1,165,462,858        20.6%        2.15x      46.81%
    84                    7        480,149,359         8.5         1.60       74.30
90 to 109                 4        198,964,931         3.5         2.03       75.34
120 to 121              283      3,806,922,540        67.2         1.38       70.20
180 to 301                4         16,051,925         0.3         1.02       70.96
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       314     $5,667,551,612       100.0%        1.58x      65.92%
=====================================================================================

REMAINING TERM TO MATURITY OR ARD

                                                                            WTD. AVG.
                                   AGGREGATE                                 CUT-OFF
                      NUMBER        CUT-OFF          % OF                      DATE
     RANGE OF           OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
REMAINING TERMS TO   MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
MATURITY/ARD (MOS)     LOANS        BALANCE         BALANCE        DSCR       RATIO
-------------------------------------------------------------------------------------

 39 to 59                17     $1,159,360,506        20.5%        2.16x      46.54%
 60 to 83                10        504,249,359         8.9         1.58       74.18
 84 to 114               14        267,014,978         4.7         1.87       74.32
115 to 120              269      3,720,874,844        65.7         1.38       70.22
121 to 240                4         16,051,925         0.3         1.02       70.96
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       314     $5,667,551,612       100.0%        1.58x      65.92%
=====================================================================================

ORIGINAL AMORTIZATION TERM

                                                                            WTD. AVG.
                                   AGGREGATE                                 CUT-OFF
     RANGE OF         NUMBER        CUT-OFF          % OF                      DATE
     ORIGINAL           OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
   AMORTIZATION      MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
   TERMS (MOS)         LOANS        BALANCE         BALANCE       DSCR        RATIO
-------------------------------------------------------------------------------------

  Interest Only          51     $3,525,420,000        62.2%        1.72x      62.57%
       240               11         42,307,690         0.7         1.37       61.21
       252                1          5,407,383         0.1         1.00       75.84
       296                1          2,965,892         0.1         1.02       58.15
       300               28        180,993,778         3.2         1.47       64.94
       336                1          7,700,000         0.1         1.21       80.38
       360              220      1,890,381,869        33.4         1.32       72.21
       420                1         12,375,000         0.2         1.17       79.33
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       314     $5,667,551,612       100.0%        1.58x      65.92%
=====================================================================================

REMAINING AMORTIZATION TERM

                                                                            WTD. AVG.
                                   AGGREGATE                                 CUT-OFF
     RANGE OF         NUMBER        CUT-OFF          % OF                      DATE
     REMAINING          OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
   AMORTIZATION      MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
    TERMS (MOS)        LOANS        BALANCE         BALANCE        DSCR       RATIO
-------------------------------------------------------------------------------------

Interest Only            51     $3,525,420,000        62.2%        1.72x      62.57%
130 to 240               15         60,466,533         1.1         1.26       63.25
241 to 300               29        183,048,942         3.2         1.49       64.72
301 to 360              218      1,886,241,138        33.3         1.32       72.30
361 to 420                1         12,375,000         0.2         1.17       79.33
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       314     $5,667,551,612       100.0%        1.58x      65.92%
=====================================================================================

MORTGAGE LOAN TYPE

                                                                            WTD. AVG.
                                   AGGREGATE                                 CUT-OFF
                      NUMBER        CUT-OFF          % OF                      DATE
                        OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
   MORTGAGE LOAN     MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
       TYPE            LOANS        BALANCE         BALANCE        DSCR       RATIO
-------------------------------------------------------------------------------------

Interest Only            43     $3,431,910,000        60.6%        1.72x      62.85%
Partial IO/Balloon      132      1,502,186,800        26.5         1.30       72.66
Balloon                 125        600,372,888        10.6         1.43       68.47
Interest Only/ARD         8         93,510,000         1.6         1.90       52.48
Partial IO/ARD            2         23,520,000         0.4         1.25       69.38
Fully Amortizing          4         16,051,925         0.3         1.02       70.96
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       314     $5,667,551,612       100.0%        1.58x      65.92%
=====================================================================================

                                     Page 18

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

UNDERWRITTEN NCF DSCR

                                                                            WTD. AVG.
                                   AGGREGATE                                 CUT-OFF
                      NUMBER        CUT-OFF          % OF                      DATE
     RANGE OF           OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
      U/W NCF        MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
       DSCR            LOANS        BALANCE         BALANCE        DSCR       RATIO
-------------------------------------------------------------------------------------

1.00x to 1.09x           14     $  139,488,842         2.5%        1.04x      76.87%
1.10x to 1.19x           31        358,559,323         6.3         1.17       73.98
1.20x to 1.24x           86        925,729,523        16.3         1.22       76.42
1.25x to 1.29x           35        549,449,987         9.7         1.26       75.99
1.30x to 1.34x           29        237,000,485         4.2         1.31       71.96
1.35x to 1.39x           25        174,857,614         3.1         1.37       71.08
1.40x to 1.44x           15        695,265,272        12.3         1.43       65.12
1.45x to 1.49x           15        825,080,477        14.6         1.47       70.56
1.50x to 1.99x           45      1,016,480,614        17.9         1.75       60.54
2.00x to 4.33x           19        745,639,075        13.2         2.72       39.36
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       314     $5,667,551,612       100.0%        1.58x      65.92%
=====================================================================================

PREPAYMENT PROVISION TYPE

                                                                               WTD. AVG.
                                      AGGREGATE                                 CUT-OFF
                         NUMBER        CUT-OFF          % OF                      DATE
                           OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
      PREPAYMENT        MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
       PREMIUM            LOANS        BALANCE         BALANCE        DSCR       RATIO
----------------------------------------------------------------------------------------

LO/Defeasance(1)           251     $4,861,477,334        85.8%        1.61x      65.20%
LO/Grtrx%UPBorYM            56        420,079,676         7.4         1.29       71.74
LO/Grtrx%UPBorYM/
   (i)Grtrx%UPBorYMor
   (ii)Defeasance            1        250,000,000         4.4         1.47       70.83
Grtrx%UPBorYM(2)             4         93,994,602         1.7         1.43       67.49
LO/(i)Grtrx%UPBorYMor
   (ii)Defeasance            2         42,000,000         0.7         1.74       58.81
----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.          314     $5,667,551,612       100.0%        1.58x      65.92%
========================================================================================

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                               WTD. AVG.
                                      AGGREGATE                                 CUT-OFF
                         NUMBER       CUT-OFF          % OF                      DATE
       RANGE OF            OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
     CUT-OFF DATE       MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
 LOAN-TO-VALUE RATIO      LOANS        BALANCE         BALANCE        DSCR       RATIO
----------------------------------------------------------------------------------------

17.86% to 60.00%            55     $1,467,727,762        25.9%        2.15x      42.20%
60.01% to 65.00%            22        240,299,650         4.2         1.46       63.62
65.01% to 70.00%            53        730,582,462        12.9         1.33       67.90
70.01% to 75.00%            61        867,826,414        15.3         1.36       72.12
75.01% to 80.00%           115      2,098,640,324        37.0         1.41       77.65
80.01% to 82.00%             8        262,475,000         4.6         1.20       80.88
----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.          314     $5,667,551,612       100.0%        1.58x      65.92%
========================================================================================

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO

                                                                               WTD. AVG.
                                      AGGREGATE                                 CUT-OFF
       RANGE OF          NUMBER        CUT-OFF          % OF                      DATE
       MATURITY            OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
      DATE / ARD        MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
 LOAN-TO-VALUE RATIO      LOANS        BALANCE         BALANCE        DSCR       RATIO
----------------------------------------------------------------------------------------

 0.00% to 50.00%            52     $  922,932,795        16.3%        2.31x      36.58%
50.01% to 60.00%            55        797,061,169        14.1         1.71       56.56
60.01% to 65.00%            58        577,513,248        10.2         1.35       69.50
65.01% to 70.00%            72        940,450,870        16.6         1.29       72.27
70.01% to 80.00%            76      2,329,593,531        41.1         1.43       76.66
80.01% to 80.97%             1        100,000,000         1.8         1.22       80.97
----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.          314     $5,667,551,612       100.0%        1.58x      65.92%
========================================================================================

ENCUMBERED INTEREST

                                                                                          WTD. AVG.
                                                 AGGREGATE                                 CUT-OFF
                                   NUMBER         CUT-OFF          % OF                      DATE
                                     OF            DATE           INITIAL     WTD. AVG.    LOAN-TO
                                  MORTGAGED      PRINCIPAL     LOAN GROUP 1    U/W NCF      -VALUE
      ENCUMBERED INTEREST        PROPERTIES       BALANCE         BALANCE        DSCR       RATIO
---------------------------------------------------------------------------------------------------

Fee Simple                           383      $4,678,728,800        82.6%        1.46x      70.27%
Leasehold                             18         784,583,831        13.8         2.33       37.69
Fee in Part, Leasehold in Part         6         204,238,982         3.6         1.47       74.90
---------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                    407      $5,667,551,612       100.0%        1.58x      65.92%
===================================================================================================

SEASONING

                                                                               WTD. AVG.
                                      AGGREGATE                                 CUT-OFF
                         NUMBER        CUT-OFF          % OF                      DATE
                           OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
                        MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
   SEASONING (MOS)        LOANS        BALANCE         BALANCE        DSCR       RATIO
----------------------------------------------------------------------------------------

 0 to 6                    300     $5,583,368,915        98.5%        1.58x      65.82%
 7 to 12                     7         54,183,124         1.0%        1.41       76.35
13 to 70                     2          6,620,025         0.1%        1.65       61.03
71 to 166                    5         23,379,548         0.4%        1.07       67.38
----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.          314     $5,667,551,612       100.0%        1.58x      65.92%
========================================================================================

PARTIAL INTEREST ONLY PERIOD

                                                                               WTD. AVG.
                                      AGGREGATE                                 CUT-OFF
                         NUMBER        CUT-OFF          % OF                      DATE
                           OF           DATE           INITIAL     WTD. AVG.    LOAN-TO-
   RANGE OF PARTIAL     MORTGAGE      PRINCIPAL     LOAN GROUP 1    U/W NCF      VALUE
INTEREST ONLY PERIODS     LOANS        BALANCE         BALANCE        DSCR       RATIO
----------------------------------------------------------------------------------------

12                           1     $    4,820,000        0.1%         1.23x      78.50%
18 to 24                    30        296,079,000        4.5          1.53       68.44
30 to 36                    49        483,777,800        7.3          1.27       71.85
48 to 60                    54        741,030,000       11.2          1.22       74.74
----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.          134     $1,525,706,800       23.1%         1.30x      72.61%
========================================================================================

(1)  Four of the Mortgage Loans representing 0.3% of the Initial Loan Group No.
     1 Balance, currently permit the related borrower to defease the mortgage loan. Another Mortgage Loan representing 0.2% of the Initial Loan Group No.
     1 Balance permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of initial issuance of the
     Certificates. For tax reasons, if the related borrower defeases any of these 5 mortgage loans on a date that is earlier than the second anniversary of the startup date of the applicable loan REMIC, which will generally be the date of the initial issuance of the Certificates, then the related mortgage loan seller or other prior holder, as applicable, will be obligated to repurchase the subject mortgage loan from the Trust.

(2)  Includes one Mortgage Loan that provides for subsequent prepayment consideration periods.

                                     Page 19

                             FREE WRITING PROSPECTUS
                                   CD 2007-CD4

--------------------------------------------------------------------------------
                 MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

PROPERTY TYPE

                                      AGGREGATE    % OF INITIAL                 WTD. AVG.
                        NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
   PROPERTY TYPE        MORTGAGED     PRINCIPAL       GROUP 2      U/W NCF    LOAN-TO-VALUE
      SUBTYPE          PROPERTIES      BALANCE        BALANCE        DSCR         RATIO
-------------------------------------------------------------------------------------------

Multifamily                59       $896,682,537       95.8%        1.34x          72.41%
   Conventional            45        592,636,202       63.3         1.18           74.50
   High-Rise                1        225,000,000       24.0         1.73           66.18
   Student Housing          9         45,135,250        4.8         1.24           77.33
   Senior Housing           4         33,911,085        3.6         1.57           70.87
Manufactured Housing        8         27,774,118        3.0         1.50           65.43
Mixed Use                   2         11,300,000        1.2         1.66           48.20
-------------------------------------------------------------------------------------------
   TOTAL / WTD. AVG.       69       $935,756,654      100.0%        1.35x          71.91%
===========================================================================================

GEOGRAPHIC DISTRIBUTION

                                           AGGREGATE    % OF INITIAL                 WTD. AVG.
                             NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
                             MORTGAGED     PRINCIPAL       GROUP 2      U/W NCF    LOAN-TO-VALUE
       STATE/REGION         PROPERTIES      BALANCE        BALANCE        DSCR         RATIO
------------------------------------------------------------------------------------------------

New York                         5       $260,950,000       27.9%        1.70x        66.49%
California                       4        133,510,000       14.3         1.09         70.03
   Northern California(1)        1         78,910,000        8.4         1.00         72.22
   Southern California(1)        3         54,600,000        5.8         1.22         66.87
Florida                          5         89,120,000        9.5         1.14         78.22
Texas                            7         61,184,923        6.5         1.31         74.43
Maryland                         2         48,500,000        5.2         1.17         75.11
Pennsylvania                     3         42,300,000        4.5         1.20         75.89
Delaware                         1         26,500,000        2.8         1.05         68.12
South Carolina                   1         25,612,000        2.7         1.26         75.78
Wisconsin                        2         25,000,000        2.7         1.42         79.12
Oklahoma                         4         23,348,004        2.5         1.53         72.54
Other                           35        199,731,728       21.3         1.26         74.09
------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                 69       $935,756,654      100.0%        1.35x        71.91%
================================================================================================s

(1)  Northern California includes areas with zip codes of 93720 and above, and
     Southern California includes areas with zip codes of below 92870.

INITIAL LOAN GROUP 2 POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)

                          MONTHS FOLLOWING CUT-OFF DATE

PREPAYMENT RESTRICTION      0       12       24       36       48       60       72       84       96       108      120
--------------------------------------------------------------------------------------------------------------------------

Mortgage Loan Pool
   Balance (2)           100.00%   99.87%   99.69%   99.47%   99.18%   65.56%   64.92%   62.58%   61.86%   56.66%    0.14%
Locked/Defeasance(3)      99.10%   91.31%   63.34%   52.13%   52.06%   71.80%   71.71%   72.98%   72.89%   73.90%    0.00%
   Locked(3)              99.10%   91.31%   61.49%    1.33%    0.76%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
   Defeasance(3)           0.00%    0.00%    1.85%   50.80%   51.30%   71.80%   71.71%   72.98%   72.89%   73.90%    0.00%
Yield Maintenance (All)    0.90%    8.69%   36.66%   47.87%   47.94%   27.71%   27.80%   26.52%   26.61%   23.99%  100.00%
   Grtr1%UPBorYM           0.90%    8.69%   36.66%   47.87%   47.94%   27.71%   27.80%   26.52%   26.61%   23.99%  100.00%
Penalty (All)              0.00%    0.00%    0.00%    0.00%    0.00%    0.49%    0.49%    0.50%    0.50%    0.53%    0.00%
   Penalty5%UPB            0.00%    0.00%    0.00%    0.00%    0.00%    0.49%    0.00%    0.00%    0.00%    0.00%    0.00%
   Penalty4%UPB            0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.49%    0.00%    0.00%    0.00%    0.00%
   Penalty3%UPB            0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.50%    0.00%    0.00%    0.00%
   Penalty2%UPB            0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.50%    0.00%    0.00%
   Penalty1%UPB            0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.53%    0.00%
Open                       0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    1.58%    0.00%
--------------------------------------------------------------------------------------------------------------------------
TOTAL                    100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
==========================================================================================================================

(1)  All numbers, unless otherwise noted, are as a percentage of the aggregate
     Loan Group 2 balance (excluding the non-pooled subordinate portion of the
     One World Financial Center Mortgage Loan) at the specified point in time.

(2)  Remaining aggregate mortgage loan pool balance as a percentage of the
     Initial Loan Group 2 Balance at the specified point in time.

(3)  One of the Mortgage Loans representing 1.8% of the Initial Loan Group No. 2
     Balance, currently permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of initial issuance of the
     Certificates. If the related borrower defeases this Mortgage Loan on a date that is earlier than the second anniversary of the startup date of the applicable loan REMIC, which will generally be the date of initial issuance of the Certificates, then the related mortgage loan seller or other prior holder, as applicable, will be obligated to repurchase the subject mortgage loan from the Trust.

                                     Page 20

                            FREE WRITING PROSPECTUS
                                  CD 2007-CD4

--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE

          RANGE OF
          CUT-OFF                           AGGREGATE   % OF INITIAL                  WTD. AVG.
            DATE              NUMBER OF   CUT-OFF DATE      LOAN       WTD. AVG.   CUT-OFF DATE
         PRINCIPAL             MORTGAGE     PRINCIPAL      GROUP 2      U/W NCF    LOAN-TO-VALUE
          BALANCES              LOANS        BALANCE       BALANCE        DSCR         RATIO
------------------------------------------------------------------------------------------------

$ 1,200,000 to $4,999,999         24      $ 72,051,503       7.7%        1.34x        68.74%
$ 5,000,000 to $9,999,999         21       154,334,734      16.5         1.36         72.69
$10,000,000 to $19,999,999        11       147,298,417      15.7         1.30         74.30
$20,000,000 to $24,999,999         1        24,050,000       2.6         1.17         79.90
$25,000,000 to $29,999,999         3        77,512,000       8.3         1.18         70.35
$30,000,000 to $225,000,000        6       460,510,000      49.2         1.40         71.24
------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 66      $935,756,654     100.0%        1.35x        71.91%
================================================================================================

MORTGAGE RATES

                                   AGGREGATE    % OF INITIAL                 WTD. AVG.
     RANGE OF        NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
     MORTGAGE         MORTGAGE     PRINCIPAL      GROUP 2       U/W NCF    LOAN-TO-VALUE
       RATES           LOANS        BALANCE       BALANCE        DSCR          RATIO
----------------------------------------------------------------------------------------

5.0600% to 5.4999%        7      $ 72,298,254        7.7%         1.21x        78.35%
5.5000% to 5.7499%       21       281,724,911       30.1          1.25         72.36
5.7500% to 5.9999%       24       478,595,384       51.1          1.46         70.22
6.0000% to 6.4999%       12       100,171,568       10.7          1.21         74.53
6.5000% to 6.5100%        2         2,966,537        0.3          1.18         58.86
----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.        66      $935,756,654      100.0%         1.35x        71.91%
========================================================================================

ORIGINAL TERM TO MATURITY OR ARD

     RANGE OF
     ORIGINAL                     AGGREGATE    % OF INITIAL                 WTD. AVG.
     TERMS TO       NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
   MATURITY/ARD      MORTGAGE     PRINCIPAL       GROUP 2      U/W NCF    LOAN-TO-VALUE
     (MONTHS)         LOANS        BALANCE        BALANCE        DSCR         RATIO
---------------------------------------------------------------------------------------

    60                   7      $311,690,000        33.3%        1.62x        68.43%
    84                   3        15,720,000         1.7         1.87         57.78
   120                  55       606,771,654        64.8         1.20         74.15
   180                   1         1,575,000         0.2         1.16         42.57
---------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       66      $935,756,654       100.0%        1.35x        71.91%
=======================================================================================

REMAINING TERM TO MATURITY OR ARD

     RANGE OF
    REMAINING                     AGGREGATE    % OF INITIAL                 WTD. AVG.
     TERMS TO       NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
    MATURITY/        MORTGAGE     PRINCIPAL       GROUP 2      U/W NCF    LOAN-TO-VALUE
   ARD (MONTHS)       LOANS        BALANCE        BALANCE       DSCR          RATIO
---------------------------------------------------------------------------------------

  58 to 59               6      $306,290,000        32.7%        1.62x        68.33%
  60 to 83               4        21,120,000         2.3         1.73         61.84
 84 to 114               7        59,920,829         6.4         1.12         79.21
115 to 120              48       546,850,825        58.4         1.21         73.60
121 to 180               1         1,575,000         0.2         1.16         42.57
---------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       66      $935,756,654       100.0%        1.35x        71.91%
=======================================================================================

ORIGINAL AMORTIZATION TERM

    RANGE OF
    ORIGINAL                      AGGREGATE    % OF INITIAL                  WTD. AVG.
  AMORTIZATION      NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
      TERMS          MORTGAGE     PRINCIPAL       GROUP 2      U/W NCF     LOAN-TO-VALUE
     (MONTHS)         LOANS        BALANCE        BALANCE        DSCR          RATIO
----------------------------------------------------------------------------------------

  Interest Only         15      $484,450,000        51.8%        1.49x        68.46%
       300               2        16,665,250         1.8         1.21         77.37
       336               1         8,350,000         0.9         1.17         79.90
       360              47       418,591,404        44.7         1.20         75.39
       420               1         7,700,000         0.8         1.20         79.63
----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       66      $935,756,654       100.0%        1.35x        71.91%
========================================================================================

REMAINING AMORTIZATION TERM

     RANGE OF
    REMAINING                     AGGREGATE    % OF INITIAL                  WTD. AVG.
   AMORTIZATION     NUMBER OF   CUT-OFF DATE      LOAN        WTD. AVG.   CUT-OFF DATE
       TERMS         MORTGAGE     PRINCIPAL      GROUP 2       U/W NCF    LOAN-TO-VALUE
      (MONTHS)        LOANS        BALANCE       BALANCE        DSCR          RATIO
----------------------------------------------------------------------------------------

Interest Only           15      $484,450,000        51.8%        1.49x        68.46%
130 to 300               2        16,665,250         1.8         1.21         77.37
301 to 360              48       426,941,404        45.6         1.20         75.48
361 to 420               1         7,700,000         0.8         1.20         79.63
---------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       66      $935,756,654       100.0%        1.35x        71.91%
=======================================================================================

MORTGAGE LOAN TYPE

                                  AGGREGATE     % OF INITIAL                WTD. AVG.
                     NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
                     MORTGAGE      PRINCIPAL       GROUP 2      U/W NCF    LOAN-TO-VALUE
MORTGAGE LOAN TYPE    LOANS         BALANCE        BALANCE        DSCR          RATIO
----------------------------------------------------------------------------------------

Interest Only            14      $477,950,000        51.1%        1.48x        68.81%
Partial IO/Balloon       30       355,222,000        38.0         1.15         76.88
Balloon                  21        96,084,654        10.3         1.37         70.97
Interest Only/ARD         1         6,500,000         0.7         2.04         43.05
----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.        66      $935,756,654       100.0%        1.35x        71.91%
========================================================================================

                                   Page 21

                            FREE WRITING PROSPECTUS
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--------------------------------------------------------------------------------
                  MORTGAGE POOL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

UNDERWRITTEN NCF DSCR

                                   AGGREGATE    % OF INITIAL                 WTD. AVG.
     RANGE OF       NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
     U/W NCF         MORTGAGE     PRINCIPAL       GROUP 2      U/W NCF    LOAN-TO-VALUE
       DSCR            LOANS       BALANCE        BALANCE       DSCR          RATIO
---------------------------------------------------------------------------------------

1.00x to 1.09x           4      $168,710,000       18.0%         1.01x        74.22%
1.10x to 1.19x          21       228,027,005       24.4          1.15         75.30
1.20x to 1.29x          22       186,346,827       19.9          1.23         75.19
1.30x to 1.34x           3        14,779,179        1.6          1.33         72.01
1.35x to 1.39x           3        14,986,367        1.6          1.35         74.91
1.40x to 1.49x           3        42,540,000        4.5          1.47         75.32
1.50x to 2.63x          10       280,367,276       30.0          1.77         64.92
---------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       66      $935,756,654      100.0%         1.35x        71.91%
=======================================================================================

PREPAYMENT PROVISION TYPE

                                    AGGREGATE    % OF INITIAL                  WTD. AVG.
                      NUMBER OF   CUT-OFF DATE      LOAN        WTD. AVG.    CUT-OFF DATE
     PREPAYMENT        MORTGAGE     PRINCIPAL      GROUP 2       U/W NCF    LOAN-TO-VALUE
     PREMIUM             LOANS       BALANCE       BALANCE         DSCR         RATIO
-----------------------------------------------------------------------------------------

LO/Defeasance(1)          48      $481,853,385       51.5%         1.24x        74.64%
LO/Grtrx%UPBorYM(2)       17       445,503,269       47.6          1.45         69.34
Grtrx%UPBorYM              1         8,400,000        0.9          1.99         51.82
-----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.         66      $935,756,654      100.0%         1.35x        71.91%
=========================================================================================

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                  AGGREGATE    % OF INITIAL                 WTD. AVG.
     RANGE OF       NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
   CUT-OFF DATE      MORTGAGE      PRINCIPAL      GROUP 2      U/W NCF    LOAN-TO-VALUE
    LTV RATIO         LOANS        BALANCE        BALANCE        DSCR          RATIO
---------------------------------------------------------------------------------------

36.64% to 60.00%         8      $ 35,262,360        3.8%         1.84x        50.90%
60.01% to 65.00%         2        15,339,994        1.6          1.41         62.91
65.01% to 70.00%         6       313,333,167       33.5          1.61         66.61
70.01% to 75.00%        21       230,345,313       24.6          1.15         72.87
75.01% to 80.00%        27       319,775,821       34.2          1.18         78.61
80.01% to 80.58%         2        21,700,000        2.3          1.28         80.37
---------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       66      $935,756,654      100.0%         1.35x        71.91%
=======================================================================================

MATURITY LOAN-TO-VALUE RATIO

                                    AGGREGATE    % OF INITIAL                 WTD. AVG.
      RANGE OF        NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
 MATURITY DATE/ARD     MORTGAGE     PRINCIPAL      GROUP 2       U/W NCF    LOAN-TO-VALUE
LOAN-TO-VALUE RATIO      LOANS       BALANCE       BALANCE        DSCR          RATIO
-----------------------------------------------------------------------------------------

31.01% to 50.00%           4      $ 12,962,360        1.4%         1.86x        45.40%
50.01% to 60.00%          10        67,655,931        7.2          1.64         64.50
60.01% to 65.00%           9        65,017,793        6.9          1.17         69.19
65.01% to 70.00%          21       361,368,571       38.6          1.53         68.89
70.01% to 80.00%          21       418,252,000       44.7          1.16         76.76
80.01% to 80.15%           1        10,500,000        1.1          1.35         80.15
-----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.         66      $935,756,654      100.0%         1.35x        71.91%
=========================================================================================

ENCUMBERED INTEREST

                                   AGGREGATE    % OF INITIAL                 WTD. AVG.
                    NUMBER OF    CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
    ENCUMBERED       MORTGAGE      PRINCIPAL       GROUP 2      U/W NCF    LOAN-TO-VALUE
    INTEREST        PROPERTIES      BALANCE        BALANCE        DSCR         RATIO
----------------------------------------------------------------------------------------

Fee Simple              68       $928,856,654       99.3%         1.35x        71.88%
Leasehold                1          6,900,000        0.7          1.61         77.09
----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       69       $935,756,654      100.0%         1.35x        71.91%
========================================================================================

SEASONING

                                   AGGREGATE    % OF INITIAL                 WTD. AVG.
                     NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
    SEASONING        MORTGAGE      PRINCIPAL      GROUP 2       U/W NCF    LOAN-TO-VALUE
    (MONTHS)           LOANS        BALANCE       BALANCE        DSCR          RATIO
----------------------------------------------------------------------------------------

0 to 3                  50       $832,393,549       89.0%         1.35x        71.62%
4 to 10                 13         57,413,105        6.1          1.44         70.26
11 to 18                 3         45,950,000        4.9          1.10         79.33
----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       66       $935,756,654      100.0%         1.35x        71.91%
========================================================================================

PARTIAL INTEREST ONLY PERIOD

     RANGE OF                    AGGREGATE     % OF INITIAL                 WTD. AVG.
     PARTIAL        NUMBER OF   CUT-OFF DATE       LOAN       WTD. AVG.   CUT-OFF DATE
  INTEREST ONLY     MORTGAGE      PRINCIPAL       GROUP 2      U/W NCF    LOAN-TO-VALUE
     PERIODS          LOANS        BALANCE        BALANCE        DSCR         RATIO
---------------------------------------------------------------------------------------

12                      2       $ 10,595,000        0.2%         1.24x        79.84%
18 to 24                3         15,300,000        0.2          1.49         74.76
30 to 36                7         62,965,000        1.0          1.18         78.39
48 to 60               18        266,362,000        4.0          1.12         76.53
---------------------------------------------------------------------------------------
TOTAL / WTD. AVG.      30       $355,222,000        5.4%         1.15x        76.88%
=======================================================================================

(1)  One of the Mortgage Loans, representing 1.8% of the Initial Loan Group No.
     2 Balance, currently permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of initial issuance of the
     Certificates. For tax reasons, if the related borrower defeases this
     Mortgage Loan on a date that is earlier than the second anniversary of the startup date of the applicable loan REMIC, which will generally be the date of initial issuance of the Certificates, then the related mortgage loan seller or other prior holder, as applicable, will be obligated to repurchase the subject mortgage loan from the Trust.

(2)  Includes one Mortgage Loan that provides for subsequent prepayment consideration periods.

                                     Page 22

                            FREE WRITING PROSPECTUS
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--------------------------------------------------------------------------------
   FIFTEEN LARGEST LOANS AND/OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

FIFTEEN LARGEST LOANS AND/OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS BY
CUT-OFF DATE PRINCIPAL BALANCE

                                     LOAN     LOAN    PROPERTY
       LOAN NAME / PROPERTY NAME    SELLER   GROUP      TYPE           CITY        LOCATION
-------------------------------------------------------------------------------------------

1)    9 West 57th Street             CGM       1        Office        New York         NY
2)    Ala Moana Portfolio          LaSalle     1       Various        Honolulu         HI
3)    Mall of America                GACC      1        Retail      Bloomington        MN
4)    Citadel Mall and Northwest
         Arkansas Mall Portfolio   LaSalle     1        Retail        Various       Various
5)    One World Financial Center     GACC      1        Office        New York         NY
6)    Four Seasons Resort Maui       GACC      1     Hospitality       Wailea          HI
7)    Riverton Apartments            GACC      2     Multifamily      New York         NY
8)    CGM AmeriCold Portfolio        CGM       1      Industrial      Various       Various
9)    DB AmeriCold Portfolio         GACC      1      Industrial      Various       Various
10)   Bank of America Plaza          CGM       1        Office       Charlotte         NC
      SUBTOTAL/WTD. AVG.
11)   The Atlantic Building          PNC       1        Office     Washington DC       DC
12)   Loews Lake Las Vegas           GACC      1     Hospitality     Henderson         NV
13)   200 West Adams                 RBC       1        Office        Chicago          IL
14)   Great Wolf -- Poconos, PA      CGM       1     Hospitality      Scotrun          PA
15)   Grand Plaza                    PNC       1        Retail       San Marcos        CA
      TOTAL/WTD. AVG.

                          CUT-OFF
                            DATE           % OF                                                            CUT-OFF
           CUT-OFF        PRINCIPAL       INITIAL                                                           DATE
            DATE           BALANCE       MORTGAGE   % OF INITIAL   % OF INITIAL      STATED               LOAN-TO-
         PRINCIPAL           PER           POOL      LOAN GROUP     LOAN GROUP     REMAINING    U/W NCF    VALUE
          BALANCE      SF/UNIT/ROOM(1)    BALANCE    1 BALANCE      2 BALANCE     TERM (MO.)   DSCR(1)    RATIO(1)
------------------------------------------------------------------------------------------------------------------

1)    $  400,000,000     $       249        6.1%         7.1%           --            59         3.23x     17.86%
2)       400,000,000             603        6.1          7.1            --            54         1.81      51.51
3)       306,000,000             273        4.6          5.4            --           117         1.43      75.50
4)
         261,600,000             251        4.0          4.6            --           118         1.25      80.00
5)       257,000,000             164        3.9          4.5            --           119         1.44      49.42
6)       250,000,000       1,118,421        3.8          4.4            --            82         1.47      70.83
7)       225,000,000         183,225        3.4           --          24.0            58         1.73      66.18
8)       180,000,000              77        2.7          3.2            --            82         1.83      77.92
9)       180,000,000              64        2.7          3.2            --           107         2.09      75.86
10)      150,000,000             169        2.3          2.6            --           116         1.47      75.95
      --------------                       ----         -----         -----          ---        -----      -----
      $2,609,600,000                       39.5%        42.1%         24.0%           87        1.85X      59.84%
11)      149,700,000             527        2.3          2.6            --           120         1.45      71.29
12)      117,000,000         237,323        1.8          2.1            --            58         1.48      64.39
13)      100,000,000             148        1.5          1.8            --            58         1.22      80.97
14)       97,000,000         241,895        1.5          1.7            --           118         2.03      57.91
15)       86,500,000             245        1.3          1.5            --           118         1.27      67.95
      --------------                       ----         -----         -----          ---        -----      -----
      $3,159,800,000                       47.9%        51.8%         24.0%           88        1.79X      61.38%

(1)   The Ala Moana Portfolio Loan, the Mall of America Loan, Four Seasons
      Resort Maui Loan, the CGM AmeriCold Portfolio Loan and the DB AmeriCold
      Portfolio Loan, are each part of a loan combination evidenced by two (2)
      or more promissory notes which are entitled to loan payments on a senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory note(s) will not be included in the trust. With respect to each of these loan combinations, the Cut-off Date
      Principal Balance per SF/Unit/Room, the Cut-off Date Loan-to-Value Ratio
      and the UW NCF DSCR were calculated based upon the senior indebtedness of the loan combination and does not reflect the related subordinate non-trust loans. In the case of the Ala Moana Portfolio Loan, the Mall of
      America Loan, the Four Seasons Resort Maui Loan, the CGM AmeriCold
      Portfolio and the DB AmeriCold Portfolio, the Cut-off Date Principal
      Balance per SF/Unit/Room, the Cut-off Date Loan-to-Value Ratio and the UW
      NCF DSCR also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the subject mortgage loan. With respect to the One World Financial Center Loan, the
      Cut-off Date Principal Balance per SF/Unit/Room, the Cut-off Date
      Loan-to-Value Ratio and the UW NCF DSCR were calculated based upon the senior pooled portion and do not reflect the subordinate non-pooled portion.

SPLIT LOAN STRUCTURES

                                         CUT-OFF     % OF INITIAL
                                          DATE         MORTGAGE     % OF INITIAL  % OF INITIAL
                              LOAN      PRINCIPAL         POOL        LOAN GROUP   LOAN GROUP
        LOAN NAME             GROUP      BALANCE        BALANCE         NO. 1         NO. 2
--------------------------------------------------------------------------------  ------------

Ala Moana Portfolio             1     $400,000,000        6.1%          7.1%            --
Mall of America                 1     $306,000,000        4.6%          5.4%            --
One World Financial Center      1     $257,000,000        3.9%          4.5%            --
Four Seasons Resort Maui        1     $250,000,000        3.8%          4.4%            --
CGM AmeriCold Portfolio         1     $180,000,000        2.7%          3.2%            --
DB AmeriCold Portfolio          1     $180,000,000        2.7%          3.2%            --
JQH Hotel Portfolio B-Note      1     $  9,888,519        0.1%          0.2%            --
Bi-Lo Stores                    1     $  7,560,000        0.1%          0.1%            --
Crown Ridge Apartments          2     $  6,983,004        0.1%           --            0.7%
Chestnut Hill IV                1     $  2,300,000       0.03%         0.04%            --

                                   RELATED           RELATED      RELATED
                             PARI PASSU/SENIOR    SUBORDINATE   SUBORDINATE
                                 NON-TRUST         NON-TRUST    NON-POOLED
                                   LOANS             LOANS        PORTION
                                 AGGREGATE         AGGREGATE     AGGREGATE     CONTROLLING
                                  ORIGINAL          ORIGINAL     ORIGINAL       POOLING &
                                 PRINCIPAL         PRINCIPAL     PRINCIPAL      SERVICING
            LOAN NAME             BALANCE           BALANCE       BALANCE       AGREEMENT
------------------------------------------------------------------------------------------

Ala Moana Portfolio             $800,000,000     $300,000,000      NAP        CD 2006-CD3
Mall of America                 $449,000,000          NAP          NAP        COMM 2006-C8
One World Financial Center           NAP              NAP       $53,000,000   CD 2007-CD4
Four Seasons Resort Maui        $175,000,000          NAP          NAP        CD 2007-CD4
CGM AmeriCold Portfolio         $145,000,000          NAP          NAP        CD 2007-CD4
DB AmeriCold Portfolio          $170,000,000          NAP          NAP        2007-CIBC18
JQH Hotel Portfolio B-Note      $150,305,493          NAP          NAP        2006-LDP7
Bi-Lo Stores                         NAP         $    495,000      NAP        CD 2007-CD4
Crown Ridge Apartments               NAP         $    437,500      NAP        CD 2007-CD4
Chestnut Hill IV                     NAP         $    150,000      NAP        CD 2007-CD4

                                     Page 23

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--------------------------------------------------------------------------------
                               9 WEST 57TH STREET
--------------------------------------------------------------------------------

                                     [PHOTO]

                                   Page 24

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--------------------------------------------------------------------------------
                               9 WEST 57TH STREET
--------------------------------------------------------------------------------

                                      [MAP]

                                     Page 25

                            FREE WRITING PROSPECTUS
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--------------------------------------------------------------------------------
                               9 WEST 57TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $400,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 6.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                         Sheldon H. Solow
OWNERSHIP INTEREST                                                     Leasehold
MORTGAGE RATE                                                            5.1740%
MATURITY DATE                                                   February 1, 2012
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          59 / Interest Only
LOCKBOX                                 In-Place Hard; Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ON GOING MONTHLY RESERVES
   TAX / INSURANCE(1)                                                  Springing
   GROUND RENT(1)                                                      Springing
   OPERATING EXPENSE ACCOUNT (1)                                       Springing
   DEBT SERVICE RESERVE ACCOUNT (1)                                    Springing
   REPLACEMENT                                                           $26,818
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $400,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $249
CUT-OFF DATE LTV RATIO                                                    17.86%
MATURITY DATE LTV RATIO                                                   17.86%
UW NCF DSCR                                                                3.23x
LOAN SHADOW RATING
FITCH/MOODY'S/S&P                                                    AAA/Aaa/AAA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                              1,609,085
OCCUPANCY % AS OF DECEMBER 5, 2006                                         80.7%
YEAR BUILT / YEAR RENOVATED                                           1972 / NAP
APPRAISED VALUE                                                   $2,240,000,000
PROPERTY MANAGEMENT                                          Cushman & Wakefield
UW ECONOMIC OCCUPANCY %                                                    79.5%
UW REVENUES                                                         $145,982,248
UW EXPENSES                                                          $73,902,283
UW NET OPERATING INCOME (NOI)                                        $72,079,964
UW NET CASH FLOW (NCF)                                               $67,857,945
--------------------------------------------------------------------------------

(1)  Upon the occurrence and during the continuation of an event of default or a
     "trigger event", with respect to each payment date, the borrower will be required to deposit (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual insurance premiums, (iii) an amount equal to the ground rent that will be payable under the ground lease and (iv) any funds then on deposit in the local collection account into the Operating Expense Account and the Debt Service Reserve Account. A "trigger event" will be in effect on the date that the DSCR as of the end of the most recently ended fiscal quarter on a trailing 12 month basis is less than 1.10x.

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                                 TENANT SUMMARY

                                                                    % OF NET                                         DATE OF
                                       RATINGS        NET RENTABLE  RENTABLE                          % OF ACTUAL     LEASE
          TENANT NAME           FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF   ACTUAL RENT      RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Banc of America Securities LLC        AA/Aa2/AA           642,915     40.0%    $ 75.76  $ 48,709,175      46.9%    10/31/08(2)
IXIS North America Inc.               AA/Aaa/AA            78,120      4.9%    $ 65.06  $  5,082,850       4.9%    05/31/13
Chanel, Inc.                           NR/NR/NR            67,220      4.2%    $ 95.14  $  6,395,100       6.2%    12/31/15
Oz Management LLC & Advisors           NR/NR/NR            62,600      3.9%    $ 97.43  $  6,099,000       5.9%    10/31/15(3)
Apollo Management V. L.P.              NR/NR/NR            56,350      3.5%    $108.03  $  6,087,500       5.9%    04/30/15
Top 5 Tenants                                             907,205     56.4%    $ 79.78  $ 72,373,625      69.7%    Various
Non-major Tenants                                         390,665     24.3%    $ 80.63  $ 31,499,780      30.3%    Various
                                                        ---------    -----     -------  ------------     -----
OCCUPIED TOTAL                                          1,297,870     80.7%    $ 80.03  $103,873,405     100.0%
Vacant                                                    311,215     19.3%
                                                        ---------    -----
COLLATERAL TOTAL                                        1,609,085    100.0%
                                                        =========    =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  The BAS lease expires on October 31, 2008. BAS will be vacating all their space at the expiration of the BAS lease.

(3)  30,600 SF expires on 03/31/15.

                             LEASE ROLLOVER SCHEDULE

                         WTD. AVG. IN PLACE                                                       CUMULATIVE %
            # OF LEASES     BASE RENT PSF     TOTAL SF  % OF TOTAL   CUMULATIVE %  % OF IN PLACE   OF IN PLACE
   YEAR       ROLLING          ROLLING        ROLLING   SF ROLLING  OF SF ROLLING   RENT ROLLING  RENT ROLLING
--------------------------------------------------------------------------------------------------------------

MTM               2           $ 50.00              675      0.0%         0.0%           0.0%           0.0%
2007              0           $  0.00                0      0.0%         0.0%           0.0%           0.0%
2008              1           $ 75.76          642,915     40.0%        40.0%          46.9%          46.9%
2009              2           $ 98.92           44,950      2.8%        42.8%           4.3%          51.2%
2010              5           $ 86.61           47,765      3.0%        45.8%           4.0%          55.2%
2011              2           $ 98.09           39,100      2.4%        48.2%           3.7%          58.9%
2012              0           $  0.00                0      0.0%        48.2%           0.0%          58.9%
2013              5           $ 69.65          185,920     11.6%        59.7%          12.5%          71.3%
2014              3           $ 94.12           68,590      4.3%        64.0%           6.2%          77.6%
2015              7           $100.67          201,960     12.6%        76.6%          19.6%          97.1%
2016              2           $128.81           23,100      1.4%        78.0%           2.9%         100.0%
Thereafter        2           $  0.00           42.895     2.7%         80.7%           0.0%          100.0%
Vacant                                         311,215     19.3%       100.0%
                                             ---------    -----        -----
TOTALS           29                          1,609,085    100.0%                      100.0%
                ===                          =========    =====                       =====

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o    THE LOAN. The subject mortgage loan (the "9 West 57th Street Loan") is secured by a first mortgage encumbering an office building located in New
     York, NY (the "9 West 57th Street Property"). The 9 West 57th Street Loan
     has a cut-off date principal balance of $400,000,000, which represents approximately 6.1% of the initial mortgage pool balance. The 9 West 57th
     Street Loan was originated on January 11, 2007. The 9 West 57th Street Loan provides for interest-only payments for the entire 60 months of its term.

     The 9 West 57th Street Loan has a remaining term of 59 months and matures on February 1, 2012. The 9 West 57th Street Loan may be prepaid on or after
     November 1, 2011, and permits defeasance with United States government obligations beginning 2 years after the issue date for the CD 2007-CD4 certificates.

o    THE BORROWER. The borrower is Solow Building Company II, L.L.C., a special purpose entity. The sponsor of the borrower is Sheldon H. Solow. Sheldon H.
     Solow has been an owner and developer of residential and commercial properties in New York since 1950. His real estate portfolio consists of approximately 14 commercial/residential properties in New York City, which include 265 East 66th Street, One East River Place, 380 Madison Avenue and
     419 East 60th Street.

o    THE PROPERTY. The 9 West 57th Street Property consists of approximately
     1,609,085 square feet in a 50-story modern high-rise office building, situated on approximately 1.4 acres. The 9 West 57th Street Property was constructed in 1972. The 9 West 57th Street Property's layout consists of
     46 office levels (excluding the 4th and 5th mechanical floors), a ground floor and three subterranean levels that contain a mix of retail, storage, mechanical space and service area, as well as a parking garage. The first subterranean level consists of tenant storage space and Brasserie 8 1/2 restaurant, which is owned by Sheldon Solow and managed by Restaurant
     Associates. The second subterranean level contains tenant and building storage, while the third subterranean level contains tenant storage and a
     216-space parking garage. The building provides unobstructed Central Park views above the 18th floor and is located directly south from the Plaza
     Hotel. Tenant spaces consist of marble finish, terrazzo, resilient tile, ceramic tile, carpet or exposed hardwood floors. The 9 West 57th Street
     Property contains 31 passenger elevators, one freight elevator and one passenger/freight elevator, as well as, an additional elevator used by the
     Brasserie 8 1/2 restaurant and a one man operated lift car used by the parking garage. The 9 West 57th Street Property is situated on the north side of West 57th Street between Fifth Avenue and Avenue of the Americas, through block to West 58th Street. The 9 West 57th Street Property is
     located in the Plaza District of New York, New York. The Plaza District,
     which is considered one of Manhattan's premier office and retail locations, boasts several first class hotels, including The Parker Meridian and The
     Ritz-Carlton. In addition, a high-end retail corridor is located along
     Fifth Avenue north of 50th Street. The area's retailers include Saks Fifth
     Avenue, Bergdorf Goodman, Cartier, Tiffany & Co., Gucci, Chanel, Louis
     Vuitton and Prada. Many of New York's famous attractions are located in or near the Plaza District, including St. Patrick's Cathedral, Rockefeller
     Center, and the Radio City Music Hall. As of December 5, 2006, the
     occupancy rate for the 9 West 57th Street Property was approximately 80.7%.

     The largest tenant is Banc of America Securities LLC ("BAS") occupying
     642,915 square feet, or approximately 40.0% of the net rentable area. Bank of America, the second largest bank in the U.S., was founded in 1874 and is headquartered in Charlotte, North Carolina. BAS is the investment banking subsidiary of Bank of America. The subsidiary, along with its UK affiliate
     Banc of America Securities Limited, comprises the Global Capital Markets and Investment Banking business segment of Bank of America. This segment offers trading and brokerage services, debt and securities underwriting, debt and equity research and advice on public offerings, leveraged buyouts, and mergers and acquisitions. The firm's specialty units focus on prime brokerage, derivatives, and securitization services. As of February 2007,
     BAS was rated "AA" by S&P, "Aa2" by Moodys and "AA" by Fitch. The BAS lease expires in October 2008. Since 2004, the borrower and BAS have been in litigation with respect to several disputes relating to the BAS lease. The borrower is claiming alleged breaches of the lease relating to, among other things, alleged failure to comply with the tenant alteration provisions of the lease, alleged outstanding plan review, electrical and other charges in substantial amounts, and the right to terminate the lease. BAS is seeking various forms of relief from the borrower, including a declaration from the borrower that BAS was not in violation of the lease, and damages in connection with alleged borrower breaches of the tenant alteration and electricity provisions of the lease. The Borrower brought counterclaims against BAS for various alleged breaches of the lease, including an alleged failure to comply with tenant alteration provisions under the lease, payment of costs incurred with respect to addressing BAS's alteration requests and landlord's right to terminate the lease.

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     At the time of closing, an appeals court had ruled against permitting the eviction of BAS from the premises, and the remaining matters had been referred to a special referee for a report and recommendations to the court. Other details, including the current status of the litigation, are not known.

     The second largest tenant is IXIS North America Inc. ("IXIS"), occupying
     78,120 square feet, or approximately 4.9% of the net rentable area. IXIS, formerly CDC IXIS North America group, is the U.S. subsidiary of IXIS
     Corporate & Investment Bank and a member of Groupe Caisse d'Epargne. Their products and services include financing and asset securitization, securities and derivatives sales and trading, asset and portfolio protection products and investment products. As of February 2007, IXIS was rated "AA" by S&P, "Aaa" by Moodys and "AA" by Fitch. The IXIS lease expires in May 2013.

     The third largest tenant is Chanel, Inc. ("Chanel"), occupying 67,220 square feet, or approximately 4.2% of the net rentable area. Chanel has been a prominent name in fashion and cosmetics for decades. It also creates watches and jewelry and has a single license for eyewear with Luxottica.
     The firm has approximately 100 boutiques worldwide. Controlled by Chairman
     Alain Wertheimer's family, Chanel also owns Eres and Paraffection. The
     Chanel lease expires in December 2015.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account. The rents and other revenues will then be transferred daily into the 9 West 57th
     Street borrower's account provided no trigger event exists. In the event of a "trigger event", funds in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be transferred daily from the lockbox to the 9 West
     57th Street borrower's account. A "trigger event" means the occurrence of
     (i) an event of default under the 9 West 57th Street Loan or (ii) the date on which the required debt service coverage ratio for the preceding twelve
     (12) consecutive months determined as of the end of each fiscal quarter is less than 1.10x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.10x for the twelve (12) consecutive month period then ending and has been satisfied for three consecutive months.

o    GROUND LEASE. The 9 West 57th Street Property is on a ground lease that is owned and controlled by Solovieff Realty Co., L.L.C., which in turn is solely owned by Sheldon H. Solow. The ground rent is fixed at the annual amount of $12,000,000 through May 2098, the remainder of the ground lease term.

o    MANAGEMENT. Cushman & Wakefield is the property manager for the 9 West 57th
     Street Property.

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                              ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

                                     [PHOTO]

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                                      [MAP]

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                               ALA MOANA PORTFOLIO
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     LaSalle
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $400,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 6.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  GGP Limited Partnership
OWNERSHIP INTEREST                                      Fee Simple and Leasehold
MORTGAGE RATE                                                           5.60275%
MATURITY DATE                                                  September 1, 2011
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          54 / Interest Only
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES
   TAX / INSURANCE / GROUND RENT(2)                                    Springing
   REPLACEMENT(2)                                                      Springing
   ROLLOVER RESERVE(2)                                                 Springing
ADDITIONAL FINANCING                                                         Yes

                                                     ALA MOANA   ALA MOANA
                                                   SENIOR NOTE   PORTFOLIO LOAN
                                                      LOANS(1)   COMBINATION(1)
                                                --------------   --------------
CUT-OFF DATE PRINCIPAL BALANCE                  $1,200,000,000   $1,500,000,000
CUT-OFF DATE PRINCIPAL BALANCE / SF             $          603   $          754
CUT-OFF DATE LTV RATIO                                   51.51%           64.39%
MATURITY DATE LTV RATIO                                  51.51%           64.39%
UW NCF DSCR(3)                                            1.81x            1.45x
LOAN SHADOW RATING
FITCH/MOODY'S/S&P                                   A-/A3/BBB-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 4
LOCATION                                                        Honolulu, Hawaii
PROPERTY TYPE                                                  Retail and Office
SIZE (SF)                                                              1,989,759
OCCUPANCY % AS OF JUNE 27, 2006                                            95.8%
YEAR BUILT / YEAR RENOVATED (4)                                          Various
APPRAISED VALUE                                                   $2,329,500,000
PROPERTY MANAGEMENT                                                 Self Managed
UW ECONOMIC OCCUPANCY %                                                    98.2%
UW REVENUES                                                         $161,818,908
UW EXPENSES                                                         $ 38,279,942
UW NET OPERATING INCOME (NOI)                                       $123,538,966
UW NET CASH FLOW (NCF)(3)                                           $123,538,966
--------------------------------------------------------------------------------

(1)  The total loan amount of the Ala Moana Portfolio Properties was
     $1,500,000,000 (collectively, the "Ala Moana Portfolio Loan Combination")
     evidenced by multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000 (the "Ala Moana
     Portfolio Subordinate Non-Trust Loans"). Four senior pari passu notes totaling $400,000,000 (collectively, the "Ala Moana Portfolio Mortgage
     Loan") are included in the trust fund. The remaining pari passu notes totaling $800,000,000 (the "Ala Moana Portfolio Pari Passu Non-Trust
     Loans") and the Ala Moana Portfolio Subordinate Non-Trust Loans totaling
     $300,000,000 are not included in the trust fund. One $300,000,000 Ala Moana
     Portfolio Pari Passu Non-Trust Loan was included in the securitization of the Deutsche Mortgage and Asset Receiving Corporation, CD 2006-CD3
     Commercial Mortgage Pass-Through Certificates (the "CD 2006-CD3
     Transaction"). One $96,000,000 Ala Moana Portfolio Pari Passu Non-Trust
     Loan and multiple Ala Moana Portfolio Subordinate Non-Trust Loans totaling
     $115,000,000 were included in the securitization of the Citigroup
     Commercial Mortgage Securities Inc., CGCMT 2006-C5 Commercial Mortgage
     Pass-Through Certificates (the "CGCMT 2006-C5 Transaction"). One
     $200,000,000 Ala Moana Portfolio Pari Passu Non-Trust Loan and multiple Ala
     Moana Portfolio Subordinate Non-Trust Loans totaling $25,000,000 were included in the securitization of the CWCapital Commercial Funding Corp.,
     COBALT 2006-C1 Commercial Mortgage Pass-Through Certificates (the "COBALT
     2006-C1 Transaction").

(2)  Upon the occurrence and during the continuation of an Ala Moana Portfolio
     Trigger Event (as defined below), the Ala Moana Portfolio Borrower is required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums, and ground rent monthly, (b) $41,664.67 monthly, subject to a cap of $499,976, into a Replacement Reserve, and (c)
     $110,987.08 monthly, subject to a cap of $1,331,845, into a rollover reserve.

(3)  UW NCF DSCR and UW NCF does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
     Kapiolani Development L.L.C. was underwritten and included in the calculation of UW NCF DSCR.

(4)  See, "Ala Moana Portfolio Mortgage Loan Summary" below for further discussion.

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                                   TENANT SUMMARY

                                                                      % OF NET                                             DATE OF
                                         RATINGS        NET RENTABLE  RENTABLE                             % OF ACTUAL      LEASE
            TENANT NAME           FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF    ACTUAL RENT        RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Anchor Owned
Neiman Marcus, Inc.                     NR/NR/NR                           SHADOW ANCHOR -- NOT PART OF COLLATERAL
Anchor Tenants
Sears, Roebuck & Co.                    BB/NR/BB+           341,199     17.1%     $ 0.00(2) $      0.00(2)       0.0%(2)  08/31/09
Macy's Department Stores, Inc.        BBB+/Baa1/BBB         326,860     16.4%     $ 6.65    $ 2,173,380          2.4%     12/31/15
                                                          ---------     ----      ------    ----------         -----
Total Anchor Tenants                                        668,059     33.6%     $ 3.25    $ 2,173,380          2.4%
Shirokiya Incorporated                  NR/NR/NR             53,515      2.7%     $29.71    $ 1,589,748          1.8%     01/31/20
Old Navy, Inc.                       BBB-/Baa3/BBB-          33,221      1.7%     $25.16    $   835,908          0.9%     01/31/11
Longs Drugs                             NR/NR/NR             31,049      1.6%     $38.47    $ 1,194,456          1.3%     01/31/11
Barnes & Noble Booksellers, Inc.        NR/NR/NR             30,758      1.5%     $12.89    $   396,564          0.4%     01/31/16
Banana Republic, Inc.                 BBB-/Ba3/BBB-          22,639      1.1%     $80.22    $ 1,816,176          2.0%     01/31/09
                                                          ---------     ----      ------    ----------         -----
Top 5 In-Line Tenants                                       171,182      8.6%     $34.07    $ 5,832,852          6.5%
Non-major Tenants(3)                                      1,066,636     53.6%     $76.36    $81,452,741        91.1%
                                                          ---------     ----      ------    ----------
Occupied Total                                            1,905,877     95.8%     $46.94    $89,458,973
Vacant                                                       83,882      4.2%
                                                          ---------     ----
COLLATERAL TOTAL                                          1,989,759      100%
                                                          =========     ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Sears, Roebuck & Co. ("Sears") does not pay base rent but is responsible for CAM reimbursements and percentage rent. Per the June 27, 2006 rent roll, Sears pays $4.48 psf for CAM reimbursements. Pursuant to the Sears lease, Sears currently pays 1.5% of net sales less real estate tax reimbursements.

(3)  "Non-major Tenants" refer to tenants not listed as "Anchor Owned", "Anchor
     Tenants", or "Top 5 In-Line Tenants."

                             LEASE ROLLOVER SCHEDULE

                                                                                % OF TOTAL   CUMULATIVE %
                          AVERAGE BASE              % OF TOTAL                 BASE RENTAL   OF TOTAL BASE
             # OF LEASES   RENT PER SF                  SF       CUMULATIVE %    REVENUES   RENTAL REVENUES
     YEAR      ROLLING       ROLLING    SF ROLLING    ROLLING   OF SF ROLLING    ROLLING        ROLLING
-----------------------------------------------------------------------------------------------------------

    MTM           37         $40.38         39,682        2.0%        2.0%           1.8%          1.8%
    2007          42         $43.88         65,161        3.3%        5.3%           3.2%          5.0%
    2008          60         $54.99        112,171        5.6%       10.9%           6.9%         11.9%
    2009          60         $26.01        532,640       26.8%       37.7%          15.5%         27.4%
    2010          49         $89.74        130,917        6.6%       44.3%          13.1%         40.5%
    2011          38         $57.66        140,371        7.1%       51.3%           9.0%         49.5%
    2012          39         $83.71         70,319        3.5%       54.8%           6.6%         56.1%
    2013          33         $85.28         63,280        3.2%       58.0%           6.0%         62.2%
    2014          32         $98.63         72,901        3.7%       61.7%           8.0%         70.2%
    2015          42         $33.81        476,178       23.9%       85.6%          18.0%         88.2%
    2016          15         $82.20         74,027        3.7%       89.3%           6.8%         95.0%
 Thereafter       10         $34.93        128,230        6.4%       95.8%           5.0%        100.0%
   Vacant                                   83,882        4.2%      100.0%
                                         ---------     ------                     ------
   TOTALS        457                     1,989,759     100.00%                    100.00%
                                         ---------     ------                     ------

                           ALA MOANA PORTFOLIO SUMMARY

                       CUT-OFF
                    ALLOCATED LOAN  PROPERTY   YEAR BUILT /    PROPERTY       OCCUPANCY %          APPRAISED      UNDERWRITTEN
PROPERTY NAME         BALANCE(1)      TYPE    YEAR RENOVATED     SIZE    (AS OF JUNE 27, 2006)       VALUE      NET CASH FLOW(2)
--------------------------------------------------------------------------------------------------------------------------------

Ala Moana Center     $377,763,469    Retail     1959 / 2004   1,606,435           97.31%        $2,200,000,000    $116,671,271
Ala Moana Building     12,363,168    Office     1961 / 2004     199,362           89.15             72,000,000       3,818,332
Ala Moana Pacific
   Center               8,242,112    Office     1983 / NAP      169,918           88.82             48,000,000       2,545,555
Ala Moana Plaza         1,631,251    Retail     1989 / NAP       14,044          100.00              9,500,000         503,808
                     ------------                             ---------          ------         --------------    ------------
TOTAL / WTD. AVG.    $400,000,000                             1,989,759           95.78%        $2,329,500,000    $123,538,966
                     ============                             =========                         ==============    ============

(1)  The Cut-Off Allocated Loan Balance does not include the Ala Moana Portfolio
     Pari Passu Non-Trust Loans or the Ala Moana Portfolio Subordinate Non-Trust
     Loans. See, "Ala Moana Portfolio Mortgage Loan Summary" below.

(2)  UW NCF DSCR does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
     Kapiolani Development L.L.C was underwritten and included in the calculation of UW NCF DSCR.

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o    THE LOAN. The subject mortgage loan (the "Ala Moana Portfolio Mortgage
     Loan") is secured by fee simple and leasehold interests on four (4)
     mortgaged properties totaling approximately 1,989,759 square feet of office and retail space located in Honolulu, Hawaii (collectively, "Ala Moana
     Portfolio Properties"). The Ala Moana Portfolio Mortgage Loan has a cut-off
     date principal balance of $400,000,000 and represents approximately 6.1% of the initial mortgage pool balance. The Ala Moana Portfolio Mortgage Loan was originated on August 14, 2006 and provides for interest-only payments for the entire 60 months of its term.

     The $400,000,000 Ala Moana Portfolio Mortgage Loan is part of a split loan structure (collectively, the "Ala Moana Portfolio Loan Combination")
     comprised of multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000 (the "Ala Moana
     Portfolio Subordinate Non-Trust Loans"). The Ala Moana Portfolio Mortgage
     Loan in the original principal amount of $400,000,000 is included in the trust fund. One of the pari passu notes in the original principal amount of
     $300,000,000 was included in the Deutsche Mortgage & Asset Receiving
     Corporation, CD 2006-CD3 Commercial Mortgage Pass-Through Certificates (the
     "CD 2006-CD3 Transaction"). One of the pari passu notes in the original principal amount of $96,000,000 and multiple Ala Moana Portfolio
     Subordinate Non-Trust Loans totaling $115,000,000 were included in the securitization of the Citigroup Commercial Mortgage Securities Inc., CGCMT
     2006-C5 Commercial Mortgage Pass-Through Certificates (the "CGCMT 2006-C5
     Transaction"). One of the pari passu notes in the original principal amount of $200,000,000 and multiple Ala Moana Portfolio Subordinate Non-Trust
     Loans totaling $25,000,000 were included in the securitization of the
     CWCapital Commercial Funding Corp., COBALT 2006-C1 Commercial Mortgage
     Pass-Through Certificates (the "COBALT 2006-C1 Transaction"). The
     respective rights of the various holders of the Ala Moana Portfolio Loan
     Combination will be governed by a co-lender agreement described under
     "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The Ala Moana
     Portfolio Loan Combination" in the offering prospectus relating to the offered certificates. The Ala Moana Portfolio Loan Combination will be serviced under the CD 2006-CD3 Transaction pooling and servicing agreement by Wachovia Bank, National Association, as a master servicer, and J.E.
     Robert Company, Inc., as a special servicer.

     The Ala Moana Portfolio Mortgage Loan has a remaining term of 54 months and matures on September 1, 2011. The Ala Moana Portfolio Mortgage Loan may be
     freely prepaid in whole on or after January 1, 2011, and permits defeasance with United States government obligations beginning two (2) years after the closing date of the last securitization transaction involving any portion of the Ala Moana Portfolio Loan Combination.

o    THE BORROWERS. The borrowers are GGP Ala Moana, L.L.C. and GGP Kapiolani
     Development, L.L.C., both bankruptcy remote special purpose entities
     (collectively, the "Ala Moana Portfolio Borrower"). Legal counsel to the
     Ala Moana Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Ala Moana Portfolio Loan
     Combination. The sponsor of the Ala Moana Portfolio Loan Combination is GGP
     Limited Partnership ("GGPLP"), a subsidiary of General Growth Properties,
     Inc. ("GGP"), a publicly traded real estate investment trust (NYSE: GGP).
     GGP owns, develops, operates, and/or manages shopping malls in over 40 states, as well as master planned communities in three states. GGP is headquartered in Chicago, Illinois. As of October 6, 2006, GGP was rated
     "BBB-" by S&P, "Ba2" by Moody's, and "BB" by Fitch, and had a market capitalization of approximately $11.87 billion.

o    THE PROPERTIES. The Ala Moana Portfolio Properties consist of four (4)
     mortgaged properties including an approximately 1,606,435 square foot three and four story open-air regional mall (the "Ala Moana Center"), an approximately 199,362 square foot 22-story office building (the "Ala Moana
     Building"), an approximately 169,918 square foot 18-story office building
     (the "Ala Moana Pacific Center"), and an approximately 14,044 square foot single-story retail property (the "Ala Moana Plaza") all located in
     Honolulu, Hawaii. As of June 27, 2006, the weighted average occupancy rate for the Ala Moana Portfolio Properties was approximately 95.8%.

     The largest tenant is Sears, Roebuck & Co., occupying approximately 341,199 square feet, or approximately 17.1% of the net rentable area. Sears,
     Roebuck & Co. is a subsidiary of Sears Holdings Corporation ("Sears")
     (NYSE: SHLD), a retailer in the United States and Canada. Sears operates full-line stores that offer an array of products, including home appliances, consumer electronics, tools, garden equipment, automotive services and products, apparel, footwear, health, beauty, pantry, household products, and toys. As of May 18, 2006, Sears operated approximately 3,800 full-line and specialty retail stores in the United

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     States and Canada. Sears was founded in 1899 is headquartered in Hoffman
     Estates, Illinois. As of September 21, 2006, Sears had a market capitalization of approximately $24.8 billion. As of October 6, 2006 Sears was rated "NR" by Moody's and "BB" by Fitch. The Sears, Roebuck & Co. lease expires in August 2009.

     The second largest tenant is Macy's Department Stores, Inc., occupying approximately 326,860 square feet, or approximately 16.4% of the net rentable area. Macy's Department Stores, Inc. is a subsidiary of Federated
     Department Stores, Inc. ("Federated") (NYSE: FD), a retail organization that operates department and retail stores. Federated offers various merchandise, including men's, women's, and children's apparel and accessories; cosmetics; home furnishings; and other consumer goods. As of
     June 6, 2006, Federated operated approximately 850 retail stores in 45 states, the District of Columbia, Guam, and Puerto Rico under the names of
     Macy's, Bloomingdale's, Famous-Barr, Filene's, Foley's, Hecht's,
     Kaufmann's, L.S. Ayres, Marshall Field's, Meier & Frank, Robinsons-May,
     Strawbridge's, and The Jones Store. Federated was founded in 1820 and is based in Cincinnati, Ohio. As of September 21, 2006, Federated had a market capitalization of approximately $22.3 billion. As of October 6, 2006,
     Federated was rated "Baa1" by Moody's and "BBB+" by Fitch. The Macy's
     Department Stores, Inc. lease expires in December 2015.

     The third largest tenant is Shirokiya Incorporated ("Shirokiya"), occupying approximately 53,515 square feet, or approximately 2.7% of the net rentable area. Shirokiya is a locally owned department store. Its products include electronic home entertainment, digital cameras, home furnishings and decor, jewelry, fashion accessories, appliances, kitchenware, cooking ingredients and foods from Japan, bento lunches and cultural demonstrations. The
     Shirokiya lease expires in January 2020.

     The Ala Moana Center is currently undergoing an expansion that will add approximately 202,000 square feet with Nordstrom department store, as tenant, and over 100,000 square feet of additional retail in-line mall space.(the "Expansion Space"). The Expansion Space will be connected to the current improvements and upon completion will be collateral for the Ala
     Moana Portfolio Loan Combination.

o    LOCK BOX ACCOUNT. The Ala Moana Portfolio Borrower or the property manager is required to cause all rents and other revenue from the Ala Moana
     Portfolio Properties to be deposited into a lockbox account under the control of lender within two (2) business days of receipt. The rents and other revenue will then be transferred daily into the Ala Moana Portfolio
     Borrower's account provided no Ala Moana Portfolio Trigger Event (as defined below) exists. In the event of an Ala Moana Portfolio Trigger
     Event, funds in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the Ala Moana Portfolio Trigger
     Event, funds will again be transferred daily from the lockbox account to the Ala Moana Portfolio Borrower's account. An Ala Moana Portfolio Trigger
     Event means the occurrence of (i) an event of default under the Ala Moana
     Portfolio Mortgage Loan or (ii) the date on which the debt-service-coverage ratio (based on the Ala Moana Portfolio Loan Combination and any permitted mezzanine debt) for the preceding twelve (12) consecutive months is less than 1.25x. An Ala Moana Portfolio Trigger Event will continue until the applicable event of default is cured or waived or until the date on which the debt-service-coverage ratio equals or exceeds 1.25x for the twelve (12)
     consecutive months period then ending.

o    CURRENT SUBORDINATE INDEBTEDNESS. The Ala Moana Portfolio Subordinate
     Non-Trust Loans, which are subordinate to the Ala Moana Portfolio Pari
     Passu Non-Trust Loans, and the Ala Moana Portfolio Mortgage Loan, are also secured by the first mortgage encumbering the Ala Moana Portfolio
     Properties. The maturity date for all loans in the Ala Moana Portfolio Loan
     Combination are the same. Currently, there is no mezzanine indebtedness.

     In addition, the Ala Moana Portfolio Borrower is permitted to incur trade and operational debt which is unsecured in an aggregate amount not to exceed $112,500,000.

o    FUTURE MEZZANINE. The Ala Moana Portfolio Borrower is permitted to pledge their direct or indirect ownership interests to secure mezzanine financing provided that, among other things, the following conditions are satisfied:
     (i) a maximum loan-to-value ratio (based on the aggregate balances of the
     Ala Moana Portfolio Loan Combination and the mezzanine debt) of 64.5%; (ii)
     if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the

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     mezzanine loan with a fixed strike price that results in a debt-service-coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Ala Moana Portfolio Loan
     Combination and the mezzanine debt) of no less than 1.45x; (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated debt service coverage ratio (calculated on the aggregate balances of the Ala Moana Portfolio Loan Combination and the permitted mezzanine debt) will be no less than 1.45x (assuming for such calculation the debt-service-coverage ratio will include an assumed amortization payment by borrower based on a 30-year amortization schedule); (iv) the debt-service-coverage ratio (based on the aggregate debt service payments under the Ala Moana Portfolio Loan Combination and the mezzanine debt)
     immediately following the closing of the mezzanine debt will not be less than 1.45x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation; and (vi)
     an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o    FUTURE SUBORDINATE INDEBTEDNESS. The holders of indirect ownership interests in the Ala Moana Portfolio Borrower are permitted to pledge their ownership interests to secure additional indebtedness, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Ala Moana Portfolio Loan Combination has occurred and is continuing, (ii) the pledge is made to a "qualified pledgee", (iii) the Ala
     Moana Portfolio Borrower delivers a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (iv) in the event the property manager of the Ala Moana Portfolio Properties will change in connection with the pledge, the replacement property manager must meet the conditions of a qualifying manager set forth in the related loan documents. Pledges of equity to or from affiliates of the Ala Moana
     Portfolio Borrower are also permitted.

     A "qualified pledgee" generally means one or more institutional entities that (A) has total assets (in name or under management) in excess of
     $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of
     $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (ii) an entity for which the Ala Moana Portfolio
     Borrower have obtained lender approval or after a securitization, rating agency confirmation.

o    GUARANTY/INDEMNITY. GGPLP executed a guaranty of payment as additional security for the Ala Moana Portfolio Loan Combination in the amount of
     $400,000,000. Also, GGPLP entered into an indemnity agreement whereby GGPLP agreed to indemnify the lender against the failure by the Ala Moana
     Portfolio Borrower to pay for unfunded tenant allowances, which equaled
     $2,803,215.45 as of loan origination. Lastly, GGPLP executed a $140,000,000 guaranty of payment with regard to the Expansion Space improvements
     (collectively, the "Guaranteed Obligations"). GGPLP's obligations under the
     $400,000,000 guaranty of payment will terminate upon the earlier of (i)
     repayment of the Ala Moana Portfolio Loan Combination in full or (ii)
     defeasance of the Ala Moana Portfolio Loan Combination. GGPLP's obligations under the indemnity will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii) defeasance of the Ala
     Moana Portfolio Loan Combination, or (iii) the unfunded tenant allowances are equal to or less than $1,000,000. GGPLP's obligations under the guaranty with regard to the Expansion Space will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii)
     defeasance of the Ala Moana Portfolio Loan Combination, or (iii) upon the date the Qualifying Base Rent (as defined herein) from tenants equals or exceeds $10,000,000. GGPLP's obligations under the guaranty with respect to the Expansion Space will be reduced by an amount equal to $14.00 for each
     $1 of Qualifying Base Rent from tenants. An event of default under the
     $400,000,000 guaranty of payment and the guaranty regarding the Expansion
     Space will occur if at any time, the net worth of GGPLP falls below
     $5,000,000,000 and GGPLP does not post a letter of credit in an amount equal to the then outstanding Guaranteed Obligations.

o    MASTER LEASE. GGP Kapiolani Development L.L.C., as landlord, and GGPLP, as tenant, executed a master lease with regard to the Expansion Space. The master lease will continue until the earlier of (i) the date on which the entire Expansion Space has been relet, (ii) the date that the Ala Moana
     Portfolio Loan Combination has been paid in full, (iii) August 1, 2011 or
     (iv) the date on which annual percentage rent paid pursuant to the
     Nordstrom lease and annual rent paid pursuant to the in-line retail leases applicable to the Expansion Space (the "Qualifying Base Rent") equals or exceeds $10,000,000 per annum. If the master lease

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     is terminated by reference to the above clause (iii), the parties will agree to extend the term of the master lease for a period of at least 60 days commencing August 1, 2011. GGP Kapiolani Development L.L.C. will be required to pay a base rent of $10,000,000 per annum upon the occurrence of a trigger event. If the master lease is terminated by reference to the above clause (iv), base rent of $10,000,000 will not be required. The base rent payable by GGP Kapiolani Development L.L.C. will be reduced by $1 for each $1 of Qualifying Base Rent.

o    RELEASE PROVISIONS. The Ala Moana Portfolio Borrower has the right to release one or more parcels or outlots and a multi-level parking garage
     (the "Parking Garage") which may be constructed in the future by the Ala
     Moana Portfolio Borrower, (each, a "Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include:
     (i) no event of default has occurred and is continuing (ii) in the event of securitization, the rating agencies have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (iii)
     the Release Parcel is vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas provided that this condition shall not apply to the Parking
     Garage); (iv) Ala Moana Portfolio Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the
     Release Parcel(s) is not necessary for Ala Moana Portfolio Borrower's operation or use of the Ala Moana Portfolio Properties for its then current use and may be readily separated from the Ala Moana Portfolio Properties without a material diminution in the value of the Ala Moana Portfolio
     Properties provided that this condition will not apply to the Parking
     Garage if the Ala Moana Portfolio Borrower retains an easement for parking in the Parking Garage sufficient to comply with the terms of the loan agreement.

     The Ala Moana Portfolio Borrower also has the right to obtain a release of one or more anchor parcels that the Ala Moana Portfolio Borrower acquires after the origination of the Ala Moana Portfolio Loan Combination (each, an
     "Acquired Anchor Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing and (ii) the Ala Moana Portfolio Borrower delivers to the lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release of such Acquired Anchor Parcel.

o    SUBSTITUTION PROVISIONS. The Ala Moana Portfolio Borrower, at its option, sole cost and expense, may obtain a release of one or more portions of the
     Ala Moana Portfolio Properties (each, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing;
     (ii) the Exchange Parcel must either be vacant, non-income producing and unimproved land or improved only by surface parking areas, landscaping or utility facilities that are readily relocatable; (iii) the Ala Moana
     Portfolio Borrower substitutes the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel"); (iv) the Ala
     Moana Portfolio Borrower provides an environmental report and an engineering report (if applicable) with respect to the Acquired Parcel; and
     (v) the Ala Moana Portfolio Borrower properly releases the Exchange Parcel and obtains title insurance or a title endorsement for the Acquired Parcel.

o    GROUND LEASE. A portion of the Ala Moana Pacific Center is on a ground lease. The ground lease expires in 2046 and there are no rights of renewal.
     The lender has certain rights to cure any default of the Ala Moana
     Portfolio Borrower under the ground lease and is entitled to a new lease upon the termination of the ground lease for any reason.

o    MANAGEMENT. The Ala Moana Portfolio Borrower is the property manager for the Ala Moana Portfolio Loan Combination.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $306,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 4.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                               Acquisition/Refinance
SPONSOR                             Triple Five National Development Corporation
OWNERSHIP INTEREST                            Fee Simple and Leased Fee Interest
MORTGAGE RATE                                                            5.7990%
MATURITY DATE                                                   December 1, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING                                   117 / Interest Only
   AMORTIZATION TERM
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   REPLACEMENT                                                                $0
   TI / LC                                                                    $0
   ENVIRONMENTAL AND ENGINEERING                                         $25,000
ONGOING MONTHLY RESERVES(2)
   TAX/INSURANCE                                           Springing / Springing
   REPLACEMENT                                                         Springing
   TI / LC                                                             Springing
ADDITIONAL FINANCING(1)                                                       No

                                                               MALL OF AMERICA
                                                             LOAN COMBINATION(3)
                                                             -------------------
CUT-OFF DATE PRINCIPAL BALANCE                                     $755,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                          $273
CUT-OFF DATE LTV RATIO                                                    75.50%
MATURITY DATE LTV RATIO                                                   75.50%
UW NCF DSCR                                                                1.43x
MOODY'S/S&P                                                                 NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Bloomington, MN
PROPERTY TYPE                                        Retail, Super Regional Mall
SIZE (SF)(4)                                                           2,769,954
OCCUPANCY % AS OF NOVEMBER 2, 2006                                         94.0%
YEAR BUILT / YEAR RENOVATED                                          1992 / 2005
APPRAISED VALUE                                                   $1,000,000,000
PROPERTY MANAGEMENT                 Triple Five National Development Corporation
UW OCCUPANCY %                                                             90.1%
UW REVENUES                                                         $115,016,535
UW EXPENSES                                                          $49,097,538
UW NET OPERATING INCOME (NOI)                                        $65,918,997
UW NET CASH FLOW (NCF)                                               $63,308,844
--------------------------------------------------------------------------------

(1)  The cut-off date principal balance of $306,000,000 consists of a pari passu portion of a first mortgage loan with an aggregate original principal balance of $755,000,000 (the "Mall of America Loan Combination"), which is comprised of multiple pari passu notes. A pari passu note in the amount of
     $345,000,000 was included in the COMM 2006-C8 mortgage trust. A pari passu note in the amount of $104,000,000, which may be further split into multiple pari passu notes, is currently held by GACC and it is anticipated that this note(s) will be included in future securitization(s). See "The
     Loan Section" herein for additional detail.

(2)  Upon the occurence and continuation of a Trigger Event as defined under
     "Lock Box Account" below the borrower is required to deposit monthly reserves for: (i) taxes, (ii) insurance, (iii) capital expenditures and
     (iv) tenant improvement and leasing commissions. See "The Reserves Section"
     herein for additional detail.

(3)  Calculations are based on the Mall of America Loan Combination Amount.

(4)  Includes square footage for the borrowers' leased fee interest with respect to the Macy's, Bloomingdales and Sears stores. Excluding these tenants'
     square footage results in 2,096,582 square feet.

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                                 TENANT SUMMARY

                             RATINGS           NET        % OF NET                                           DATE OF
                             FITCH/         RENTABLE      RENTABLE   BASE RENT   ANNUAL BASE   % OF TOTAL     LEASE
TENANT NAME               MOODY'S/S&P(1)   AREA (SF)(2)     AREA        PSF          RENT       BASE RENT   EXPIRATION
----------------------------------------------------------------------------------------------------------------------

Anchor Tenants
Macy's                    BBB+/Baa1/BBB        276,581       10.0%     $ 0.00    $        10        0.0%     08/01/15
Bloomingdales(3)          BBB+/Baa1/BBB        218,887        7.9%       0.04          9,000        0.0%     08/31/12
Nordstrom                   A-/Baa1/A          210,664        7.6%       4.00        842,656        1.7%     08/06/22
Sears                      BB/Ba1/BB+          177,904        6.4%       0.00              0        0.0%     08/31/22
                                             ---------      -----      ------    -----------      -----
Total Anchor Tenants                           884,036       31.9%     $ 0.96    $   851,666        1.7%
Top 5 In-Line Tenants
Sports Authority             --/--/B            73,714        2.7%     $ 0.00    $         0        0.0%     01/31/08
AMC Theatres                 B/Ba/B             62,389        2.3%       0.00              0        0.0%     08/31/12
Underwaterworld at MOA      --/--/--            45,209        1.6%       0.00              0        0.0%     01/31/21
Old Navy                   BB+/Ba/BB+           43,851        1.6%      16.43        720,472        1.5%     01/31/12
Barnes & Noble              --/--/--            41,000        1.5%       9.88    $   405,000        0.8%     04/30/14
                                             ---------      -----      ------    -----------      -----
Top 5 In-Line Tenants                          266,163        9.6%     $ 4.23    $ 1,125,472        2.3%
Non-major Tenants                            1,453,351       52.5%     $32.80    $47,666,598       96.0%
                                             ---------      -----      ------    -----------      -----
OCCUPIED TOTAL                               2,603,550       94.0%     $19.07    $49,643,736      100.0%
Vacant Space                                   166,404        6.0%
                                             ---------      -----
COLLATERAL TOTAL                             2,769,954      100.0%
                                             =========      =====

(1)  Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)  Net rentable area (SF) includes Macy's, Bloomingdales and Sears, which are all subject to ground lease agreements with the borrowers.

(3)  Under the Mall of America loan documents, the borrower is permitted to redevelop the premises currently occupied by Bloomingdales.

                           LEASE ROLLOVER SCHEDULE(1)

                       WTD. AVG.
               # OF     UW BASE                             CUMULATIVE     % OF IN      CUMULATIVE %
              LEASES   RENT PSF     TOTAL SF   % OF TOTAL    % OF SF     PLACE RENT   OF IN PLACE RENT
   YEAR      ROLLING    ROLLING     ROLLING    SF ROLLING    ROLLING       ROLLING        ROLLING
------------------------------------------------------------------------------------------------------

MTM             13       $67.05       18,548        0.7%        0.7%          2.5%            2.5%
2007            16        26.24       57,309        2.1         2.7%          3.0             5.5%
2008            35        18.53      291,708       10.5        13.3%         10.9            16.4%
2009            25        48.98       53,921        1.9        15.2%          5.3            21.7%
2010            22        34.59       91,869        3.3        18.5%          6.4            28.1%
2011            22        42.58       85,723        3.1        21.6%          7.4            35.5%
2012            25        11.91      381,006       13.8        35.4%          9.1            44.6%
2013            60        50.45      182,138        6.6        42.0%         18.5            63.1%
2014            31        37.13      153,943        5.6        47.5%         11.5            74.7%
2015            32        13.12      401,113       14.5        62.0%         10.6            85.3%
2016            29        43.44       94,675        3.4        65.4%          8.3            93.5%
Thereafter      13         4.05      791,597       28.6        94.0%          6.5           100.0%
Vacant          --                   166,404        6.0       100.0%
               ---                 ---------      -----                     -----
TOTALS         323                 2,769,954      100.0%                    100.0%
                                   =========      =====                     =====

(1)  The information in this schedule assumes that no tenant exercises an early termination option.

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o    THE LOAN. The subject mortgage loan (the "Mall of America Loan") is secured by a first mortgage encumbering a super regional mall located in
     Bloomington, Minnesota (the "Mall of America Property"). The Mall of
     America Loan has a cut-off date principal balance of $306,000,000, representing approximately 4.6% of the initial mortgage pool balance. The
     Mall of America Loan is a portion of a Loan Combination with an original principal balance of $755,000,000 (the "Mall of America Loan Combination")
     originated on November 2, 2006. The other loans related to the Mall of
     America Loan are evidenced by multiple pari passu notes (none of which are assets of the trust), consisting of (i) a pari passu note with an original principal balance of $345,000,000, which is an asset in the COMM 2006-C8 transaction and (ii) a pari passu note with an original principal balance of $104,000,000, which note, currently held by GACC, may be split into multiple pari passu notes. It is anticipated that this note(s) will be included in one or more future securitizations. The respective rights of the holders of the Mall of America Loan Combination are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the COMM
     2006-C8 transaction, as described in the preliminary prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The
     Mall of America Loan Combination".

     The Mall of America Loan has a remaining term of 117 months, matures on
     December 1, 2016, and may be prepaid without penalty on or after October 1,
     2016. The Mall of America Loan documents permit defeasance with United
     States government obligations beginning 2 years after the securitization date of the last pari passu loan. The Mall of America Loan Combination proceeds were used to refinance existing debt on the Mall of America
     Property and to buy out the Previous Partners (as defined below) to provide the Mall of America Loan sponsor, Triple Five National Development
     Corporation ("Triple Five"), with 100% ownership of the fee interest in the
     Mall of America Property.

o    THE BORROWERS. The borrowers are MOAC Mall Holdings LLC and MOA
     Entertainment Company LLC, both of which are single purpose bankruptcy remote entities with independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Mall of America Loan Combination. The sponsor of the borrowers is
     Triple Five (as defined above).

     Triple Five is an entity owned by the Ghermezian family of Canada. Triple
     Five has developed numerous commercial, industrial and residential projects throughout the United States and Canada. Triple Five has developed various real estate projects in California, Washington, Colorado, Minnesota,
     Arizona, Nevada, New York and Florida. In addition to the Mall of America
     Property, Triple Five developed and currently owns the West Edmonton Mall in Edmonton, Canada (approximately 5.4 million square feet.), the largest retail, hospitality and entertainment complex in the world. Triple Five is a repeat sponsor of a Deutsche Bank borrower.

     Prior to the Mall of America Loan Combination closing, the ownership of the borrowers was divided between three entities: Triple Five (50%), Teachers
     Insurance and Annuity Association (27.5%) ("TIAA"), and Simon Property
     Group (22.5%) ("Simon," and together with TIAA, the "Previous Partners").
     For several years there has been outstanding litigation among the Previous
     Partners and Triple Five. In connection with the buyout and at closing,
     Triple Five and the Previous Partners entered into a global settlement which released all outstanding litigation associated with the ownership interests in the Mall of America Property and the Previous Partners. A
     significant portion of the Mall of America Loan Combination proceeds went towards the buyout of the Previous Partners' interest in the Mall of
     America Property with the buyout valuation for the Mall of America Property predicated on a $1 billion value.

o    THE PROPERTY. The Mall of America Property is a 2,769,954 square foot super regional mall situated on a 78.07-acre land parcel located in Bloomington,
     Minnesota, which is part of the Minneapolis-St. Paul metropolitan statistical area. The Mall of America Property was constructed in 1992 and renovated in 2005. As of November 2, 2006, the Mall of America Property
     exhibited an occupancy of 94.0% and 2005 in-line sales of $594 per square foot (for all tenants under 10,000 square feet).

     The Mall of America Property is configured as a rectangle, with an anchor store situated in each corner (Macy's, Bloomingdales, Nordstrom and Sears).
     In the center is the seven-acre (292,060 square feet) amusement center known as "The Park at MOA" (part of the collateral for the Mall of America
     Loan Combination). The Park at MOA, which has 27 rides including a 74-foot high

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     ferris wheel, is surrounded by four, three-level retail "avenues" and a fourth floor "entertainment district." Each of the four corridors or
     "avenues" between the anchors are distinguished by a theme and color scheme which makes it easier for shoppers to navigate the mall. The Mall of
     America Property also includes Underwater World (a 1.2 million gallon walk-through aquarium) and a LEGO Imagination Center (an interactive play center for children). Additional attractions include, among other things,
     20 full-service restaurants, 36 specialty food stores, 30 fast food restaurants, 8 nightclubs, a 14-screen movie theater, and three food courts. Overall, these specialized retail spaces and amenities provide synergy with the Park at MOA that creates a unique entertainment component to the Mall of America Property. Attached to the Mall of America Property
     are two parking structures that offer a total of 12,500 enclosed parking spaces. In addition, there are 1,282 open air and underground parking spaces surrounding the Mall of America Property.

     The Mall of America Property is the nation's largest retail and entertainment complex. There are more than 35 hotels located within an
     8-mile radius of the Mall of America Property. The 11.6 mile Hiawatha
     Corridor Light Rail Transit links three of the region's most popular destinations: Downtown Minneapolis, Minneapolis-St. Paul International
     Airport and the Mall of America property. The Mall of America Property's size and tenant mix further allow it to draw tourists from multiple states.

     The largest tenant is Macy's, which occupies 276,581 square feet, or approximately 10.0% of the net rentable area. Macy's is a department store chain operated by Federated Department Stores ("Federated"). Federated
     operates 825 Macy's stores in 45 states, Washington, D.C., Puerto Rico and
     Guam. Federated was founded in 1820 and is based in Cincinnati, Ohio. In
     August 2005, Federated acquired The May Department Stores Company in a transaction valued at approximately $11.0 billion plus approximately $6.0 billion in assumed debt. As of February 2007, Federated was rated "BBB" by
     Standard and Poors and "Baa1" by Moody's. The Macy's lease expires in
     August 2015.

     The second largest tenant is Bloomingdale's, which occupies 218,887 square feet or approximately 7.9% of the net rentable area. Bloomingdale's is a department store operated by Federated, which operates 36 Bloomingdales stores in 12 states. Under the Mall of America Loan Combination documents the borrowers may pursue the redevelopment of the premises currently occupied by Bloomingdale's and terminate the Bloomingdale's lease subject to certain conditions. The Bloomingdale's lease expires in August 2012.

     The third largest tenant is Nordstrom, Inc. ("Nordstrom"), occupying
     210,664 square feet, or approximately 7.6% of the net rentable area.
     Nordstrom, through Nordstrom, Nordstrom Rack, Last Chance and Faconnable
     retail stores, sells apparel, shoes, cosmetics, and accessories. As of
     November 16, 2006, the company operated 99 Nordstrom stores, 50 Nordstrom
     Racks, 5 Faconnable boutiques in the United States and 35 Faconnable boutiques in Europe. Nordstrom was founded in 1901 and is based in Seattle,
     Washington. As of February 20, 2007, Nordstrom was rated "A" by Standard and Poor's, "Baa1" by Moody's and "A-" by Fitch. The Nordstrom lease expires in August 2022.

     The sponsor owns a 42-acre adjacent land parcel to the north of the Mall of
     America Property and plans to construct a Mall of America Phase II development (the "Phase II"), which is not part of the collateral. The
     Phase II will be connected to the Mall of America Property and is expected to complement the existing shops and attractions at the Mall of America
     Property. The Phase II is a mixed-use complex zoned for up to 5.6 million square feet of new development, which may include premier hotels, office complex/business center with conference facilities, retail offerings, restaurants, recreational/fitness/spa facilities, entertainment/cultural attractions, performing arts center, a dinner theater (1,200 seats) and a water park. The first element of the Phase II expansion occurred in 2004, when IKEA opened a new 306,000 square foot store. The Mall of America
     Property draws more than 40 million visits a year and the sponsors anticipate that the Phase II will attract an additional 20 million visitors a year, with nearly 40 percent of those visitors arriving at the Mall of
     America Property from beyond a 150 mile radius.

o    LOCK BOX ACCOUNT. The tenants at the Mall of America Property have been instructed to send rent directly to a lender controlled account. Amounts in the lender controlled account are swept daily to a borrower controlled account. Upon the occurrence of a Trigger Event (as defined below), funds will remain in a lender controlled account and will be applied to debt service and required reserves with excess amounts returned to borrower. A
     "Trigger Event" means the occurrence of (i) an event of default, as such term is defined in the Mall of America Loan Combination documents or (ii)
     the date on which the debt service coverage ratio on a trailing 12 month basis is less than 1.10x for two consecutive quarters.

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o    RESERVES. Upon the occurrence and continuation of a Trigger Event, the borrowers are required to deposit monthly reserves for: (i) taxes, in the amount of 1/12 of the amount the lender reasonably estimates will be required to pay taxes and assessments, (ii) insurance, in the amount of
     1/12 of the amount the lender reasonably estimates will be required to pay the insurance premiums, (iii) capital expenditures, in the amount of 1/12 of the amount the lender reasonably estimates will be necessary and (iv)
     tenant improvement and leasing commissions, in the amount of $30,000.

o    RELEASE PROVISIONS. The Mall of America Loan Combination documents permit the free release of certain identified vacant out-parcels, provided certain conditions specified in the Mall of America Loan Combination documents are satisfied. In addition, in lieu of a release of the vacant out-parcels, the borrowers are permitted to lease such parcels pursuant to a ground lease.

o    MANAGEMENT. Triple Five is the property manager for the Mall of America
     Property. Triple Five owns and/or manages approximately 12.2 million square feet of retail space, which includes the Mall of America complex
     (approximately 4.0 million square feet), West Edmonton Mall in Edmonton,
     Canada (the largest mall in the world totalling approximately 5.4 million square feet) and approximately 2.6 million square feet of retail space in the western United States.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                                      $261,600,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 4.0%
NUMBER OF MORTGAGE LOANS                                                       2
LOAN PURPOSE                                                         Acquisition
SPONSOR                           Doyle W. Rogers, John J. Flake, Samuel Mathias
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.8750%
MATURITY DATE                                                    January 1, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM/ REMAINING
   AMORTIZATION TERM                                         118 / Interest Only
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   SPENCER TI FUNDS(1)                                                  $150,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   REPLACEMENT(2)                                                      Springing
   TI/LC (2)                                                           Springing
ADDITIONAL FINANCING(3)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                      $261,600,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $251
CUT-OFF DATE LTV RATIO                                                    80.00%
MATURITY DATE LTV RATIO                                                   80.00%
UW NCF DSCR                                                                1.25x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATION                                          Colorado Springs, Colorado and
                                                          Fayetteville, Arkansas
PROPERTY TYPE                                              Retail, Regional Mall
SIZE (SF)                                                              1,042,617
OCCUPANCY % AS OF DECEMBER 31, 2006                                        95.3%
YEAR BUILT / YEAR RENOVATED                                       1972 / Various
APPRAISED VALUE                                                     $327,000,000
PROPERTY MANAGEMENT                                  Macerich Management Company
UW ECONOMIC OCCUPANCY %                                                    93.0%
UW REVENUES                                                          $29,613,256
UW EXPENSES                                                          $ 9,248,834
UW NET OPERATING INCOME (NOI)                                        $20,364,421
UW NET CASH FLOW (NCF)                                               $19,535,805
--------------------------------------------------------------------------------

(1)  At origination, $150,000 was deposited into a reserve account (the "Spencer
     TI Funds Reserve Account") to be used for tenant improvements associated with the Spencer Gifts tenant space in the Citadel Mall Collateral. Funds held in the Spencer TI Funds Reserve Account will be released subject to certain conditions including among others,: (i) no event of default has occurred and is continuing and (ii) the lender has received evidence that the tenant improvements associated with the Spencer Gifts tenant space have been completed and are paid for.

(2)  Upon the occurrence and during the continuation of a Northwest Arkansas
     Mall and Citadel Mall Cash Management Period (as defined below), the
     Northwest Arkansas Mall and Citadel Mall Borrowers are required to escrow
     (a) $17,385.66 monthly ($9,824.33 monthly for the Northwest Arkansas Mall
     Loan and $7,561.33 monthly for the Citadel Mall Loan) into a replacement reserve account and (b) $51,665.67 monthly ($28,959.75 monthly for the
     Northwest Arkansas Mall Loan and $22,705.92 monthly for the Citadel Mall
     Loan) into a rollover reserve account.

(3)  See, "Mezzanine Debt" below for further discussion.

                NORTHWEST ARKANSAS MALL AND CITADEL MALL SUMMARY

                             CUT-OFF
                         ALLOCATED LOAN  PROPERTY   YEAR BUILT /    PROPERTY       OCCUPANCY %         APPRAISED    UNDERWRITTEN
PROPERTY NAME              BALANCE(1)      TYPE    YEAR RENOVATED     SIZE    (AS OF DECEMBER 2006)      VALUE     NET CASH FLOW
--------------------------------------------------------------------------------------------------------------------------------

Citadel Mall              $136,000,000    Retail     1972 / 1995     453,579          91.0%          $170,000,000   $10,030,297
Northwest Arkansas Mall    125,600,000    Retail     1972 / 1998     589,038          98.6%           157,000,000     9,505,508
                          ------------                             ---------          ----           ------------   -----------
TOTAL / WTD. AVG.         $261,600,000                             1,042,617          95.3%          $327,000,000   $19,535,805
                          ============                             =========          ====           ============   ===========

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                            CITADEL MALL TENANT SUMMARY

                                                                      % OF NET                                         DATE OF
                                         RATINGS        NET RENTABLE  RENTABLE                          % OF ACTUAL     LEASE
           TENANT NAME            FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF   ACTUAL RENT      RENT     EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Anchor Owned
Burlington Coat Factory(2)              NR/NR/NR                   SHADOW ANCHOR - NOT PART OF COLLATERAL
Dillard's                               BB-/B2/BB                  SHADOW ANCHOR - NOT PART OF COLLATERAL
J.C. Penney Company, Inc.             BBB/Baa3/BBB-                SHADOW ANCHOR - NOT PART OF COLLATERAL
Macy's                                 NR/Baa1/BBB                 SHADOW ANCHOR - NOT PART OF COLLATERAL
Sportsman's Warehouse, Inc.             NR/NR/NR            49,991      11.0%    $11.50    $   574,896       5.2%     11/30/20
Steve & Barry's Colorado, LLC           NR/NR/NR            42,677       9.4%    $ 5.60    $   238,991       2.1%     01/31/13
Old Navy Inc.                          BB+/Ba1/BB+          16,822       3.7%    $15.00    $   252,330       2.3%     01/31/08
Abercrombie & Fitch Stores, Inc.
   d/b/a Hollister Co.                  NR/NR/NR             8,721       1.9%    $24.00    $   209,304       1.9%     01/31/16
Utah Company d/b/a Gen X                NR/NR/NR             8,188       1.8%    $ 7.43    $    60,804       0.5%     07/31/07
                                                           -------      ----     ------    -----------     -----
Top 5 In-Line Tenants                                      126,399      27.9%    $10.57    $ 1,336,326      12.0%
Non-major Tenants                                          286,431      63.1%    $34.24    $ 9,806,836      88.0%
                                                           -------      ----     ------    -----------     -----
OCCUPIED TOTAL                                             412,830      91.0%    $26.99    $11,143,162     100.0%
Vacant Space                                                40,749       9.0%
                                                           -------      ----
COLLATERAL TOTAL                                           453,579       100%
                                                           =======      ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Burlington Coat Factory is expected to open for business in March 2007.

                      NORTHWEST ARKANSAS MALL TENANT SUMMARY

                                                                      % OF NET                                          DATE OF
                                          RATINGS       NET RENTABLE  RENTABLE                           % OF ACTUAL    LEASE
           TENANT NAME            FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF   ACTUAL RENT      RENT      EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Anchor Owned
Dillard's (Men's)                       BB-/B2/BB                         SHADOW ANCHOR - NOT PART OF COLLATERAL
Dillard's (Women's)                     BB-/B2/BB                         SHADOW ANCHOR - NOT PART OF COLLATERAL
Anchor Tenants
J.C. Penney Company, Inc.(2)          BBB/Baa3/BBB-        154,123      26.2%   $ 3.63     $  559,776       6.2%       11/30/16
Sears, Roebuck and Co.                 BB/Ba1/BB+          137,125      23.3%   $ 0.00(3)  $        0(3)      0%(3)    02/28/09
                                                           -------      ----    ------     ----------     ------
Total Anchor Tenants                                       291,248      49.4%   $ 1.92     $  559,776       6.2%
Abercrombie & Fitch Stores, Inc.
   d/b/a Abercrombie & Fitch            NR/NR/NR            10,898       1.9%   $22.00     $  239,760       2.7%       12/31/09
Lerner New York, Inc.                   NR/NR/NR             7,973       1.4%   $24.70     $  196,968       2.2%       01/31/17
Express, LLC                           NR/Baa2/BBB           7,324       1.2%   $25.51     $  186,835       2.1%       07/31/15
Banana Republic, Inc.                  BB+/Ba1/BB+           7,095       1.2%   $21.00     $  148,995       1.7%        5/31/09
Talbots Inc.                           BBB/Baa2/A-           6,829       1.2%   $24.00     $  163,896       1.8%       01/31/14
                                                           -------      ----    ------     ----------     ------
                                        NR/NR/NR
Top 5 In-Line Tenants                                       40,119       6.8%   $23.34     $  936,454      10.4%
Non-major Tenants                                          249,501      42.4%   $30.09     $7,506,297      83.4%
                                                           -------      ----    ------     ----------
OCCUPIED TOTAL                                             580,868      98.6%   $15.50     $9,002,528     100.0%
Vacant Space                                                 8,170       1.4%
COLLATERAL TOTAL                                           589,038       100%
                                                           =======      ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  J.C. Penney Company, Inc. ("J.C. Penney") may terminate its lease in the event the landlord fails to provide the number of parking spaces required under its lease or the reciprocal easement agreement is amended without its consent.

(3)  Sears, Roebuck and Co. does not pay base rent, but is responsible for CAM reimbursements and percentage rent.

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                             LEASE ROLLOVER SCHEDULE

                                                                                     % OF TOTAL     CUMULATIVE %
                           AVERAGE BASE                                             BASE RENTAL    OF TOTAL BASE
             # OF LEASES    RENT PER SF                % OF TOTAL    CUMULATIVE %     REVENUES    RENTAL REVENUES
    YEAR       ROLLING        ROLLING     SF ROLLING   SF ROLLING   OF SF ROLLING     ROLLING         ROLLING
-----------------------------------------------------------------------------------------------------------------

    MTM           42          $120.39         10,586       1.0%           1.0%           6.3%            6.3%
    2007         115          $ 24.22        191,525      18.4%          19.4%          23.0%           29.4%
    2008          42          $ 28.57        100,390       9.6%          29.0%          14.2%           43.6%
    2009          28          $ 10.83        192,896      18.5%          47.5%          10.4%           54.0%
    2010          24          $ 27.16         66,313       6.4%          53.9%           8.9%           62.9%
    2011          11          $ 43.80         17,730       1.7%          55.6%           3.9%           66.8%
    2012           7          $ 31.43         15,972       1.5%          57.1%           2.5%           69.3%
    2013          12          $ 15.56         72,032       6.9%          64.0%           5.6%           74.8%
    2014          10          $ 36.36         24,093       2.3%          66.3%           4.3%           79.2%
    2015          18          $ 30.06         52,898       5.1%          71.4%           7.9%           87.1%
    2016          12          $  9.56        191,299      18.3%          89.7%           9.1%           96.2%
Thereafter         2          $ 13.32         57,964       5.6%          95.3%           3.8%          100.0%
   Vacant                                     48,919       4.7%         100.0%
                                           ---------     -----                         -----
   TOTALS        323                       1,042,617     100.0%                        100.0%
                                           =========     =====                         =====

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o    THE LOANS. The Northwest Arkansas Mall mortgage loan (the "Northwest
     Arkansas Mall Loan") and the Citadel Mall mortgage loan (the "Citadel Mall
     Loan" and, together with the Northwest Arkansas Mall Loan, the "Northwest
     Arkansas Mall and Citadel Mall Loans") are evidenced by two cross-collateralized and cross-defaulted promissory notes secured by two first mortgages encumbering a regional mall located in Fayetteville,
     Arkansas and a regional mall located in Colorado Springs, Colorado (the
     "Northwest Arkansas Mall and Citadel Mall Properties"). The Northwest
     Arkansas Mall and Citadel Mall Loans in the aggregate represent approximately 4.0% of the initial mortgage pool balance. The Northwest
     Arkansas Mall and Citadel Mall Loans were each originated on December 29,
     2006 and have a cut-off date principal balance of $261,600,000. The
     Northwest Arkansas Mall and Citadel Mall Loans provide for interest-only payments for their entire term.

     The Northwest Arkansas Mall and Citadel Mall Loans each have a remaining term of 118 months and mature on January 1, 2017. Each of the Northwest
     Arkansas Mall and Citadel Mall Loans may be prepaid in whole on or after
     October 1, 2016 and each of the Northwest Arkansas Mall and Citadel Mall
     Loans permit defeasance in whole with United States government obligations beginning two (2) years after the issue date for the series CD 2007-CD4 certificates and ending September 30, 2016. Upon defeasance in whole of the
     Northwest Arkansas Mall Loan or the Citadel Mall Loan, the Northwest
     Arkansas Mall Collateral or Citadel Mall Collateral (as defined below), as applicable, will be released from the cross-collateralization and cross-default provisions to be replaced with government treasuries.

o    THE BORROWERS. The borrowers are MMP Arkansas, LLC (the "Northwest Arkansas
     Mall Borrower") and MMP Citadel, LLC (the "Citadel Mall Borrower" and,
     together with the Northwest Arkansas Mall Borrower, the "Northwest Arkansas
     Mall and Citadel Mall Borrowers"), each a Delaware limited liability company and each a special purpose entity. Non-consolidation opinions were delivered in connection with the origination of the Northwest Arkansas Mall and Citadel Mall Loans. The sponsors of the Northwest Arkansas Mall and
     Citadel Mall Borrowers are Doyle W. Rogers, John J. Flake, and Samuel
     Mathias. Doyle W. Rogers is the Chairman and President of The Doyle Rogers
     Company, a private real estate development, investments, banking, and brokerage firm that was founded by Mr. Rogers in 1953. The firm is focused primarily on commercial real estate assets located throughout the southeastern and mid-western United States. John J. Flake is the founder and Chairman of Flake & Kelley Commercial, Inc., a diversified commercial real estate firm that specializes in brokerage, development, leasing, property management, and construction administration. Samuel Mathias is the
     President of Mathias Properties, Inc., a diversified regional commercial real estate services firm located in northwest Arkansas.

o    THE PROPERTIES. Located in Fayetteville, Arkansas, the Northwest Arkansas
     Mall is an approximately 811,460 square foot regional mall of which 589,038 square feet (the "Northwest Arkansas Mall Collateral") is owned by the
     Northwest Arkansas Mall Borrower. Located in Colorado Springs, Colorado,
     the Citadel Mall is an approximately 1,095,380 square foot regional mall of which 453,579 square feet (the "Citadel Mall Collateral") is owned by the
     Citadel Mall Borrower. Collectively, the Northwest Arkansas Mall Collateral
     and the Citadel Mall Collateral are referred to as the "Northwest Arkansas
     Mall and Citadel Mall Collateral." As of December 31, 2006, the weighted average occupancy rate for the Northwest Arkansas Mall and Citadel Mall
     Collateral was approximately 95.3%.

     The largest tenant located at the Northwest Arkansas Mall and Citadel Mall
     Collateral is J.C. Penney Company, Inc. ("J.C. Penney") (NYSE: JCP)
     occupying approximately 154,123 square feet, or approximately 26.2% of the rentable area of the Northwest Arkansas Mall Collateral and approximately
     14.8% of the rentable area of the Northwest Arkansas Mall and Citadel Mall
     Collateral. J.C. Penney also has an approximately 192,758 square foot anchor-owned store in the Citadel Mall which is not part of the Northwest
     Arkansas Mall and Citadel Mall Collateral. J.C. Penney is a holding company whose principal operating subsidiary is J.C. Penney Corporation, Inc.
     ("JCP"). As of January 28, 2006, JCP operated 1,019 J.C. Penney department stores throughout the continental United States, including Alaska and
     Puerto Rico. As of February 26, 2007, J.C. Penney was rated "Baa3" by
     Moody's, "BBB--" by S&P, and "BBB" by Fitch. As of February 20, 2007, J.C.
     Penney had a market capitalization of approximately $18.9 billion. The J.C.
     Penney lease at the Northwest Arkansas Mall Collateral expires in November
     2016.

     The second largest tenant located at the Northwest Arkansas Mall and
     Citadel Mall Collateral is Sears, Roebuck & Co., occupying approximately
     137,125 square feet, or approximately 23.3% of the rentable area of the
     Northwest Arkansas Mall Collateral and approximately 13.2% of the rentable area of the Northwest Arkansas Mall and Citadel Mall Collateral. Sears,

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     Roebuck & Co. is a subsidiary of Sears Holdings Corporation ("Sears")
     (NASDAQ: SHLD), a retailer in the United States and Canada. As of September
     30, 2006, Sears had approximately 2,300 full-line and approximately 1,100 specialty retail stores in the United States operating through Kmart and
     Sears and approximately 380 full-line and specialty retail stores in Canada operating through Sears Canada Inc. Sears was founded in 1899 and is headquartered in Hoffman Estates, Illinois. As of February 26, 2007, Sears
     had a market capitalization of approximately $28.7 billion. As of February
     20, 2007 Sears was rated "Ba1" by Moody's, "BB+" by S&P, and "BB" by Fitch.
     The Sears, Roebuck & Co. lease at the Northwest Arkansas Mall Collateral expires in February 2009.

     The third largest tenant located at the Northwest Arkansas Mall and Citadel
     Mall Collateral is Sportsman's Warehouse, Inc. ("Sportman's"), occupying approximately 49,991 square feet, or approximately 11.0% of the rentable area of the Citadel Mall Collateral and approximately 4.8% of the rentable area of the Northwest Arkansas Mall and Citadel Mall Collateral.
     Sportsman's is an outdoor products retailer with locations across the mid-western and western United States. Sportman's offers hunting, fishing, and camping equipment, as well as clothing, footwear, optics, knives, and gift items for outdoor enthusiasts. Sportsman's was founded in 1986 and is based in Salt Lake City, Utah. The Sportman's lease at the Citadel Mall
     Collateral expires in November of 2020.

     Certain of the tenants at each of the Northwest Arkansas Mall Collateral and the Citadel Mall Collateral, including the top 10 tenants set forth above, have co-tenancy provisions that enable them to reduce their rents or terminate their leases.

o    LOCK BOX ACCOUNT. The Northwest Arkansas Mall and Citadel Mall Borrowers
     are required to cause all rent and other revenue from the Northwest
     Arkansas Mall and Citadel Mall Properties to be deposited directly into a clearing account under the control of lender. The rents and other revenue will then be transferred to a lockbox account maintained by the lender from which all required payments and deposits to reserves under the Northwest
     Arkansas Mall and Citadel Mall Loans will be made. The Northwest Arkansas
     Mall and Citadel Mall Borrowers will have access to the remaining funds after all such required payments are made provided no Northwest Arkansas
     Mall and Citadel Mall Cash Management Period exists. A "Northwest Arkansas
     Mall and Citadel Mall Cash Management Period" will be in effect with respect to the Northwest Arkansas Mall Loan or the Citadel Mall Loan upon the occurrence of (i) an event of default under the Northwest Arkansas Mall
     Loan or the Citadel Mall Loan, as applicable, until the cure of the event of default, (ii) the bankruptcy or insolvency of the Northwest Arkansas
     Mall Borrower or the Citadel Mall Borrower, as applicable, or the property manager until the emergence of the Northwest Arkansas Mall Borrower, the
     Citadel Mall Borrower or the property manager, as applicable, from bankruptcy with no adverse consequences to the related Northwest Arkansas
     Mall and Citadel Mall Properties or the Northwest Arkansas Mall Loan or the
     Citadel Mall Loan, as applicable, or with respect to the bankruptcy of the property manager, a replacement property manager acceptable to the lender is appointed, or (iii) the debt-service-coverage ratio for the Northwest
     Arkansas Mall Loan or the Citadel Mall Loan, as applicable, for the preceding quarter falls below 1.05x until the debt-service-coverage ratio for the Northwest Arkansas Mall Loan or the Citadel Mall Loan, as
     applicable, is equal to or greater than 1.10x for a period of two consecutive quarters.

o    MEZZANINE DEBT. The parent company of the Northwest Arkansas Mall Borrower,
     MMP Arkansas Holdings, LLC has obtained mezzanine financing in the amount of $15,050,000 and the parent company of the Citadel Mall Borrower, MMP
     Citadel Holdings, LLC has obtained mezzanine financing in the amount of
     $13,350,000. In addition, Midwest Mall Properties, LLC has obtained a loan secured by Midwest Mall Properties, LLC's right to receive distributions from MMP Arkansas Holdings, LLC and MMP Citadel Holdings, LLC which is not secured by any equity interest in either mezzanine borrower.

o    PARTIAL RELEASE. On or after the date that is two (2) years after the issue date for the series CD 2007-CD4 certificates, the Northwest Arkansas Mall and Citadel Mall Borrowers may obtain a release of any cited release parcel
     (which are each portions of either the Northwest Arkansas Mall Collateral or the Citadel Mall Collateral) by partial defeasance with respect to each of the Northwest Arkansas Mall and Citadel Mall Loans subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred and is continuing, (ii) after giving effect to the release, the debt-service-coverage ratio for the Northwest Arkansas
     Mall Loan or the Citadel Mall Loan, as applicable, is not less than the greater of (a) the debt-service-coverage ratio as of origination, or (b)
     the debt-service-coverage ratio immediately prior to the release of the release parcel, (iii) after giving effect to the release, the loan-to-value ratio of the Northwest Arkansas Mall Loan or the Citadel Mall Loan,

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     as applicable, is not greater than the lesser of (a) the loan-to-value ratio as of origination, and (b) the loan-to-value ratio immediately prior to the subject release, (iv) the Northwest Arkansas Mall Borrower or the
     Citadel Mall Borrower, as applicable, must defease an amount equal to 125%
     of the allocated loan amount for such release parcel, (v) after giving effect to the release, the Northwest Arkansas Mall Borrower or the Citadel
     Mall Borrower, as applicable, shall remain a special purpose entity, and
     (vi) the Northwest Arkansas Mall Borrower or the Citadel Mall Borrower, as
     applicable, must obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release. In addition, either or both of the Northwest Arkansas Mall and Citadel Mall Loans can be fully defeased and such defeasance will release the Northwest Arkansas Mall
     Collateral or Citadel Mall Collateral, as applicable, from the cross-collateralization and cross-default provisions to be replaced with government treasuries.

o    MANAGEMENT. Macerich Management Company is the property manager for the
     Northwest Arkansas Mall and Citadel Mall Properties. Macerich Management
     Company is an affiliate of The Macerich Company (NYSE: MAC), a fully integrated self-managed and self-administered real estate investment trust, which is engaged in the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. As of
     September 30, 2006, The Macerich Company was the sole general partner and maintained a majority of the ownership interests in The Macerich
     Partnership, L.P., which owned approximately 79 million square feet of gross leaseable area consisting primarily of interests in 73 regional malls. As of September 30, 2006, The Macerich Company had total assets of approximately $7.28 billion and equity of approximately $1.44 billion.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $257,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 3.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                    Brookfield Properties
OWNERSHIP INTEREST                                                     Leasehold
MORTGAGE RATE                                                          5.713576%
MATURITY DATE                                                   February 1, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         119 / Interest Only
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES(2)
   TAX/INSURANCE                                                       Springing
   REPLACEMENT                                                         Springing
   TI/LC                                                               Springing
   OPERATING EXPENSES                                                  Springing
   GROUND RENT                                                         Springing
ADDITIONAL FINANCING(1)                                                      Yes

                                                    ONE WORLD
                                                    FINANCIAL        ONE WORLD
                                                  CENTER SENIOR      FINANCIAL
                                                 POOLED PORTION   CENTER LOAN(1)
                                                 --------------   --------------
CUT-OFF DATE PRINCIPAL BALANCE(1)                 $257,000,000     $310,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                 $     163.93     $     197.74
CUT-OFF DATE LTV RATIO                                   49.42%           59.62%
MATURITY DATE LTV RATIO                                  49.42%           59.62%
UW NCF DSCR                                               1.44x            1.17x

LOAN SHADOW RATING
------------------
FITCH/MOODY'S/S&P                                                   AA/Baa2/BBB-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                              1,567,711
OCCUPANCY % AS OF JANUARY 2, 2007                                          98.0%
YEAR BUILT / YEAR RENOVATED                                           1985 / NAP
APPRAISED VALUE                                                     $520,000,000
PROPERTY MANAGEMENT                        Brookfield Financial Properties, L.P.
UW ECONOMIC OCCUPANCY %                                                    98.8%
UW REVENUES                                                          $67,524,588
UW EXPENSES                                                          $44,930,862
UW NET OPERATING INCOME (NOI)                                        $22,593,726
UW NET CASH FLOW (NCF)                                               $21,481,229
--------------------------------------------------------------------------------

(1)  The One World Financial Center Property secures a mortgage loan (the "One
     World Financial Loan") with an aggregate original balance of $310 million, comprised of a $257 million senior pooled portion (the "One World Financial
     Center Senior Pooled Portion") and a $53 million subordinate non pooled portion (the "One World Financial Center Subordinate Non-Pooled Portion")
     each of which are included in the trust. See "The Loan Section" herein for additional detail.

(2)  Upon the occurence of a Lockbox Event as defined under "Lock Box Account"
     below, the borrower will be required to make monthly deposits into the (i)
     taxes, (ii) insurance, (iii) operating expenses, (iv) capital expenditure,
     (v) tenant improvement and leasing commissions and (vi) ground rent reserve accounts. See "The Reserves Section," herein, for additional detail.

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                                 TENANT SUMMARY

                                                                       % OF NET                           % OF    DATE OF
                                          RATINGS        NET RENTABLE  RENTABLE    BASE       ANNUAL     ACTUAL    LEASE
             TENANT NAME           FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF  BASE RENT(2)   RENT   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Cadwalader, Wickersham & Taft LLP       --/--/--             522,183     33.3%    $29.78    $15,551,381   28.7%   01/31/25
Willis of New York, Inc.                --/--/BBB            205,508     13.1%    $36.68    $ 7,538,952   13.9%   09/30/26
Fidelity Properties Inc.                --/Aa3/AA            204,788     13.1%    $23.03    $ 4,716,793    8.7%   06/30/12
Dow Jones & Company                   BBB+/Baa1/BBB          190,831     12.2%    $39.20    $ 7,481,500   13.8%   05/31/20
Deloitte & Touche                       --/--/--             116,535      7.4%    $48.44    $ 5,644,530   10.4%   09/30/13
                                                           ---------     ----     ------    -----------   ----    --------
Top 5 Tenants                                              1,239,845     79.1%    $33.01    $40,933,157   75.6%    Various
Non-major Tenants                                            297,066     18.9%    $44.59    $13,245,356   24.4%    Various
                                                           ---------     ----     ------    -----------
Occupied Total                                             1,536,911     98.0%    $35.25    $54,178,513
Vacant Space                                                  30,800      2.0%
                                                           ---------     ----
COLLATERAL TOTAL                                           1,567,711      100%
                                                           =========     ====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Certain tenants accounting for 6.62% of the in place base rent are subject to free rent periods ending between 05/01/07 and 12/31/07. The sponsor has provided a guarantee for any free rent currently in place at the One World Financial Center Property.

                           LEASE ROLLOVER SCHEDULE(1)

                             WTD. AVG. IN PLACE                                                           CUMULATIVE %
               # OF LEASES      BASE RENT PSF      TOTAL SF   % OF TOTAL   CUMULATIVE %   % OF IN PLACE   OF IN PLACE
     YEAR        ROLLING           ROLLING         ROLLING    SF ROLLING   OF SFROLLING    RENT ROLLING   RENT ROLLING
----------------------------------------------------------------------------------------------------------------------

    2007             4            $39.17             43,738       2.8%          2.8%           3.2%           3.2%
    2008             3            $41.49             26,583       1.7%          4.5%           2.0%           5.2%
    2009             2            $16.55             24,043       1.5%          6.0%           0.7%           5.9%
    2010             4            $95.18              2,987       0.2%          6.2%           0.5%           6.5%
    2011             0            $ 0.00                  0       0.0%          6.2%           0.0%           6.5%
    2012             1            $23.03            204,788      13.1%         19.3%           8.7%          15.2%
    2013             1            $48.44            116,535       7.4%         26.7%          10.4%          25.6%
    2014             0            $ 0.00                  0       0.0%         26.7%           0.0%          25.6%
    2015             1            $55.00             84,344       5.4%         32.1%           8.6%          34.1%
    2016             0            $ 0.00                  0       0.0%         32.1%           0.0%          34.1%
 Thereafter          7            $34.51          1,033,893      66.0%         98.0%          65.9%         100.0%
                   ---                                                        -----          -----
   Vacant           --                               30,860       2.0%        100.0%
                   ---                            ---------     -----                        -----
   TOTALS           23                            1,567,711     100.0%                       100.0%
                   ===                            =========     =====                        =====

(1)  The information in this schedule assumes that no tenant exercises an early termination option.

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o    THE LOAN. The subject mortgage loan (the "One World Financial Center Loan")
     is secured by a first mortgage encumbering a leasehold interest in a Class
     A office building located in downtown New York, New York (the "One World
     Financial Center Property"). The One World Financial Center Loan,
     originated on January 26, 2007, has a cut-off date principal balance of
     $310,000,000 that is split into a senior pooled portion that totals
     $257,000,000 (the "One World Financial Center Senior Pooled Portion Loan")
     and represents approximately 3.9% of the initial mortgage pool balance, and a $53,000,000 subordinate Non-Pooled Portion (the "One World Financial
     Center Subordinate Non-Pooled Portion"). The One World Financial Center
     Subordinate Non-Pooled Portion will be included in the trust and will back a series of loan-specific pass-through certificates. The One World
     Financial Center Subordinate Non-Pooled Portion is subordinate in right of payment to the One World Financial Center Senior Pooled Portion. The One
     World Financial Center Loan provides for interest-only payments for the entire term of the loan.

     The One World Financial Center Loan has a remaining term of 119 months, matures on February 1, 2017, and may be prepaid without penalty on or after
     August 1, 2016. The One World Financial Center Loan permits defeasance with
     United States government obligations beginning 2 years after the issue date for the series CD 2007-C4 certificates.

o    THE BORROWER. The borrower is Brookfield Properties One WFC Co. LLC, a single purpose bankruptcy remote entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the World Financial Center Loan. The sponsor of the borrower is Brookfield Financial Properties, L.P., an affiliate of
     Brookfield Property Corp. ("Brookfield"), a publicly-traded North American commercial real estate company listed on both the New York and Toronto stock exchanges, and is one of North America's largest public real estate companies with a total market capitalization of approximately $15.6 billion as of September 30, 2006. Brookfield owns and manages a portfolio of 106 commercial properties and development sites compromising 73 million square feet, in core markets such as New York, Boston, Washington DC, Toronto and
     Calgary. The Brookfield New York City portfolio consists of eleven buildings totaling 15.7 million square feet. Brookfield is a repeat sponsor of a Deutsche Bank borrower.

o    THE PROPERTY. The One World Financial Center Property is a 1,567,711 square foot Class A office building constructed in 1985, located in downtown New
     York City, in the World Financial sector of the Downtown submarket. The direct vacancy for the World Financial submarket is 10.4%, with the Class A rental rates at $57.25 as of the third quarter 2006. The One World
     Financial Property is situated in Battery Park City along the West Side
     Highway in proximity to the PATH and New York City subway and bus systems.
     As of January 2, 2007, the World Financial Center Property was 98.0%
     occupied by 22 tenants with 79.1% of the net rentable area leased by investment grade tenants, along with nationally recognized law and accounting firms, including Cadwalader, Wickersham & Taft LLP ("CWT") and
     Deliotte & Touche. The first major rollover will not occur until 2012 when the Fidelity Properties Inc. ("Fidelity") lease expires and approximately
     205,000 square feet or 13.1% of the building becomes available.

     The largest tenant is CWT, which occupies 522,183 square feet, or approximately 33.3% of the net rentable area. CWT was founded in 1792, and is the oldest continuing Wall Street law practice in the United States. One of the world's leading international law firms, CWT is headquartered at the
     One World Financial Center Property and has additional offices in midtown
     Manhattan, London, Charlotte, Washington and Beijing. As of year end 2005, the American Lawyer Journal ranked CWT 3rd for profits per equity partner.
     For 2006, CWT's gross revenue was $556 million and the average profits per equity partner were approximately $2.9 million. CWT is subject to a 20-year lease expiring on January 31, 2025, with two 5-year extension options. CWT invested approximately $84 million into renovations at their space. The CWT space was previously occupied by Lehman Brothers, Inc., which was subject to a NNN lease, and in order to incentivize the landlord to allow them to vacate their space, Lehman issued a $36 million letter of credit to the borrower to backstop certain obligations under the CWT lease.

     The second largest tenant is Willis of New York, Inc. ("Willis"), occupying
     205,508 square feet, or approximately 13.1% of the net rentable area.
     Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. As of
     February 23, 2007, Willis was rated "BBB" by S&P. Willis is subject to a
     20-year lease expiring in September 2026, with one 5-year extension option.

     The third largest tenant is Fidelity, occupying 204,788 square feet, or approximately 13.1% of the net rentable area. As of December 31, 2006,
     Fidelity, a subsidiary of Fidelity Investments custodied more than $649 billion in assets representing approximately 5.3 million customer accounts.
     Fidelity was rated "Aa3" by Moody's and "AA" by S&P, as of January 2007.
     Fidelity is subject to a 25-year lease which expires in June 2012 with a
     5-year or a 10-year extension option.

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o    LOCK BOX ACCOUNT. Tenants at the One World Financial Center Property have been instructed to deposit all rent payments into a lender controlled account and provided no event of default exists under the loan documents and a Lock Box Event (as defined below) is not continuing, excess cash flow, is disbursed to or at the direction of the borrower. After the occurrence and continuance of a Lock Box Event, excess cash flow will be returned to the borrower after payment of debt service and required reserves. A "Lock Box Event" occurs after a periodically measured debt service coverage ratio based upon actual debt service for the previous fiscal quarter falls below 1.05x, and is terminated when the One World
     Financial Center Property achieves a debt service coverage ratio of 1.05x for two consecutive quarters.

o    RESERVES. During the continuation of an event of default or a Lock Box
     Event, the borrower is required to make deposits into the reserve accounts in the following amounts (or in such other amounts as may be determined by lender): into the tax and insurance reserve account, an amount equal to
     1/12 of the annual taxes and insurance premiums; into the capital expenditure reserve account, an amount equal to $26,128.50; into the tenant improvement and leasing commission account, an amount equal to $66,579.50;
     and into the ground rent reserve, an amount equal to $440,706.33.

o    MEZZANINE DEBT. None.

o    GROUND LEASE. The One World Financial Center Property is subject to a ground lease with the Battery Park City Authority expiring on 6/17/2069.
     The base ground rent remains flat at $3,400,000 for the duration of the ground lease term with the following additions: (i) $1,588,920 per year until 8/31/2014, (ii) through 6/30/2016, 5% of the excess base rent
     (current year over fiscal year ending 6/30/97), (iii) the greater of (a)
     $1.24 per leasable square foot of retail space (49,694 square feet) through
     6/30/2007 increasing by the product of $1.50 and 7.5% multiplied by the number of years elapsed since 1997 per square foot each lease year and (b)
     10% of the annual gross income from such space up to $40 per square foot plus 13.5% of the annual gross income from such space in excess of $40 per square foot and (iv) the greater of (a) $0.75 per leasable square foot of non-office, non-parking or non-retail space (18,417 square feet) and (b)
     10% of the annual gross income from such space, The borrower makes PILOT payments pursuant to the ground lease in lieu of paying real estate taxes.
     The PILOT program is coterminous with the ground lease term.

o    MANAGEMENT. Brookfield Financial Properties, L.P., an affiliate of the borrower, is the property manager for the One World Financial Center
     Property.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $250,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 3.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        MSD Capital, L.P.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7120%
MATURITY DATE                                                    January 1, 2014
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             84 / Interest Only
REMAINING TERM / REMAINING                                    82 / Interest Only
   AMORTIZATION TERM
LOCKBOX                                                            In-Place Soft
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   DEBT SERVICE RESERVE(2)                                                    No
ONGOING MONTHLY RESERVES(3)
   TAX / INSURANCE                                                     Springing
   DEBT SERVICE RESERVE                                                Springing
ADDITIONAL FINANCING(1)                                                       No

                                                                  FOUR SEASONS
                                                                  RESORT MAUI
                                                             LOAN COMBINATION(4)
                                                             -------------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $425,000,000
CUT-OFF DATE PRINCIPAL BALANCE / ROOM                                 $1,118,421
CUT-OFF DATE "AS-IS" LTV RATIO                                            70.83%
CUT-OFF DATE "AS-COMPLETE" LTV RATIO                                      65.38%
CUT-OFF DATE "AS-STABILIZED" LTV RATIO                                    60.28%
MATURITY DATE LTV RATIO                                                   70.83%
UW NCF DSCR(5)                                                            1.47x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                    Wailea, Maui, Hawaii
PROPERTY TYPE                                          Hospitality, Full-Service
SIZE (ROOMS)                                                                 380
OCCUPANCY % (T-12 AUGUST 31, 2006)                                         85.3%
YEAR BUILT / YEAR RENOVATED                                     1990 / 2006-2007
APPRAISED VALUE ("AS-IS" 12/1/2006)                                 $600,000,000
APPRAISED VALUE ("AS-COMPLETE" 7/1/2007)(6)                         $650,000,000
APPRAISED VALUE ("AS-STABILIZED" 1/1/2010)                          $705,000,000
PROPERTY MANAGEMENT                                  Four Seasons Hotels Limited
UW ECONOMIC OCCUPANCY %                                                    84.6%
UW REVENUES                                                         $126,986,000
UW EXPENSES                                                          $85,773,510
UW NET OPERATING INCOME (NOI)                                        $41,212,490
UW NET CASH FLOW (NCF)                                               $36,133,050
--------------------------------------------------------------------------------

(1)  The cut-off date principal balance of $250,000,000 consists of a pari-passu portion of a first mortgage loan with an aggregate original principal balance of $425,000,000 (the "Four Seasons Resort Maui Loan Combination")
     which is comprised of two pari passu notes. One pari passu note, with an original principal balance of $175,000,000 (the "Four Seasons Resort Maui
     Pari Passu Loan"), which may be split into multiple pari passu notes, is currently held by GACC, and it is anticipated that this note(s) will be deposited into a future securitization(s). See "The Loan," herein, for additional detail.

(2)  MSD Capital, L.P. has provided a $5.0 million interest guaranty covering all payments due, but not paid by, the borrower under the loan documents
     (including monthly interest payment shortfalls) from January 1, 2007 through and including December 31, 2007. See "Guaranties," herein for additional detail.

(3)  Upon the occurence of an Event of Default or a DSCR Event (as defined in
     "Lock Box Account" below), the borrower is required to make monthly deposits into the tax and insurance reserve account. See "Reserves" section herein for additional detail.

(4)  Calculations are based on the Four Seasons Resort Maui Loan Combination.

(5)  The UW NCF DSCR is based on occupancy and ADR figures that the Four Seasons
     Resort Maui Property is projected to achieve after the completion of the ongoing renovation, anticipated to be completed by December 31, 2007. The
     Sponsor has guaranteed the completion of all guestroom renovations and restaurant renovations. The construction of the swimming pool facility will be guaranteed when such construction begins. See "Completion Guaranty"
     section herein, for additional detail. Based on the December 31, 2006 NCF, the "As-Is" DSCR is 0.99x.

(6)  "As-Complete" appraised value based on, among other things, renovations to the guestrooms, restaurant and pool facility.

                             Property Performance(7)

                         OCCUPANCY                ADR                 REVPAR
    YEAR     OCCUPANCY  PENETRATION    ADR    PENETRATION   REVPAR  PENETRATION
-------------------------------------------------------------------------------
TTM 10/2004    82.9%      101.7%     $500.51     124.6%    $414.83    126.7%
TTM 10/2005    83.8%      100.7%     $543.42     126.6%    $455.19    127.5%
TTM 10/2006    80.8%       96.9%     $618.01     131.5%    $499.12    127.5%

(7)  Property Performance data based on October 2006 Smith Travel Research
     ("STR") report.

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o    THE LOAN. The mortgage loan (the "Four Seasons Resort Maui Loan") is secured by a first mortgage encumbering a full-service, luxury, resort hotel located in Maui, Hawaii (the "Four Seasons Resort Maui Property").
     The Four Seasons Resort Maui Loan has a cut-off date principal balance of
     $250,000,000 representing approximately 3.8% of the initial mortgage pool balance. The Four Seasons Resort Maui Loan is a portion of a loan combination (the "Four Seasons Resort Maui Loan Combination") which originated on December 21, 2006, with an original principal balance of
     $425,000,000. The other loan related to the Four Seasons Resort Maui Loan is evidenced by a pari passu note (the "Four Seasons Resort Maui Pari Passu
     Loan") with an original principal balance of $175,000,000. The Four Seasons
     Maui Resort Pari Passu Loan will not be an asset in the trust. The respective rights of the holders of the Four Seasons Resort Maui Loan
     Combination are governed by an intercreditor agreement and will be serviced pursuant to the terms of the Pooling and Servicing agreement entered into in connection with the issuance of the CD 2007-CD-4 Certificates, as described in the preliminary prospectus supplement under "DESCRIPTION OF
     THE MORTGAGE POOL -- The Series CD-2007-CD-4 Pooling and Servicing
     Agreement". The Four Seasons Resort Maui Loan provides for interest-only payments for the entire term.

     The Four Seasons Resort Maui Loan has a remaining term of 82 months and matures on January 1, 2014. On or after January 1, 2007, the Four Seasons
     Resort Maui Loan may be prepaid, in whole but not in part, with the payment of a yield maintenance premium and may be prepaid without premium after
     June 1, 2013. The Four Seasons Resort Maui Loan permits defeasance with
     United States government obligations on the earlier of three years after the closing date of the Four Seasons Resort Maui Loan Combination or two-years after the securitization closing date for the last pari passu note.

o    THE BORROWER. The borrower, 3900 WA Associates, LLC, is a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Four Seasons Resort Maui Loan. MSD Capital, L.P. is the
     Four Seasons Resort Maui Loan sponsor.

o    MSD Capital, L.P. -- Established in 1998, MSD Capital, L.P. is an
     investment firm capitalized by Michael Dell, which specializes in: (i)
     investing in real estate, (ii) investing in publicly traded securities,
     (iii) engaging in traditional private equity activities. MSD Capital, L.P.
     is organized to engage in a broad range of investment activities. MSD
     Capital, L.P.'s primary objective is to build an investment portfolio focused on long-term capital appreciation. The MSD Capital, L.P. management team benefits from a broad base of both operating and financial experience throughout its targeted investment areas. With offices in New York and Los
     Angeles, the real estate group currently deploys in excess of $4 billion of capital to develop and to acquire luxury hotels, premier office buildings, commercial real estate and raw land worldwide. MSD Capital, L.P. is a repeat sponsor of a Deutsche Bank borrower.

     MSD Capital, L.P. has experience with the ownership of luxury hotels comparable to the Four Seasons Resort Maui, as it owns:

          o    Four Seasons Resort Hualalai (Maui, Hawaii): 243 key,
               full-service resort hotel acquired by MSD Capital, L.P. in June
               2006, with acquisition financing provided by Deutsche Bank;

          o    Fairmont Miramar (Santa Monica, California): 302-key luxury hotel acquired by MSD Capital in September 2006.

o    THE PROPERTY. The Four Seasons Resort Maui Property is a 380-room, 558,093 square foot, full-service luxury resort hotel situated on a 16.2-acre land parcel in Wailea, Maui County, Hawaii. The Four Seasons Maui Property is
     located along the leeward shoreline of southwestern Maui and benefits from high barriers to entry given the lack of developable land. The Four Seasons
     Resort Maui Property was constructed in 1990 and is currently undergoing renovations (as described below). The Four Seasons Resort Maui Property is the highest grossing Four Seasons hotel within the chain, and has received numerous accolades for preserving the highest standards of operational excellence. Such recognition includes the AAA five diamond rating for sixteen consecutive years and the 2006 Mobil Five Star Rating (the only five-star resort within the Hawaii market). As of the trailing twelve month period ending October 31, 2006, the Four Seasons Resort Maui Property
     exhibited 80.8% occupancy, $618.01 ADR and $499.12 RevPAR.

     The Four Seasons Resort Maui Property offers the following amenities:
     approximately 26,470 square feet of meeting and banquet space, two outdoor swimming pools, three restaurants, two structured parking garages and 328 parking spaces. The

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     Four Seasons Resort Maui Property is currently undergoing a renovation which commenced in August 2006 and is expected to be completed by December
     31, 2007. The approximately $45 million renovation (approximately $118,737 per key) includes guestroom refurbishment, a renovation of the Pacific
     Grill restaurant, and the addition of a pool in the common courtyard. As further described below, MSD Capital, L.P. has guaranteed that renovations to the guestrooms and restaurant will be completed in a "first class"
     manner and that all expenses incurred will be paid when due. The sponsor's guaranty also covers completion of the development of the swimming pool facility as soon as such development has been commenced by borrower. As of
     December 2006, approximately $17 million had been spent on the renovations;
     it is anticipated that additional renovation financing will be provided from Four Seasons Resort Maui Loan proceeds or equity contributions by the direct or indirect owners of the borrower.

     Since MSD Capital, L.P.'s acquisition of the Four Seasons Resort Maui
     Property in June of 2004 for approximately $280.0 million, the property's operating performance has improved, as exhibited by a 20.2% increase in net cash flow, a 24.0% increase in ADR and a 15.2% increase in RevPAR from
     2004-2006, as of December 31. Successful hotel operating performance is attributable to MSD Capital's value-added focus as well as their ability to streamline expenses and increase margins.

     The Four Seasons Resort Maui Property has outperformed the competitive set on the basis of ADR and RevPAR, over the 2004-2006 trailing 12 month periods ending in October. According to Smith Travel Research, ADR and
     RevPAR penetration levels have remained high historically, with ADR and
     RevPAR penetration of 124.6% and 131.5%, respectively in 2004, 126.6% and
     127.5%, respectively in 2005, and 131.5% and 127.5% as of the trailing 12 months ending October 2006. Over the 2004-2006 trailing twelve month period ending in October, the Four Seasons Resort Maui Property exhibited occupancy levels in-line with the competitive set average, as demonstrated by occupancy penetration rates of 101.7% in 2004, 100.7% in 2005 and 96.9%
     in 2006.

o    LOCK BOX ACCOUNT. The borrower is required to deposit all amounts received into a lender controlled account. Provided no event of default or DSCR
     Event (as defined below) exists, excess cash flow, after funding of current debt service, is required to be disbursed to or at the direction of the borrower. Upon the occurrence of an event of default, or if the DSCR is equal to or less than 1.20x from and after January 1, 2008 (a "DSCR
     Event"), all proceeds from the Four Seasons Resort Maui Property may remain in the lender controlled account as additional collateral for the Four
     Seasons Resort Maui Loan until the DSCR is greater than 1.20x.

o    RESERVES. Upon an event of default, or during a DSCR Event, the borrower will be required to make monthly tax and insurance reserve payments in an amount equal to 1/12 of lender's estimate of the annual amount due.

o    MEZZANINE DEBT. The borrower's parent is permitted to incur debt from a borrower affiliate, including any holder of direct or indirect equity interest in the borrower's parent (a "Member Lender") under the following conditions: (i) such Member Lender also makes an equity investment in the parent or a direct or indirect owner of the parent, (ii) the balance of the member loan(s) may not be greater than $132.0 million and (iii) there may not be more than three Member Lenders. In addition, the borrower's parent, or any holder of direct or indirect equity interest in the borrower, may obtain common and/or preferred equity investment from a third party investor provided: (i) unless acceptable to lender, such preferred equity investor may not have co-control rights with Sponsor with respect to borrower and the Four Seasons Resort Maui Property and may only have rights with respect to certain major decisions as set forth in the loan documents and (ii) the aggregate funded amount of all common and/or permitted equity investments and all permitted member loans is not at any time greater than
     $132.0 million. Further, provided no event of default has occurred and is continuing, a single purpose entity having a direct or indirect 100%
     ownership interest in borrower's parent may incur indebtedness in the form of one or more mezzanine loans, subject to certain conditions including and without limitation, (i) the borrower will obtain rating agency approval,
     (ii) the mezzanine lender is a qualified lender, as defined by the loan documents, (iii) the borrower has delivered an appraisal satisfactory to lender and (iv) (a) if there are no permitted member loans or permitted equity investors and there will not be in the future, then the combined financing DSCR may not be less than 1.25x and the combined financing LTV may not exceed 75% or (b) if there are permitted member loans or permitted equity investors or if the borrower anticipates that there will be in the future, the combined financing DSCR may not be less than 1.30x and the combined financing LTV may not exceed 68%.

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o    GUARANTIES. The sponsor agreed to guaranty certain of the borrower's obligations as follows:

     Completion Guaranty -- MSD Capital, L.P. has guaranteed the completion of construction and payment of direct and indirect costs associated with the guestroom and restaurant component of the $45.0 million capital improvement plan. Upon commencement of the construction of the swimming pool, the
     Completion Guaranty will extend to the swimming pool construction.

     Interest Guaranty -- MSD Capital, L.P. is obligated under a $5.0 million interest guaranty to cover any monthly interest payments owed but not paid by the borrower from January 1, 2007 through and including December 31,
     2007.

     Under the terms of the Completion Guaranty and the Interest Guaranty, the
     sponsor has agreed to (i) maintain a net asset value of at least $100.0 million and (ii) deliver certified financial statements within 120 days following the end of each fiscal year.

o    MANAGEMENT. Four Seasons Hotels Limited (the "Four Seasons") is the
     operator and property manager of the Four Seasons Resort Maui Property. The
     Four Seasons, which was founded in 1960, currently operates 74 hotels in 31 countries with more than 25 properties under development.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE                                      $225,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 3.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                           Rockpoint Group, L.L.C. and Stellar Management
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.9986%
MATURITY DATE                                                    January 1, 2012
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM                  58 / Interest Only
LOCKBOX                                                            In-Place Soft
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   BASE BUILDING IMPROVEMENT:                                        $15,646,175
   UNIT RENOVATION:                                                  $13,635,000
   INTEREST RESERVE:                                                 $19,000,000
   DSCR LETTER OF CREDIT:                                            $ 5,000,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
ADDITIONAL FINANCING(1)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                      $225,000,000
CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                     $183,225
CUT-OFF DATE "AS-IS" LTV RATIO(2)                                         75.28%
CUT-OFF DATE "AS-STABILIZED" LTV RATIO(3)                                 66.18%
MATURITY DATE LTV RATIO                                                   66.18%
 UW NCF DSCR(4)                                                            1.73x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                             Multifamily, High-Rise
SIZE (UNITS)(5)                                                            1,230
OCCUPANCY % AS OF (12/5/2006)                                              97.4%
YEAR BUILT / YEAR RENOVATED                                     1947 / 2006-2007
"AS-IS" APPRAISED VALUE (12/10/2006)                                $260,000,000
"AS-STABILIZED" APPRAISED VALUE (1/1/2011)                          $340,000,000
PROPERTY MANAGEMENT                                           Stellar Management
UW ECONOMIC OCCUPANCY %                                                    97.4%
UW REVENUES(4)                                                       $33,029,623
UW EXPENSES(4)                                                        $9,021,766
UW NET OPERATING INCOME (NOI)(4)                                     $24,007,857
UW NET CASH FLOW (NCF)(4)                                            $23,661,763
--------------------------------------------------------------------------------

(1)  Additional financing exists in the form of a $25,000,000 mezzanine loan.
     See "Mezzanine Debt," herein, for additional detail.

(2)  The "As-Is" LTV is based on a loan balance of $195,718,825, which amount is calculated based upon the "As-Is" appraised value of $260,000,000, as of
     12/10/2006 and the Cut-Off Date Principal Balance of $225,000,000, net of
     Base Building Improvement and Unit Renovation reserves. Based on the
     $225,000,000 Cut-Off Date Principal Balance, the "As-Is" LTV is 86.5%.

(3)  The "As-Stabilized" LTV Ratio is based upon the "As-Stabilized" appraised value of $340,000,000, as of January 1, 2011.

(4)  UW NCF DSCR, UW Revenues, UW Expenses, UW Net Operating Income (NOI) and UW
     Net Cash Flow (NCF) are based on underwritten cash flows for 2011, which were derived based on certain assumptions, including an annual rate of conversion of units from rent-stabilized units to de-regulated units such that by 2011, 53% of the units will be deregulated and rented at market rents. Conversion of units from rent-stabilized units to de-regulated units at a rate lower than the assumed rate would have a negative impact on UW
     NCF DSCR, UW Revenues, UW Expenses, UW Net Operating Income (NOI) and UW
     Net Cash Flow (NCF). The DSCR calculated based on net operating income for
     2006 is 0.39x and if Base Building Improvement and Unit Renovation reserves are deducted from the Cut-Off Date Principal Balance, such DSCR would be
     0.45x.

(5)  Total units includes two professional units, as defined herein.

                           RIVERTON APARTMENTS SUMMARY

                            APPROXIMATE  APPROXIMATE
                 NUMBER OF      UNIT     NET RENTABLE     % OF NET       AVERAGE IN    UW STABILIZED    AVERAGE IN    UW STABILIZED
     UNIT TYPE     UNITS     SIZE (SF)     AREA (SF)   RENTABLE AREA  PLACE RENT/UNIT   RENT/UNIT(4)  PLACE RENT PSF   RENT PSF(4)
-----------------------------------------------------------------------------------------------------------------------------------

1-BR                 599         653        391,147         43.0%          $  868          $2,012         $15.96          $36.97
2-BR                 617         815        502,855         55.3              900           2,487          13.25           36.61
3-BR                  12       1,104         13,248          1.5              913           2,898           9.92           31.50
Professional(6)        2       1,250          2,500          0.3            6,475           3,333          62.16           32.00
                   -----       -----        -------        -----           ------          ------         ------          ------
Total/Wtd. Avg.    1,230         740        909,750        100.0%          $  894          $2,261         $14.51          $36.68

(6)  Includes revenue generated by Laundry. Laundry not counted as a unit.

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o    THE LOAN. The subject mortgage loan (the "Riverton Apartments Loan") is secured by a first mortgage encumbering a 1,230-unit multifamily complex located in New York, New York (the "Riverton Apartments Property"). The
     Riverton Apartments Loan has a cut-off date balance of $225,000,000 representing approximately 3.4% of the initial mortgage pool balance. The
     Riverton Apartments Loan was originated on December 21, 2006, and has a cut-off date principal balance of $225,000,000. The Riverton Apartments
     Loan provides for interest-only payments for the entire term of the loan.

     The Riverton Apartments Loan has a remaining term of 58 months and matures on January 1, 2012. The Riverton Apartments Loan may be prepaid in whole with the payment of a yield maintenance premium on or after January 1,
     2009, and may be prepaid without penalty or premium on or after October 1,
     2011.

o    THE BORROWER. The borrower is RP Stellar Riverton LLC, a bankruptcy-remote special purpose entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Riverton Apartments Loan. The Riverton Apartments Loan
     is sponsored by Rockpoint Group, L.L.C. and Stellar Management (the
     "Sponsors").

     Rockpoint Group L.L.C. -- Rockpoint Group, L.L.C. ("Rockpoint") is a global real estate investment management firm with offices in Boston, Dallas, San
     Francisco, Frankfurt, London and Tokyo. Rockpoint, which was founded in
     2003, targets a broad range of real estate-related investments with a focus on value creation opportunities, distressed/restructuring opportunities and complex situations across all asset classes and geographic regions.
     Rockpoint's principals include five managing members who combined have over
     50 years of real estate experience and have collectively executed over 200 real estate transactions with a total value of approximately $28 billion.
     As of December 2006, the Rockpoint Funds owned or managed 31% office/R&D properties, 22% multifamily properties, 17% residential/community developments, 16% hospitality properties, 6% condominiums, 3% retail properties, 2% commercial land, 2% other and 1% Industrial properties.
     Rockpoint is a repeat sponsor of a Deutsche Bank borrower.

     Stellar Management -- Stellar Management ("Stellar") is an owner-operator of more than 18,000 apartment units and approximately 3 million square feet of office space in the New York City, Washington D.C., San Francisco and
     South Florida markets. Founded in 1986, Stellar purchased over $3.0 billion of residential and commercial real estate over the 2002-2006 period.
     Stellar's principals have extensive real estate experience, which enables them to target under-performing/under-marketed assets and profit from value-added opportunities. Stellar has generated additional value at
     Independence Plaza (1,332 units located in the Tribeca area of Manhattan)
     and the Villas Parkmerced (3,221 units located in San Francisco,
     California), which are multifamily properties with similar rental regulations to those at the Riverton Apartments Property. Stellar is a repeat sponsor of a Deutsche Bank borrower.

o    THE PROPERTY. The Riverton Apartments Property is a 1,230 unit high-rise apartment complex consisting of 12, thirteen-story apartment buildings situated in New York City's historic Harlem neighborhood on approximately
     7.56 acres bounded by East 135th Street to the south, East 138th Street to the north, Fifth Avenue to the west and the Harlem River Drive to the east.
     Neighborhood attractions and amenities include Marcus Garvey Park, the
     Apollo Theater, and the 125th Street retail corridor, which is home to national retailers such as Pathmark, H&M, Starbucks, the Disney Store, Nine
     West and The Body Shop. Home Depot and Target, which are currently under construction, are located in the vicinity of the Riverton Apartments
     Property. The Riverton Apartments Property was constructed in 1947 by
     Metlife to be a smaller replication of Peter Cooper Village/Stuyvesant
     Town, a 80-acre (11,332 unit) residential complex located in Manhattan's
     East Side bounded by 14th Street and 23rd Street. As of December 5, 2006,
     the occupancy rate for the Riverton Apartments Property was 97.4%.

     The $29.3 million of capital expenditure reserves are allocated between base building improvements and unit renovations. The sponsors plan to improve overall building quality by allocating the $15.6 million Base
     Building Improvement Reserve to complete an electrical upgrade and direct-metering program, lobby and corridor renovations, a gated entrance, landscaping and new boilers. The completion of the electrical work will allow units to support microwaves, dishwashers, and air conditioning, which is not supported by the current electrical system. The sponsors plan to use the $13.6 million Unit Renovation Reserve to renovate the interior of the units once vacant. The unit renovations will include fully renovated kitchens with new cabinets, stainless steel appliances, granite countertops and fully-renovated bathrooms.

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     As of December 5, 2006, the Riverton Apartments Property exhibited a weighted average rent of $14.51 per square foot, consisting of 1,143
     (92.9%) rent stabilized units and 55 (4.5%) fair market units. There are 32
     (2.6%) vacant units which have undergone or are currently undergoing renovations. As units are vacated and the sponsors' capital improvement plan is implemented, renovated units will be leased to new tenants at market rents over the projection period, resulting in the projected increase in cash flow and value. Tenants that occupy stabilized units will be subject to certain legal increases to their rent, such as (i) the pass through of expenses incurred from approved major capital improvements (ie.
     base building improvements described above) and (ii) the pass through of utility expenses. As of December 2011, the borrower projects that the
     Riverton Apartments Property will have a total of 580 (47%) stabilized units and 650 (53%) fair market units leased at an underwritten weighted average rent of $36.68 PSF.

     Stellar Management has acquired other properties of a similar scale to the
     Riverton Apartments Property and has employed their business strategy to purchase assets below replacement costs, reduce operating expenses, manage turnover and rent roll, generate an accretive return on renovation costs and use the firm's centralized accounting and asset management functions.
     Such properties include Independence Plaza (1,332 units -- NY, NY), Park
     West Village (811 multifamily units -- NY, NY) and The Villas Parkmerced
     (3,221 units -- SF, CA).

     The Riverton Apartments Property benefits from its close proximity to a variety of public schools, retail amenities and employment centers. In addition, the Riverton Apartments Property offers direct access to a variety of public transportation options (including 16 bus routes, the 2 &
     3 subway lines, the Metro North train lines and FDR Drive). Additional amenities at the Riverton Apartments Property include landscaped green space with park benches, a large playground, laundry facilities, 24-hour security with an onsite patrol booth and scenic water views from the buildings adjacent to the East River.

o    LOCK BOX ACCOUNT. The borrower has been instructed to send rent payments to a lender controlled account. Provided no event of default exists under the loan documents, excess cash flow, after funding of current debt service and reserve deposits, is required to be disbursed to or at the direction of the borrower. Should an event of default exist, excess cash flow, after funding of operating expenses, will be held by the lender as additional collateral for the Riverton Apartments Loan until such time that the event of default is cured.

o    RESERVES. At closing, the borrower established and funded the following escrows and reserves:

     (i)   A $150,000 Environmental Reserve which represents 125% of the amount recommended by the environmental engineer;

     (ii)  A $15,646,175 Base Building Improvement Reserve to fund actual costs of all non-unit related renovations;

     (iii) A $13,635,000 Unit Renovation Reserve to fund actual costs incurred due to the renovation of individual apartment units;

     (iv)  A $19,000,000 Interest Reserve to fund debt service shortfalls at the
           Riverton Apartments Property during the loan term. The Riverton
           Apartments loan documents require funds in the interest reserve to be returned to the borrower, provided no event of default exists once the "As-Is" aggregate DSCR (based on the combined Riverton Apartments
           Loan and mezzanine loan) has been at least 1.30x for at least six consecutive months.

     Monthly, the borrower is required to fund 1/12th of annual tax and insurance payments into certain reserve accounts.

o    MANAGEMENT. Amanda Management Corp., doing business as Stellar Management, is the property manager for the Riverton Apartments Property. Stellar
     Management is the leasing and/or managing agent for more than 18,000 apartment units and 3 million square feet of office space in the metro New
     York, Washington, D.C., San Francisco and South Florida markets.

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o    DSCR LETTER OF CREDIT. At closing, the borrower deposited with lender a
     $5,000,000 letter of credit. The Riverton Apartments Loan documents provide that this letter of credit be returned to the borrower provided no event of default exists, once the Riverton Apartments Property attains an "as-is"
     aggregate DSCR (based on the combined Riverton Apartments Loan and mezzanine loan) of greater than 1.00x.

o    MEZZANINE DEBT. Contemporaneously with the closing of the mortgage loan,
     GACC made a mezzanine loan in the amount of $25,000,000 secured by 100% of the direct equity interest in the borrower. The mezzanine loan is governed by a mezzanine loan agreement and intercreditor agreement which provides that among other things: (i) the mezzanine loan is structurally subordinate to, and co-terminous with, the mortgage loan, (ii) an ability to cure defaults under the mortgage loan, and (iii) the right; under certain circumstances, to purchase the mortgage loan at par together with all accrued interest and other amounts due. The mezzanine loan is not an asset of the Trust Fund.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $180,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                   Americold Realty Trust
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.4640%
MATURITY DATE                                                    January 1, 2014
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             84 / Interest Only
REMAINING TERM / REMAINING
  AMORTIZATION TERM                                           82 / Interest Only
LOCKBOX                                 In-Place Soft, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   REQUIRED REPAIRS                                                     $985,033
ONGOING MONTHLY RESERVES(2)
   TAX/INSURANCE                                                       Springing
   REPLACEMENT                                                         Springing
ADDITIONAL FINANCING(1)                                                      Yes

                                                                  CGM AMERICOLD
                                                                 PORTFOLIO LOAN
                                                                  COMBINATION(1)
                                                                 ---------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $325,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                   $         77
CUT-OFF DATE LTV RATIO                                                    77.92%
MATURITY DATE LTV RATIO                                                   77.92%
UW NCF DSCR                                                                1.83x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                15
LOCATION                                                        Various, Various
PROPERTY TYPE                                 Industrial, Warehouse/Distribution
SIZE (SF)                                                              4,193,824
OCCUPANCY % AS OF SEPTEMBER 1, 2006                                        84.2%
YEAR BUILT  / YEAR RENOVATED                                   Various / Various
APPRAISED VALUE                                                     $417,100,000
PROPERTY MANAGEMENT                                              ART Manager LLC
UW ECONOMIC OCCUPANCY %                                                      NAP
UW REVENUES                                                          $90,679,246
UW EXPENSES                                                          $57,513,412
UW NET OPERATING INCOME (NOI)                                        $33,165,834
UW NET CASH FLOW (NCF)                                               $32,973,236
--------------------------------------------------------------------------------

(1)  The total original financing amount of the CGM AmeriCold Portfolio
     Properties is $325,000,000 (the "CGM AmeriCold Portfolio Loan Combination")
     evidenced by multiple pari passu notes. One $180,000,000 pari passu note
     (the "CGM AmeriCold Portfolio Loan") is included in the trust fund. The remaining $145,000,000 pari passu notes are not included in the trust fund.

(2)  Upon the occurrence and during the continuation of an event of default or
     "trigger event" with respect to the CGM AmeriCold Portfolio Loan ("CGM
     AmeriCold Portfolio Trigger Event"), on each payment date the CGM AmeriCold
     Borrowers are required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums and capital expenditures. Borrowers may provide a guaranty or letter of credit in lieu of cash for all reserves. A "CGM
     AmeriCold Portfolio Trigger Event" will be in effect, on the relevant date, that the DSCR for a 12 consecutive month period falls below 1.30x and shall continue until the DSCR is equal to or greater than 1.30x for 2 consecutive fiscal quarters.

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                         CGM AMERICOLD PORTFOLIO SUMMARY

                                                                                      PROPERTY
                                      CUT-OFF DATE                                      SIZE
                                        PRINCIPAL             YEAR BUILT /             (CUBIC
PROPERTY NAME          CITY, STATE       BALANCE               RENOVATED                 FEET)
------------------------------------------------------------------------------------------------

Plover                 Plover, WI     $ 23,992,615             1978 / NAP             12,596,000
Salem                   Salem, OR       23,388,923      1963 / 1967, 1969, 1981       15,292,000
Moses Lake           Moses Lake, WA     16,659,692             1967 / NAP              9,938,000
Hermiston             Hermiston, OR     14,760,000            1975 / 1996              5,353,000
Tarboro                Tarboro, NC      14,715,692            1988 / 2000              5,315,000
Leesport              Leesport, PA      14,283,692          1993-1994 / NAP            6,027,000
Atlanta Gateway        Atlanta, GA      13,846,154          1972-1985 / NAP           12,333,000
Tomah                   Tomah, WI       12,472,615            1989 / 1994              5,921,000
Texarkana             Texarkana, AR     10,661,538          1993-1995 / NAP            5,093,000
Fremont                Fremont, NE       9,708,923   1967 / 1978, 1990, 1992, 1998     2,196,000
Burlington           Burlington, WA      8,158,154             1965 / NAP              4,645,000
Springdale Freezer   Springdale, AR      7,554,462       1982, 1991, 1993 / NAP        5,965,000
Marshall              Marshall, MO       4,790,769            1985 / 1992              5,086,000
Charlotte North       Charlotte, NC      3,450,462          1968-1994 / NAP            4,737,000
Birmingham           Birmingham, AL      1,556,308          1963, 1986 / NAP           2,257,000
                                      ------------                                    ----------
   TOTAL/WTD. AVG.                    $180,000,000                                   102,754,000
                                      ============                                   ===========

                                                OCCUPANCY
                      PROPERTY                      %
                        SIZE         LOAN         (AS OF
                      (SQUARE    COMBINATION   SEPTEMBER 1,    CEILING     UNDERWRITTEN     APPRAISED    APPRAISED
PROPERTY NAME           FEET)     BALANCE/SF       2006)        HEIGHT    NET CASH FLOW       VALUE       VALUE/SF
------------------------------------------------------------------------------------------------------------------

Plover                 478,467       $ 91          95.4%            34'    $ 4,556,842    $ 55,600,000     $116
Salem                  669,650         63          81.8%            28'      4,188,737      54,200,000       81
Moses Lake             370,783         81          82.4%            28'      3,089,646      38,600,000      104
Hermiston              221,330        120          80.9%            28'      2,711,900      34,200,000      155
Tarboro                181,106        147          94.0%        33'-35'      3,094,382      34,100,000      188
Leesport               218,540        118          85.9%            32'      2,542,951      33,100,000      151
Atlanta Gateway        601,617         42          94.2%        22'-26'      1,454,455      32,100,000       53
Tomah                  186,100        121          66.7%            49'      2,432,320      28,900,000      155
Texarkana              177,622        108          85.7%            34'      1,840,339      24,700,000      139
Fremont                110,405        159          74.9%            25'      1,899,491      22,500,000      204
Burlington             225,843         65          59.8%            28'      1,468,527      18,900,000       84
Springdale Freezer     232,956         59          99.3%        13'-35'      1,401,261      17,500,000       75
Marshall               191,220         45          69.3%        28'-34'      1,411,393      11,100,000       58
Charlotte North        211,784         29          88.9%        16'-37'        481,878       8,000,000       38
Birmingham             116,401         24          61.6%      23.5'-32'        399,114       3,600,000       31
                     ---------       ----          ----       ---------    -----------    ------------     ----
 TOTAL/WTD. AVG.     4,193,824       $ 77          84.2%                   $32,973,236    $417,100,000     $ 99
                     =========       ====          ====                    ===========    ============     ====

                             SIGNIFICANT TENANTS(1)

                                                                                         NO. OF
                                     RATING (FITCH,   TOTAL REVENUE FOR   % OF TOTAL   PROPERTIES
            TENANT NAME             MOODYS, S&P)(2)       PORTFOLIO         REVENUE     OCCUPIED
-------------------------------------------------------------------------------------------------

Tyson Foods                           BBB-/Ba2/BBB-      $11,744,839         13.2%         7
McCain Foods                            NR/NR/NR          10,581,856         11.9%         3
Sara Lee Corporation                 BBB+/Baa1/BBB+        6,950,898          7.8%         3
ConAgra Foods Inc.                    BBB/Baa2/BBB         6,896,372          7.8%         2
Norpac Foods Inc.                       NR/NR/NR           5,677,425          6.4%         3
HJ Heinz Co.                          BBB/Baa2/BBB         5,366,311          6.0%         3
Ocean Spray Cranberries Inc.           NR/Ba1/BBB          4,831,068          5.4%         3
J.R. Simplot Co.                        NR/NR/NR           4,382,145          4.9%         3
Sweet Street Desert                     NR/NR/NR           3,178,691          3.6%         1
National Frozen Foods Corporation       NR/NR/NR           3,019,609          3.4%         1

(1)  Revenue as of the trailing-12 months ended September 30, 2006 for all of the CGM AmeriCold Portfolio Properties.

(2)  Based on the rating of the parent company regardless of whether the parent company guarantees the tenant's lease.

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o    THE LOAN. The subject mortgage loan (the "CGM AmeriCold Portfolio Loan") is secured by a first mortgage encumbering fifteen (15) industrial properties located throughout the United States (the "CGM AmeriCold Portfolio
     Properties"). The CGM AmeriCold Portfolio Loan has a cut-off date principal balance of $180,000,000 representing approximately 2.7% of the initial mortgage pool balance. The CGM AmeriCold Portfolio Loan is evidenced by a pari passu note. The CGM AmeriCold Portfolio Loan constitutes part of an aggregate debt of $325,000,000, evidenced by four mortgage notes dated
     February 27, 2007, together referred to as the "CGM AmeriCold Portfolio
     Loan Combination", that are all obligations of the borrowers described below and entitled to payments of interest and principal on a pro rata and pari passu basis. The additional mortgage notes will not be included in the trust fund, and the debt evidenced by each such note is referred to as a
     "CGM AmeriCold Portfolio Non-Trust Loan". It is expected that each CGM
     AmeriCold Portfolio Non-Trust Loan will be either transferred to third-party institutional investors and/or included in other commercial mortgage securitization transactions. However, the CGM AmeriCold Portfolio
     Non-Trust Loans will be serviced, along with the CGM AmeriCold Portfolio
     Loan, under the series CD 2007-CD4 pooling and servicing agreement by the master servicer and the special servicer, generally as if each CGM
     AmeriCold Portfolio Non-Trust Loan was a mortgage loan in the trust fund.
     However, the special servicer for the CGM AmeriCold Portfolio Loan
     Combination can be replaced (without cause) by the holders of CGM AmeriCold
     Portfolio Non-Trust Loans representing more than 50% of the total principal balance of all the CGM AmeriCold Portfolio Non-Trust Loans. The respective rights of the holders of the CGM AmeriCold Portfolio Non-Trust Loans and the issuing entity, as holder of the promissory note for the CGM AmeriCold
     Portfolio Loan, will be governed by a co-lender agreement as described under "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The CGM
     AmeriCold Portfolio Loan Combination", in the offering prospectus dated
     March XX, 2007, related to the offered certificates.

     The CGM AmeriCold Portfolio Loan provides for interest-only payments for the entire 84 months of its term. The CGM AmeriCold Portfolio Loan has a remaining term of 82 months and matures on January 1, 2014. The CGM
     AmeriCold Portfolio Loan may be prepaid on or after September 1, 2013, and permits defeasance with United States government obligations beginning on the earlier of the third anniversary of the closing date and 2 years after the last issue date for any securities backed by any portion of the CGM
     AmeriCold Portfolio Loan and the CGM AmeriCold Portfolio Non-Trust Loans.

o    THE BORROWERS. The borrowers are ART Mortgage Borrower Propco 2006-3 L.P.
     and ART Mortgage Borrower Opco 2006-3 L.P., each special purpose entities structured to be bankruptcy remote (collectively, the "CGM AmeriCold
     Portfolio Borrower"). The sponsor of the borrower is AmeriCold Realty Trust
     ("ART"). AmeriCold is the holding company for American Logistics, LLC, a provider of warehousing, distribution, supply-chain management, and other logistics services to the US food industry. AmeriCold's transportation and management services, which include freight routing, network flow management, order consolidation, and distribution channel assessment, also enable them to better serve its customer base. The company offers 545 million cubic feet of storage space in over 100 temperature-controlled facilities nationwide. Ownership of the company is divided among three real estate/private equity firms: Vornado Realty Trust (47.6%), Crescent Real
     Estate Equities (31.7%), and The Yucaipa Companies (20.7%). Vornado Realty
     Trust and Crescent Real Estate Equities, both public REITs, have a combined market capitalization of over $22 billion. The Yucaipa Companies, owned by
     Ronald W. Burkle, are investors in real estate and the food and grocery industries. Since its formation in 1986, Yucaipa has completed mergers and acquisitions valued at more than $30 billion, including the acquisition of its 20.7% interest in ART in November 2004.

o    THE PROPERTIES. The CGM AmeriCold Portfolio Properties consist of approximately 4,193,824 square feet (102,754,000 cubic feet). The CGM
     AmeriCold Portfolio Properties were constructed between 1963 and 1995 and renovated between 1967 and 2000. The CGM AmeriCold Portfolio Properties are
     located in Alabama, Arkansas, Georgia, Missouri, North Carolina, Nebraska,
     Oregon, Pennsylvania, Washington and Wisconsin. As of September 1, 2006,
     the weighted average occupancy rate for the CGM AmeriCold Portfolio
     Properties was approximately 84.2%. All revenue percentages provided below are as of the trailing-12 month period ended September 30, 2006.

     The Plover property consists of a single story refrigerated cold storage facility. The Plover property is located in Plover, Wisconsin, approximately 100 miles north of Madison, Wisconsin. The property was built in 1978 and consists of approximately 478,467 square feet of warehouse space and approximately 12,596,000 cubic feet of refrigerated space. The
     Plover property's largest tenant, McCain Foods, generates 91% of the Plover property revenue. The eastern side of the Plover property has a receiving dock, which is directly connected to the adjoining McCain Foods property.

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     The Salem property consists of five single story buildings which function as a refrigerated warehouse/distribution facility. The Salem property is located in Salem, Oregon, approximately 45 miles southwest of Portland,
     Oregon. The property was built in 1963 and was expanded in 1967, 1969, and
     1981. The Salem property consists of approximately 669,650 square feet of warehouse space and approximately 15,292,000 cubic feet of cold storage space. The Salem property's largest tenant, Norpac Foods, accounts for 56%
     of the Salem property's revenue.

     The Moses Lake property consists of two single story buildings which function as a refrigerated warehouse facility. It is located outside the city limits of Moses Lake, which is approximately 185 miles southeast of
     Seattle, Washington. The property was built in 1967 and consists of approximately 370,783 square feet of warehouse space and approximately
     9,938,000 cubic feet of cold storage space. The two tenants, J.R. Simplot
     Company and National Frozen Foods Corporation, account for 57% and 43%, respectively of the Moses Lake property's revenue.

     The Hermiston property consists of a single story refrigerated warehouse facility located in Umatilla County, approximately 180 miles east of
     Portland, Oregon. The property was built in 1975 and was renovated in 1996.
     The Hermiston property consists of approximately 221,330 square feet of warehouse space and 5,353,000 cubic feet of cold storage space. The
     Hermiston property's largest tenant is ConAgra, which generates 89% of the
     Hermiston property's revenue. There is an adjoining building to the west of the Hermiston property which is occupied by ConAgra via a breezeway.

     The Tarboro property consists of a single story cold storage warehouse distribution facility located south of the Town of Tarboro, approximately
     75 miles northeast of Raleigh, North Carolina. The property was built in
     1988 and underwent a 53,000 square foot renovation in 2000. The property consists of approximately 181,106 square feet of warehouse space and approximately 5,315,000 cubic feet of total refrigerated space. The only tenant is Sara Lee, which has a production facility located on the same road as the Tarboro property and accounts for 100% of the Tarboro property's revenue.

     The Leesport property consists of a single story and part two story refrigerated warehouse facility located in Ontelaunee Township and Leesport
     Borough of Berks County, Pennsylvania, approximately 65 miles northeast of
     Harrisburg, Pennsylvania. The subject was built from 1993 to 1994 and includes approximately 218,540 square feet of warehouse space and approximately 6,027,000 cubic feet of refrigerated space. The two largest tenants, Tyson Foods and Sweet Street Dessert, account for 90% of the
     Leesport property's revenue.

     The Atlanta Gateway property consists of two single story buildings which function as a refrigerated warehouse distribution facility. The Atlanta
     Gateway property is located in the Atlanta area of Fulton County, Georgia.
     The buildings were constructed from 1972 to 1985 and consist of approximately 601,617 square feet of warehouse space and approximately
     12,333,000 cubic feet of refrigerated space. The subject property's three largest tenants are H.J. Heinz Co., Pinnacle Foods, and Nestle SA, which account for 64% of the Atlanta Gateway property's revenue.

     The Tomah property consists of a single story cold storage warehouse distribution facility that is located in Monroe County, approximately 105 miles northwest of Madison, Wisconsin. The Tomah property was built in 1989 and underwent an addition in 1994. The Tomah property consists of approximately 186,100 square feet of warehouse space and approximately
     5,921,000 cubic feet of refrigerated space. The largest tenant is Ocean
     Spray, which comprises 96% of the Tomah property's revenue. The sole remaining tenant, McCain Foods accounts for 4% of the Tomah property's revenue.

     The Texarkana property consists of a single story cold storage warehouse facility located in the southwestern portion of Arkansas, approximately 70 miles northeast of Shreveport, Louisiana. Built in 1993-1995, the Texarkana
     property contains approximately 177,622 square feet of warehouse space and approximately 5,093,000 cubic feet of refrigerated space. The Texarkana property serves a variety of customers including Tyson Foods, Pilgrims
     Pride, Kellers Creamery, Sara Lee, and Meyer's Bakery of Hope, with Tyson
     Foods making up 47% of the Texarkana property's revenue.

     The Fremont property consists of a single story refrigerated warehouse facility located in Fremont, Nebraska, approximately 40 miles northwest of
     Omaha, Nebraska and has access to railroads and several highways. The
     Fremont property contains

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     approximately 110,405 square feet of warehouse space with approximately
     2,196,000 cubic feet of refrigerated space. Originally built in 1967, the
     Fremont property was renovated and expanded in 1978, 1990, 1992 and 1998.
     The Fremont property's largest tenants, Hormel Foods Corp and Smithfield
     Companies, generate 79% of the Fremont property's revenue.

     The Burlington property consists of three single story buildings which function as a cold-storage distribution facility located two blocks south of the Burlington CBD, approximately 65 miles north of Seattle, Washington.
     The Burlington property was built in 1965 and has had multiple additions and upgrades subsequent to that date. The Burlington property consists of approximately 225,843 square feet of warehouse space and approximately
     4,645,000 cubic feet of cold storage space. The property's largest tenants are Ocean Spray Inc. and Commercial Cold Storage, which comprise 56% of the
     Burlington property's revenue.

     The Springdale Freezer property consists of a single story public refrigerated warehouse facility located in northwest Arkansas, approximately 115 miles east of Tulsa, Oklahoma. The Springdale Freezer property was originally built in 1982 and was expanded in 1991 and 1993.
     The Springdale Freezer property contains approximately 232,956 square feet of warehouse space and approximately 5,965,000 cubic feet of refrigerated space. The two tenants are Tyson Foods and Cargill Meat Solutions. Tyson
     Foods comprises 85% of the Springdale Freezer property's revenue.

     The Marshall property consists of a single story refrigerated warehouse facility located in Saline County, approximately 90 miles east of Kansas
     City, Missouri. The Marshall property was built in 1985 and underwent an expansion in 1992. The Marshall property includes approximately 191,220 square feet of warehouse space with approximately 5,086,000 cubic feet of refrigerated space. The two largest tenants are ConAgra and Tyson Foods.
     ConAgra generates 70% of the Marshall property's revenues and Tyson Foods generates the remaining portion.

     The Charlotte North property consists of a single story cold storage warehouse facility located in Mecklenburg County, approximately 6 miles northwest of the Charlotte, North Carolina CBD. The Charlotte North
     property was built from 1968 to 1994 and includes approximately 211,784 square feet of warehouse space and approximately 4,737,000 cubic feet of refrigerated space. The Charlotte North property's largest tenant is Gold
     Kist, which generates 43% of the Charlotte North's revenue.

     The Birmingham property consists of a single story cold-storage warehouse facility, located within the Birmingham, Alabama CBD. The Birmingham property was originally built in 1963 with additional improvements made in
     1986. The Birmingham property consists of approximately 116,401 square feet of warehouse space and approximately 2,257,000 cubic feet of refrigerated space. The subject's largest tenants are Gold Kist Inc., Wayne Farms and the United States Government, together making up 66% of the Birmingham property's total revenue.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a collection account under the borrower's control, and transferred to a lender-controlled cash management account.
     The rents and other revenues will then be transferred daily into the CGM
     AmeriCold Portfolio Borrower's account provided no trigger event or cash trap event exists. In the event of a "trigger event", cash flow to fund monthly tax reserves, insurance reserves, debt service, capital expenditures reserves and operating expenses in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be transferred daily from the lockbox to the CGM AmeriCold Portfolio Borrower's account. A "trigger event" means the occurrence of (i) event of a default under the CGM
     AmeriCold Portfolio Loan or (ii) the date on which the debt service coverage ratio for the preceding twelve (12) consecutive months is less than 1.30x, as determined at the end of each fiscal quarter. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.30x for the two (2) consecutive fiscal quarters then ending. In the event of a "cash trap event", all excess cash flow in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement.
     Upon the cure of the cash trap event, funds will again be transferred daily from the lockbox to the CGM AmeriCold Portfolio Borrower's account. A "cash trap event" will occur on any date on which the debt service coverage ratio for the preceding twelve (12) consecutive months is less than 1.20x, as determined at the end of each fiscal quarter. A cash trap event will continue until the date on which the debt service coverage ratio equals or exceeds 1.20x for the two (2) consecutive fiscal quarters then ending.

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o    PARTIAL RELEASES. Provided there is no event of default and after the release date and prior to the permitted prepayment date (9/1/2013), the related loan documents permit the borrowers to obtain the release of any of the CGM AmeriCold Portfolio Properties upon satisfaction of certain conditions. The CGM AmeriCold Portfolio Loan may be partially defeased in the amount of 105% of the allocated loan amount for the released parcels until the aggregate amount of such release payments equal 12.5% of the original principal amount of the loan as a condition to a release. The CGM
     AmeriCold Portfolio Loan may be partially defeased in the amount of 110% of the allocated loan amount for the released parcels until aggregate amount of such release payments equal 25% of the original principal amount of the loan as a condition to a release. The CGM AmeriCold Portfolio Loan may be partially defeased in the amount of 115% of the allocated loan amount for the released parcels thereafter as a condition to a release. Each of such defeasances is subject to satisfaction of certain conditions, including debt service coverage tests and loan to value tests; provided that in order to satisfy such debt service coverage ratio test, the borrower may defease a portion of the loan in excess of the release amount of the affected individual property.

     If the borrowers are in default under the CGM AmeriCold Portfolio Loan and could cure such default by obtaining the release of an individual property, borrowers may do so prior to the release date subject to the fulfillment of certain conditions including payment of the release amount and yield maintenance premium.

     Provided there is no event of default and subject to the fulfillment of certain conditions, the borrowers may at any time obtain the release of an expansion parcel without payment of a release amount. Such conditions include evidence that gross revenue over expenses and appraised value are not impacted by the release.

o    COLLATERAL SUBSTITUTION. The related loan documents permit the borrowers to obtain a release of one or more of any of the CGM AmeriCold Portfolio
     Properties prior to the permitted prepayment date; provided that certain conditions in the related loan documents are satisfied, including but not limited to, the aggregate allocated loan amounts of the substituted properties not exceeding 30% of the original principal amount of the CGM
     AmeriCold Portfolio Loan and debt service coverage tests and loan to value tests. In order to satisfy such debt service coverage ratio the borrower may defease a portion of the loan in excess of the release amount of the affected individual property.

o    MANAGEMENT. ART Manager LLC is the property manager for the CGM AmeriCold
     Portfolio Properties. The property manager is affiliated with the borrowers.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $180,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                   Americold Realty Trust
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.3960%
MATURITY DATE                                                   February 1, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            109 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         107 / Interest Only
LOCKBOX                                 In-Place Soft, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   REPLACEMENT                                                          $      0
   REQUIRED REPAIRS ACCOUNT                                             $468,563
ONGOING MONTHLY RESERVES(2)
  TAX/INSURANCE                                            Springing / Springing
  REPLACEMENT                                                          Springing
ADDITIONAL FINANCING(1)                                                       No

                                                                   DB AMERICOLD
                                                                  PORTFOLIO LOAN
                                                                  COMBINATION(3)
                                                                  --------------
CUT-OFF DATE PRINCIPAL BALANCE                                     $350,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $64
CUT-OFF DATE LTV RATIO                                                    75.90%
MATURITY DATE LTV RATIO                                                   75.90%
UW NCF DSCR                                                                2.09x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                20
LOCATION                                                                 Various
PROPERTY TYPE                               Industrial, Warehouse / Distribution
SIZE (SF)                                                              5,489,325
OCCUPANCY % AS OF OCTOBER 31, 2006                                         78.4%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $461,350,000
PROPERTY MANAGEMENT                          ART Manager LLC (Borrower affliate)
UW ECONOMIC OCCUPANCY %                                                   100.0%
UW REVENUES                                                         $116,585,477
UW EXPENSES                                                          $75,469,557
UW NET OPERATING INCOME (NOI)                                        $41,115,925
UW NET CASH FLOW (NCF)                                               $40,010,350
--------------------------------------------------------------------------------

(1)  The total financing amount of $350,000,000 (the "DB AmeriCold Portfolio
     Loan Combination"), co-originated by GACC and JPMorgan Chase Bank, N.A.
     ("JPMorgan") is evidenced by multiple pari passu notes, with one such note, with a cut-off date principal balance of $180,000,000 (the "DB AmeriCold
     Portfolio Loan"), included in the trust. One of the remaining pari passu notes with an original principal balance of $30,000,000 is held by GACC and it is anticipated that this note will be included in a future securitization. Another pari passu note with original balance of
     $70,000,000, will be included in the JPMCC 2007-CIBC18 transaction and the remaining pari passu notes with a combined original principal balance of
     $70,000,000, are currently held by JPMorgan. See "The Loan Section" herein for additional detail.

(2)  During a Trigger Event, reserves will be collected for taxes, insurance and capital expenditures. See "Lock Box Account" Section herein for additional detail.

(3)  Calculations are based on the DB AmeriCold Portfolio Whole Loan Combination
     Amount.

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                         DB AMERICOLD PORTFOLIO SUMMARY

                                  ALLOCATED                                 PROPERTY
                                   CUT-OFF                                    SIZE
PROPERTY                            DATE      YEAR BUILT /  PROPERTY SIZE    (SQUARE
NAME              CITY, STATE      BALANCE      RENOVATED    (CUBIC FEET)     FEET)
-------------------------------------------------------------------------------------

Clearfield     Clearfield, UT   $ 22,546,286   1973 / 1978    11,123,700      455,227
Murfreesboro  Murfreesboro, TN    16,662,857     1982 /        6,225,243      226,423
                                               1998 - 2000
Connell          Connell, WA      15,127,200   1969 / 1971     7,887,492      299,776
Strasburg       Strasburg, VA     14,194,286   1999 / NAP      6,475,968      243,170
Amarillo        Amarillo, TX      12,830,400  1973 / 1977,     3,075,638      163,796
                                               1981 & 2003
Thomasville    Thomasville, GA    11,246,400   1997 / NAP      5,662,542      252,419
West Memphis  West Memphis, AR     9,820,800   1985 / 1995     6,405,230      252,075
Russellville  Russellville, AR     9,702,000   1995 / NAP      8,270,691      270,772
Syracuse        Syracuse, NY       8,316,000     1960 /       12,833,662      573,183
                                               1972 - 1985
Atlanta          Atlanta, GA       7,817,143   1990 / 1993    12,038,603      431,369
Babcock          Babcock, WI       7,682,400   1999 / NAP      3,777,172      127,260
Turlock          Turlock, CA       7,586,229   1955 / 1956     3,298,228      188,734
                                                 & 1989
Nampa             Nampa, ID        6,573,600   1946 / 1974    10,284,446      458,518
Woodburn        Woodburn, OR       6,058,800  1952 / 1956,     8,407,877      327,601
                                               1968 & 1979
Wichita          Wichita, KS       5,464,800   1972 / 1984     3,216,188      168,007
Fort Smith     Fort Smith, AR      4,505,143   1960-1986 /     1,706,088      118,003
                                               1996 & 2005
Sebree           Sebree, KY        4,474,800   1998 / NAP      3,001,006      111,499
Boston           Boston, MA        3,522,857   1969 / 2004     3,099,098      260,356
Bettendorf     Bettendorf, IA      3,394,286   1973 / NAP     10,246,648      398,223
Walla Walla    Walla Walla, WA     2,473,714   1960 / 1968     4,317,945      162,914
                                ------------                 -----------    ---------
                                $180,000,000                 131,353,465    5,489,325
                                ============                 ===========    =========

                  LOAN                         UNDERWRITTEN
PROPERTY      COMBINATION  OCCUPANCY  CEILING      NET        APPRAISED    APPRAISED
NAME              /SF         %(1)     HEIGHT   CASH FLOW       VALUE      VALUE / SF
-------------------------------------------------------------------------------------

Clearfield        $ 96       83.6%      24'     $ 4,989,779  $ 54,800,000     $120
Murfreesboro       143       79.7%     18-34'     3,929,927    40,500,000      179

Connell             98       89.8%      30'       3,303,325    38,200,000      127
Strasburg          114       90.6%      35'       3,314,179    34,500,000      142
Amarillo           152       92.3%      24'       2,779,812    32,400,000      198

Thomasville         87       83.8%     29-40'     2,130,406    28,400,000      113
West Memphis        76       81.9%     30-34'     2,166,482    24,800,000       98
Russellville        70       91.6%      37'       2,084,695    24,500,000       90
Syracuse            28       41.0%      33'       1,716,990    22,000,000       38

Atlanta             35       80.3%      34'       2,558,930    19,000,000       44
Babcock            117       50.2%      31'       1,642,708    19,400,000      152
Turlock             78       89.7%      18'       1,429,538    20,600,000      109

Nampa               28       40.5%     18-24'     1,353,140    16,600,000       36
Woodburn            36       53.1%      25'       1,384,840    15,300,000       47

Wichita             63       87.1%      23'       1,177,014    13,800,000       82
Fort Smith          74       83.6%     24-36'     1,063,950    10,950,000       93

Sebree              78       93.2%      37'         956,090    11,300,000      101
Boston              26       90.0%      25'         711,199    13,700,000       53
Bettendorf          17       45.3%     18-48'       841,622    13,200,000       33
Walla Walla         30       31.3%      30'         475,721     7,400,000       45
                  ----       ----               -----------  ------------     ----
                  $ 64       78.4%              $40,010,349  $461,350,000     $ 84
                  ====       ====               ===========  ============     ====

(1)  Occupancy date ranges from September 2006 to December 2006.

                             SIGNIFICANT TENANTS(1)

                                                                                % OF      NO. OF
                                    RATINGS                                    TOTAL    PROPERTIES
COMPANY                     (FITCH, MOODYS, S&P)(2)   REVENUE FOR PORTFOLIO   REVENUE    OCCUPIED
--------------------------------------------------------------------------------------------------

General Mills Inc                BBB+/Baa1/BBB+             $19,132,171        17.02%         5
ConAgra Foods, Inc.              BBB/Baa2/BBB+               11,086,052         9.86%         4
Tyson Foods Inc                  BBB-/Baa2/BBB-              10,413,601         9.26%         7
Perdue Farms Inc                    --/--/--                  9,113,424         8.11%         2
Sara Lee Corporation             BBB+/Baa1/BBB+               5,278,824         4.70%         2
Smithfield Companies, Inc          --/Ba3/BB+                 4,946,022         4.40%         3
US Government                     AAA/Aaa/AAA                 3,307,846         2.94%         7
Altria Group, Inc.               BBB+/Baa1/BBB+               2,777,074         2.47%         4
Nestle SA                          AAA/--/AAA                 2,732,239         2.43%         2
JR Simplot Co                       --/--/--                  2,644,067         2.35%         2
                                                            -----------        -----        ---
TOTAL TOP 10 CUSTOMERS                                      $71,431,320        63.55%        38

(1)  Revenue as of the trailing-12 months ended October 31, 2006 for all of the
     DB AmeriCold Portfolio Properties.

(2)  Based on the rating of the parent company regardless of whether the parent company guarantees the occupant's use agreement.

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o    THE LOAN. The subject mortgage loan (the "DB AmeriCold Portfolio Loan") is secured by first mortgages encumbering 20 cold-storage facilities located in 16 states (the "DB AmeriCold Portfolio Properties"). The DB AmeriCold
     Portfolio Loan has a principal balance of $180,000,000, representing approximately 2.7% of the initial mortgage pool balance and is a portion of a co-originated combination loan with an original principal balance of
     $350,000,000 dated December 8, 2006 (the "DB AmeriCold Portfolio Loan
     Combination"). The remaining portion of the DB AmeriCold Portfolio Loan
     Combination is evidenced by multiple separate notes (the "DB AmeriCold
     Portfolio Pari Passu Loans" ) with a combined principal balance of
     $170,000,000. The DB AmeriCold Portfolio Pari Passu Loans are not assets in the trust. Two of the DB AmeriCold Portfolio Pari Passu Loans with a combined principal balance of $140,000,000 (the "JP/DB Americold Portfolio
     Pari Passu Loans") were originated and funded by JPMorgan Chase Bank, N.A.
     ("JP Morgan"). One of the JP/DB Americold Portfolio Pari Passu Loans, with an original principal balance of $70,000,000 will be included in the JPMCC
     2007-CIBC18 transaction. Two other JP/DB Americold Pari Passu Loans are currently held by JP Morgan. The respective rights of the holders of the DB
     AmeriCold Portfolio Loan Combination are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the JPMCC 2007-CIBC18 transaction, as described in the preliminary prospectus supplement under
     "DESCRIPTION OF THE MORTGAGE POOL--The Loan Combinations--the DB Americold
     Portfolio Loan Combination."

     The DB AmeriCold Portfolio Loan has a remaining term of 107 months and matures on February 1, 2016. The DB AmeriCold Portfolio Loan may be prepaid on or after October 2015 and permits defeasance with United States government obligations beginning on the earlier of (i) 2 years after the securitization date of the last pari passu loan or (ii) 3 years after the origination date.

o    THE BORROWERS. The borrowers are ART Mortgage Borrower Propco 2006-2 L.P.
     and ART Mortgage Borrower Opco 2006-2 L.P., each a special purpose bankruptcy remote entity with an independent director. Legal counsel delivered to the borrowers a non-consolidation opinion in connection with the origination of the DB AmeriCold Portfolio Loan. The sponsor is
     Americold Realty Trust ("ART"), the holding company for Americold
     Logistics, LLC, a provider of temperature-controlled warehousing, distribution, supply-chain management, and other logistics services to the
     US food industry. The company offers at least 545 million cubic feet of storage space in 100 temperature-controlled facilities nationwide, while its closest competitor Atlas Cold Storage, has less than half that amount at an approximate 219 million cubic feet of storage space. Ownership of the company is divided among three real estate/private equity firms: Vornado
     Realty Trust (47.6%), Crescent Real Estate Equities (31.7%), and The
     Yucaipa Companies (20.7%). Vornado Realty Trust and Crescent Real Estate
     Equities, both public REITs, have a combined market capitalization of over
     $22 billion. The Yucaipa Companies, owned by Ronald W. Burkle, are investors in real estate and the food and grocery industries. Since its formation in 1986, Yucaipa has completed mergers and acquisitions valued at more than $30 billion, including the acquisition of its 20.7% interest in
     ART in November 2004.

o    THE PROPERTIES. The DB AmeriCold Portfolio Properties consists of 20 cold storage facilities containing, in the aggregate, approximately 5,489,325 square feet of net rentable area equating to approximately 131 million cubic feet of storage space. DB AmeriCold Portfolio Properties are located throughout 16 states serving many different sectors of the food supply chain, providing a critical link between the producer and the consumer. The
     DB Americold Portfolio Properties were built from 1946 to 1999, renovated between 1956 and 2005 and range from 111,499 to 573,183 square feet with ceiling heights ranging between 18 and 48 feet. The DB AmeriCold Portfolio
     Properties are strategically located near major transportation hubs serving not just storage centers but major distribution hubs. As of September 1,
     2006, The DB AmeriCold Portfolio Properties exhibited an occupancy rate (on a cubic capacity basis) of 78.4%.

     The DB AmeriCold Portfolio Properties have an extensive customer base that includes investment grade rated (as of 10/31/06) customers such as General
     Mills (rated Baa1 by Moodys, BBB+ by S&P and BBB+ by Fitch), ConAgra (rated
     Baa2 by Moodys, BBB+ by S&P and BBB by Fitch), Tyson Foods Inc. (rated Ba2 by Moodys, BBB-- by S&P, BBB-- by Fitch), Sara Lee (rated Baa1 by Moodys,
     BBB+ by S&P and BBB+ by Fitch), the US Government (rated Aaa by Moodys, AAA by S&P and AAA by Fitch), Nestle (rated AAA by S&P and AAA by Fitch),
     Altria Group Inc. (rated Baa1 by Moodys, BBB+ by S&P and BBB+ by Fitch).
     The above mentioned customers account for over 50% of contributed revenue for the DB AmeriCold Portfolio Properties.

     The Amarillo property is a 3,075,638 cubic foot one-story refrigerated warehouse facility situated on a 46.4-acre land parcel in Amarillo, Texas exhibiting a 92.3% occupancy rate. The property's revenue is derived from
     16 tenants, with the largest 3

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     comprising 49.0% of income. The top three tenants are Swift & Company,
     Seaboard Foods, and Palo Duro Meats. The property is located less than one mile south of the Amarillo Municipal Airport.

     The Atlanta property is a 12,038,603 cubic foot one-story refrigerated warehouse situated on an 18.0-acre land parcel in Atlanta, Georgia exhibiting an 80.3% occupancy rate. The top three tenants at this property include Sara Lee Corporation (S&P rated BBB+), General Mills, Inc. (S&P rated BBB+), and ConAgra Foods Inc. (S&P rated BBB+). The building was constructed in 1990 and expanded in 1993.

     The Babcock property is a 3,777,172 cubic foot one-story refrigerated warehouse situated on a 13.1-acre land parcel in Babcock, Wisconsin exhibiting a 50.2% occupancy. The property is equipped with 5 truck docks and 2 separate freezer rooms. The property is operated by Americold
     Corporation and subleased to Ocean Spray Cranberries, Inc.

     The Bettendorf property is a two-building, one-story refrigerated warehouse containing 10,246,648 cubic feet situated on a 36.1-acre land parcel in
     Bettendorf, Iowa exhibiting a 45.3% occupancy. The facility is located 4 miles northeast of downtown Bettendorf and is part of the Quad Cities along with Davenport, Iowa, Rock Island and Moline, Illinois. The property is railroad accessible, has 48 loading dock doors, 3 freezer rooms and 80 to
     100 parking spaces. The top three clients at this facility include
     Smithfield Companies Inc. (Moody's rated Ba3), Altria Group Inc. (Moody's rated Baa1) and Leiner Davis Gelatin.

     The Boston property is a four-story refrigerated warehouse containing
     3,099,098 cubic feet situated on a 4.7-acre land parcel in Boston,
     Massachusetts exhibiting a 90.0% occupancy rate. The facility was built in
     1969 and is located east of Interstate 93. The property's top 3 tenants include General Mills, Inc., Slate Gorton & Co. and Crocker and Windsor
     Seafood.

     The Clearfield property is a refrigerated warehouse containing 11,123,700 cubic feet situated on a 24.7-acre land parcel in Clearfield, Utah exhibiting an 83.6% occupancy rate. The facility offers 41 dock high doors,
     2 drive in doors and 19 rail in doors. The Central Business District of
     Clearfield is 2 miles north of the facility, the City of Ogden is approximately 5 miles away, and Salt Lake City is approximately 30 miles south. The top three tenants include ConAgra Foods Inc. (S&P rated BBB+),
     Nestle SA (S&P rated AAA), and Schwan's Corp.

     The Connell property is a one-story refrigerated warehouse containing
     7,887,492 cubic feet sitiated on a 17.7-acre land parcel in Connell,
     Washington exhibiting an 89.8% occupancy rate. The facility is utilized by
     ConAgra for the storage and distribution of its products. The property is railroad accessible, has 20 dock high doors and one main freezer room.

     The Fort Smith property is a two-building, one-story refrigerated warehouse containing 1,706,088 cubic feet situated on a 6.8-acre land parcel in Fort
     Smith, Arkansas exhibiting an 83.6% occupancy rate. The property is situated one mile north of the Fort Smith central business district. The top 3 tenants include Tyson Foods (Moody's rated Ba2), Simmons Foods and
     Cargill Meat Solutions (Moody's rated A2).

     The Murfreesboro property is a one-story refrigerated warehouse containing
     6,225,243 cubic feet situated on a 24.4-acre land parcel in Murfreesboro,
     Tennessee. The property is currently 79.7% occupied wholly by General Mills
     Inc. Constructed in 1982 and further expanded in 2000, the property has 6 rooms, that can be either freezer or cooler rooms, and has 20 dock high doors.

     The Nampa property is a seven-building, one-story refrigerated warehouse facility containing 10,284,446 cubic feet situated on a 28.1-acre land parcel in Nampa, Idaho (8 miles west of Boise) exhibiting a 40.5% occupancy rate. The top 3 tenants include the US Government, Select Onion Co LLC, and
     Great American Appetizers. The property is railroad accessible, has 32 dock high doors, 25 drive-in doors and 70 parking spaces.

     The Russellville property is a one-story refrigerated warehouse containing
     8,270,691 cubit feet situated on a 30.5-acre land parcel in Russellville,
     Arkansas exhibiting a 91.6% occupancy rate. Tyson Foods is the largest client at this facility and has occupied on average 94% to 100% of the building since 1995. The Russellville property is physically connected to the Tyson's processing plant.

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     The Sebree property a one story refrigerated warehouse containing 3,001,006 cubic feet situated on a 14.0-acre land parcel in Sebree, Kentucky exhibiting a 93.2% occupancy rate. Constructed in 1998, the property offers
     19 dock high doors and 3 rail in doors. The top 3 tenants include Tyson
     Foods (Moody's rated Ba2), SFG/Fields, Inc. and the Federal Board of
     Prisons.

     The Strasburg property is a one-story refrigerated warehouse containing
     6,475,968 cubic feet situated on a 48.2-acre land parcel in Strasburg,
     Virginia exhibiting a 90.6% occupancy rate. Constructed in 1999, the property offers 23 dock high doors and freezer space comprised of 7 rooms.
     The top 3 tenants are Perdue Farms Inc., Nestle SA (S&P rated AAA) and Rich
     Products Corp, which make up 98.0% of the income at the Strasburg property.

     The Syracuse property is a one-story and part two-story refrigerated warehouse containing 12,833,662 cubic feet situated on a 37.6-acre land-parcel in Syracuse, New York exhibiting a 41.0% occupancy rate. The property was constructed in 1960 and most recently expanded in 1985. Access to the property is provided through 84 dock high doors, 12 drive in doors and 2 enclosed rail spurs.

     The Thomasville property is a one- and two-story refrigerated warehouse containing 5,662,542 cubic feet situated on a 48-acre land parcel in
     Thomasville, Georgia exhibiting an 83.8% occupancy rate. Constructed in
     1997, the property is comprised of 50% freezer space, 25% refrigerated space and 25% office space. The Thomasville property is situated two miles northwest of the Thomasville Central Business District. The top 3 tenants include Wayne Farms, the US Government, and Smithfield Companies Inc.,
     which collectively contribute 71% of the income at the property.

     The Turlock property is a one-story refrigerated warehouse containing
     3,298,228 cubic feet situated on a 6.8-acre land parcel in Turlock,
     California (approximately 100 miles northeast of San Jose, California)
     exhibiting an 89.7% occupancy rate. The property was constructed in 1955 and features 3 dock high doors, railroad access and 18 freezer/cooler rooms. The top 3 tenants include Hilmar Cheese Corporation, Valley Fresh
     Foods Inc. and Cebro Frozen Foods Inc. which account for 70.0% of the income at the property.

     The Walla Walla property is a one-story refrigerated warehouse containing
     4,317,945 cubic feet situated on a 17.4-acre land parcel in Walla Walla,
     Washington exhibiting a 31.3% occupancy rate. The facility is made up of
     85% freezer space and is currently occupied by 6 tenants. The largest 3 tenants are Watts Brothers Frozen Foods LLC, Norpac Foods Inc., and Smith
     Frozen Foods Inc.

     The West Memphis property is a one-story refrigerated warehouse containing
     6,405,230 cubic feet situated in a 27.8-acre land parcel in West Memphis,
     Arkansas exhibiting an 81.9% occupancy rate. The property was constructed in 1985 and most recently renovated in 1995. General Mills Inc. is the largest tenant at the facility and contributes 49.5% of the property's income.

     The Wichita property is a one-story refrigerated warehouse containing
     3,216,188 cubic feet situated on a 14.1-acre land parcel in Wichita, Kansas exhibiting an 87.1% occupancy rate. The property has been utilized for cold storage since 1972 and is served by 22 dock doors and 2 rail doors. The top
     3 tenants are Smithfield Companies Inc, Cargill Meat Solutions and Schwan
     Corporation, which contribute 71.15% of the property's total income.

     The Woodburn property is a one-story refrigerated warehouse containing
     8,407,877 cubic feet situated on a 20.5-acre parcel located 30 miles south of Portland, Oregon, exhibiting a 53.1% occupancy rate. Sabroso Company, HJ
     Heinz Co, and Winning Company account for 56.2% of the property's total income.

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o    LOCK BOX ACCOUNT. The borrowers are required to deposit all receipts, revenues and other income from the ownership and operation of the DB
     AmeriCold Portfolio Properties into a lender controlled account. Unless an event of default, a "Trigger Event", or a "Cash Trap Event" has occurred, the lender is required to return amounts in such account to the borrowers on each business day. A "Trigger Event," occurs when the annual underwritable cash flow for the DB AmeriCold Portfolio Properties as of the end of each fiscal quarter (on a trailing four quarter basis) is less than the trigger amount (which amount calculates to a DSCR of 1.54x based on a net cash flow of $29,400,000) as provided in the DB AmeriCold Portfolio the loan documents. Upon the occurrence of a Trigger Event, the DB AmeriCold
     Portfolio Loan documents provide that amounts in the lender controlled account will be used to pay debt service and fund required reserves (as described under "Reserves" below) and any excess cash will be returned to the borrowers. A Trigger Event period terminates if for two consecutive fiscal quarters the net cash flow is greater than $29,400,000. During a
     Trigger Event period or Cash Trap Event period, the borrowers are required to fund monthly reserves for taxes and insurance (in an amount equal to
     1/12 of the lender's estimate of the annual amounts due for taxes and insurance premiums), and capital expenditures (in an amount equal to
     $0.03/cubic square foot, capped at $4,000,000).

     A "Cash Trap Event" occurs when annual underwritable cash flow for the DB
     AmeriCold Portfolio Properties as of the end of each fiscal quarter (on a trailing four quarter basis) is less than the cash trap amount (which calculates to a DSCR of 1.45x based on a net cash flow of $27,671,000) as provided in the DB AmeriCold Portfolio Loan documents. Upon the occurrence of a Cash Trap Event, the DB AmeriCold Portfolio Loan documents provide that amounts in the lender controlled account will be used to pay debt service and fund required reserves and any excess amounts remaining will remain in the lender controlled account. A Cash Trap Period terminates if, for two consecutive fiscal quarters, the net cash flow is greater than
     $27,671,000.

o    RESERVES. During a Trigger Event, the borrowers are required to deposit monthly reserves for taxes, insurance and capital expenditures.

o    RELEASE PROVISIONS. The DB AmeriCold Portfolio Loan documents permit the borrowers to obtain the release of any of the DB AmeriCold Portfolio
     Properties subject to partial defeasance, rating agency confirmation and
     DSCR test and satisfaction of certain conditions in the AmeriCold Portfolio loan documents. The DB AmeriCold Portfolio Loan release amounts are as follows: (a) 105% of the Allocated Loan Amount, if the aggregate balance of the previously released DB AmeriCold Portfolio Properties is less than
     12.5% of the original DB AmeriCold Portfolio Loan amount (the "Tranche I
     Release Percentage Threshold Amount"); (b) 110% of the Allocated Loan
     Amount, if the aggregate balance of the previously released DB AmeriCold
     Portfolio Properties is greater than the Tranche I Release Percentage
     Threshold Amount and less than 25% of the original DB AmeriCold Portfolio
     Loan amount (the "Tranche II Release Percentage Threshold Amount"); and (c)
     115% of the Allocated Loan Amount, if the aggregate balance of the previously released DB AmeriCold Portfolio Properties is greater than the
     Tranche II Release Percentage Threshold Amount, provided that the Release
     Amount is not greater than the current balance of the DB AmeriCold
     Portfolio Loan.

o    SUBSTITUTION PROVISIONS. The borrowers are permitted to obtain a release of the lien of the mortgage encumbering any of the individual properties (each a "Substituted Property") by substituting another individual property of like kind and quality (a "Substitute Property"), provided that the following conditions are satisfied: (A) the Allocated Loan Amount of the
     Substitute Properties collectively do not exceed 20% of the original principal balance of the DB Americold Portfolio Loan; (B) after giving effect to the substitution, the debt service coverage ratio for the DB
     Americold Portfolio Loan (excluding the Substituted Properties and including the Substitute Properties) is not less than the greater of (i)
     the debt service coverage ratio as of the DB Americold Portfolio Loan closing date and (ii) the debt service coverage ratio for the trailing 12 full calendar months as of the date immediately preceding the substitution;
     provided, that in order to satisfy such debt service coverage ratio, the borrowers may defease a portion of the DB AmeriCold Portfolio Loan in excess of the release amounts; and (C) (x) the loan to value ratio of a
     Substitute Property is not greater than the lesser of the loan-to-value ratio of a Substituted Property (i) as of the DB AmeriCold Portfolio Loan
     closing date and (ii) immediately prior to the substitution or (y) if the borrowers are unable to satisfy the foregoing loan-to-value ratio test set forth in (C) above, after giving effect to the substitution, such test may be satisfied if the loan-to-value ratio for all of the individual properties (excluding the Substituted Properties and including the
     Substitute Properties) is not greater than the lesser of (i) the loan-to-value ratio as of the closing date and (ii) the loan-to-value ratio immediately prior to the substitution.

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o    MANAGEMENT. ART Manager LLC, an affiliate of the borrowers, is the property manager for the DB AmeriCold Portfolio Properties. All of the facilities that are owned by ART, the sponsor, are either self managed by ART or managed by ART Manager LLC.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $150,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                           Behringer Harvard REIT I, Inc.
OWNERSHIP INTEREST                                             Fee and Leasehold
MORTGAGE RATE                                                            5.4330%
MATURITY DATE                                                   November 6, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         116 / Interest Only
LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   TI/LC(1)                                                           $4,398,708
   BANK OF AMERICA TI RESERVE(2)                                      $2,921,160
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                       No / No

ADDITIONAL FINANCING(3)                                                      Yes

CUT-OFF DATE PRINCIPAL BALANCE                                      $150,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $169
CUT-OFF DATE LTV RATIO                                                    75.95%
MATURITY DATE LTV RATIO                                                   75.95%
UW NCF DSCR(4)                                                             1.47x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Charlotte, NC
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                887,079
OCCUPANCY % AS OF SEPTEMBER 5, 2006                                        99.1%
YEAR BUILT / YEAR RENOVATED                                     1973-1977 / 2000
APPRAISED VALUE                                                     $197,500,000
PROPERTY MANAGEMENT                                   HPT Management Services LP
UW ECONOMIC OCCUPANCY %                                                    96.8%
UW REVENUES(4)                                                       $20,499,039
UW EXPENSES                                                          $ 7,683,621
UW NET OPERATING INCOME (NOI)(4)                                     $12,815,417
UW NET CASH FLOW (NCF)(4)                                            $12,184,179
--------------------------------------------------------------------------------

(1)  At closing, $4,398,708 was escrowed for outstanding leasing costs associated with Alston & Bird LLC ($807,992) and Bank of America
     ($3,590,716). The reserve shall be disbursed to reimburse the borrower for leasing costs associated with the Alston & Bird and Bank of America spaces.

(2)  At closing, $2,921,160 was escrowed in connection with outstanding TIs due to Bank of America under its lease. The reserve shall be disbursed to reimburse the borrower for TI expenses associated with the Bank of America space.

(3)  See "Mezzanine Debt" below.

(4)  The rent for Bank of America was underwritten based on the average rental rate for the entire term of the Bank of America lease. The weighted average in-place gross rent for Bank of America was $14.09 psf as of the September
     5, 2006 rent roll. The weighted average underwritten gross rent for Bank of
     America is $19.35 psf. UW Revenues, UW NOI, UW NCF and UW NCF DSCR were calculated using the weighted average underwritten rent of Bank of America.
     UW Revenues, UW NOI, UW NCF, and UW NCF DSCR were calculated using the weighted average underwritten rent of Bank of America.

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                                 TENANT SUMMARY

                                                             % OF NET                                        DATE OF
                                RATINGS        NET RENTABLE  RENTABLE                         % OF ACTUAL     LEASE
TENANT NAME              FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF  ACTUAL RENT     RENT      EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Bank of America(2)             AA/Aa2/AA          643,604      72.6%    $ 9.95   $ 6,405,725      55.9%    03/31/19(3)
Alston & Bird LLC              NR/NR/NR            81,096       9.1%    $24.11   $ 1,954,988      17.1%    05/31/13
Hunton & Williams              NR/NR/NR            34,430       3.9%    $26.46   $   911,124       7.9%    09/06/08
New Life Fitness               NR/NR/NR            31,717       3.6%    $ 5.68   $   180,000       1.6%    04/30/16
Aon Service Corporation     BBB+/Baa2/BBB+         11,827       1.3%    $23.50   $   277,959       2.4%    09/30/08
Top 5 Tenants                                     802,674      90.5%    $12.12   $ 9,729,796      84.9%     Various
Non-major Tenants                                  76,526       8.6%    $22.63   $ 1,731,760      15.1%     Various
                                                  -------     -----     ------   -----------     -----
OCCUPIED TOTAL                                    879,200      99.1%    $13.04   $11,461,556     100.0%
Vacant                                              7,879       0.9%
                                                  -------     -----
COLLATERAL TOTAL                                  887,079     100.0%
                                                  =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Bank of America may reduce leased premises by (i) up to 94,000 SF on floors
     26, 28, 32, 33 and 34 on 3/31/09 with notice by 12/31/07 and (ii) by 35% of the then-leased premises as of 4/1/10 in full floor increments with 9 months notice with payment of the unamortized costs of security enhancements, commissions and tenant improvement allowance for the space being released. The second contraction is generally limited to three floors in a 12 month period. Furthermore, within 30 days of Bank of America providing notice to contract, borrower will agree to deposit a letter of credit or cash equal to $7.00 per square foot on space vacated by Bank of
     America in excess of 50,000 square feet. Such letter of credit will be offset by contraction penalties paid by Bank of America (consisting of unamortized tenant improvement allowances).

(3)  3,650 SF expires on 04/30/09.

                             LEASE ROLLOVER SCHEDULE

                         WTD. AVG. IN PLACE                                                      CUMULATIVE %
            # OF LEASES     BASE RENT PSF    TOTAL SF  % OF TOTAL   CUMULATIVE %  % OF IN PLACE   OF IN PLACE
   YEAR       ROLLING          ROLLING        ROLLING  SF ROLLING  OF SF ROLLING   RENT ROLLING  RENT ROLLING
--------------------------------------------------------------------------------------------------------------

   2007          10            $25.30          25,688      2.9%          2.9%           5.7%          5.7%
   2008           7            $23.30          75,222      8.5%         11.4%          15.3%         21.0%
   2009           7            $24.23          13,661      1.5%         12.9%           2.9%         23.8%
   2010           5            $22.56           6,670      0.8%         13.7%           1.3%         25.2%
   2011           3            $25.16           5,192      0.6%         14.3%           1.1%         26.3%
   2012           0            $ 0.00               0      0.0%         14.3%           0.0%         26.3%
   2013           1            $24.11          81,096      9.1%         23.4%          17.1%         43.4%
   2014           0            $ 0.00               0      0.0%         23.4%           0.0%         43.4%
   2015           0            $ 0.00               0      0.0%         23.4%           0.0%         43.4%
   2016           1            $ 5.68          31,717      3.6%         27.0%           1.6%         44.9%
Thereafter        1            $ 9.86         639,954     72.1%         99.1%          55.1%        100.0%
  Vacant                                        7,879      0.9%        100.0%
                                              -------    -----                        -----
  TOTALS         35                           887,079    100.0%                       100.0%
                ===                           =======    =====                        =====

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o    THE LOAN. The subject mortgage loan (the "Bank of America Plaza Loan") is secured by a first mortgage encumbering an office building located in
     Charlotte, NC (the "Bank of America Plaza Property"). The Bank of America
     Plaza Loan has a cut-off date principal balance of $150,000,000, which represents approximately 2.3% of the initial mortgage pool balance. The
     Bank of America Plaza Loan was originated on October 26, 2006. Loan provides for interest-only payments for the entire 120 months of its term.

     The Bank of America Plaza Loan has a remaining term of 116 months and matures on November 6, 2016. The Bank of America Plaza Loan may be prepaid on or after August 6, 2016, and permits defeasance with United States government obligations beginning 2 years after the issue date for the CD
     2007-CD4 certificates.

o    THE BORROWER. The borrower is Behringer Harvard 101 South Tryon LP, a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is Behringer Harvard REIT I, Inc. ("Behringer"). Behringer
     evolved from the combination of two predecessor companies: Behringer
     Partners and Harvard Property Trust, Inc. These enterprises have sponsored successful private real estate limited partnerships and private REIT investments since 1989. Behringer's management has experience in many facets of commercial real estate investment and management in over 24 million square feet of office, retail, industrial, apartment, hotel, and recreational properties. Behringer was organized to invest in and lease commercial real estate properties, generally institutional quality office buildings and other commercial properties. Behringer is a repeat borrower of the lender.

o    THE PROPERTY. The Bank of America Plaza Property is an approximately
     887,079 square foot 40-story class A office tower situated on approximately
     2.1 acres. The Bank of America Plaza Property was constructed in phases in
     1973 and 1977 and renovated in 2000. The Bank of America Plaza Property's layout features two buildings and a subterranean 3-level, 511-car subterranean garage. The retail building, which is adjacent and connected to the office lobby and also the 362-room Omni Hotel, totals 74,984 square feet. The Omni Hotel is not part of the Bank of America Plaza Property. The office space totaling 812,095 square feet is situated on floors 3-40 of the office tower. Additionally, the Bank of America Plaza Property controls a five-level garage through two ground leases (See "Ground Leases" below for additional information). The Autopark garage contains 684 parking spaces, which combined with the on-site garage provide for a total of 1,195 spaces and a parking ratio of 1.35 per 1,000 square feet. The Bank of America
     Plaza Property's street level entrance provides access to retail shops and the office lobby. The Bank of America Plaza Property can also be accessed from the over-street walkways, through the retail banking center, or from the subterranean parking garage. Each floor contains elevator lobbies, common area restrooms and support areas, and interior corridors leading to tenant spaces. The offices are typically laid out around the perimeter of the building. The building is serviced by 15 passenger elevators and there is one freight elevator. The Bank of America Plaza Property is located in the Charlotte, NC central business district. As of September 5, 2006, the occupancy rate for the Bank of America Plaza Property was approximately
     99.1%.

     The largest tenant is Bank of America ("Bank of America") (NYSE:BAC)
     occupying 643,604 square feet, or approximately 72.6% of the net rentable area. Bank of America, the second largest bank in the U.S., was founded in
     1874 and is headquartered in Charlotte, North Carolina. Bank of America
     Securities LLC ("BAS") is the investment banking subsidiary of Bank of
     America. The subsidiary, along with its UK affiliate Banc of America
     Securities Limited, comprises the Global Capital Markets and Investment
     Banking business segment of Bank of America. This segment offers trading and brokerage services, debt and securities underwriting, debt and equity research and advice on public offerings, leveraged buyouts, and mergers and acquisitions. The firm's specialty units focus on prime brokerage, derivatives, and securitization services. As of February 2007, BAS was rated "AA" by Fitch, "Aa2" by Moodys and "AA" by S&P. The Bank of America
     lease expires in March 2019. Bank of America has space reduction options, see "Tenant Summary" above.

     The second largest tenant is Alston & Bird LLC ("Alston & Bird"), occupying
     81,096 square feet, or approximately 9.1% of the net rentable area. Alston
     & Bird, was founded in 1893 and is headquartered in Atlanta. Alston & Bird is a top law firm with approximately 750 lawyers working out of five offices located in Atlanta, Charlotte, New York, Raleigh, NC, and
     Washington, DC. Alston & Bird offers services in over 35 areas including bankruptcy, labor and employment, real estate, tax and intellectual property. The Alston & Bird lease expires in May 2013.

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     The third largest tenant is Hunton & Williams ("Hunton & Williams"), occupying 34,430 square feet, or approximately 3.9% of the net rentable area. Hunton & Williams, founded in 1901 and headquartered in Richmond,
     Virginia, is a top law firm that employs approximately 875 attorneys. The firm has approximately 18 offices throughout the United States, Europe, and
     Asia. The full-service firm specializes in areas such as antitrust, corporate and securities, criminal defense, environmental law, real estate, and technology. Hunton & Williams' TurnStone Investigative Group provides forensic services and is staffed with former investigative agents from the
     FBI, DEA and IRS. The Hunton & Williams lease expires in September 2008.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account.

o    MEZZANINE DEBT. Future mezzanine debt is permitted subject to certain criteria, which include but are not limited to a combined subject loan and mezzanine loan minimum debt service coverage ratio of 1.20:1.00, a combined subject loan and mezzanine loan maximum loan-to-value ratio of 80%, and delivery of an intercreditor agreement and other miscellaneous mezzanine loan documents satisfactory to the lender.

o    GROUND LEASES. A portion of the parking for the Bank of America Plaza
     Property is subject to two ground leases. The primary ground lease is to the Orr Corporation and expires December 31, 2011 with two five-year renewal options. The second ground lease is to Richard A. Pitts, and expires on December 31, 2008 with three five-year renewal options. If the term of such ground leases are not extended or suitable replacement parking not obtained within the proximity required by the zoning ordinance, such mortgaged real property may no longer be in compliance with the applicable zoning ordinance. The loan documents provide that the loan is recourse to the extent of any losses suffered by lender as a result of the borrower's action or inaction which results in the termination of any such ground lease, the borrower's failure to exercise all of its options currently set forth in any such ground lease to extend the term of any such ground lease to at least December 31, 2021 or the borrower's failure to obtain an extension of any such ground lease to a term of at least ten (10) years beyond the maturity date of the Bank of America Plaza Loan; unless in any case, the borrower obtains replacement parking facilities that, (A) if subject to an agreement, lease or otherwise, grant rights to such replacement parking facilities for a term of at least ten (10) years beyond the maturity date of the Bank of America Plaza Loan, and (B) are sufficient to enable the Bank of America Plaza Property to comply with applicable zoning requirements. Such recourse obligations are personally guaranteed by
     Behringer.

o    RIGHT OF FIRST REFUSAL. Bank of America, as the tenant under the office lease with the borrower, as landlord, has the right of first refusal to purchase the Bank of America Plaza Property in the event the borrower desires to sell the Bank of America Plaza Property. Such right of first refusal is not impaired in the event the borrower sells the Bank of America
     Plaza Property to a third party. Such right of first refusal does not apply to any foreclosure of the Bank of America Plaza Property or any delivery of a deed in lieu of foreclosure.

o    MANAGEMENT. HPT Management Services LP is the property manager for the Bank of America Plaza Property and is affiliated with the borrower. The sub-manager is Trammel Crow Services, Inc.

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                              THE ATLANTIC BUILDING
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE                                      $149,700,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR(1)                                           Norman Jemal, Douglas Jemal
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.5500%
MATURITY DATE                                                      April 1, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING                                   120 / Interest Only
   AMORTIZATION TERM
LOCKBOX                                                            In-Place Hard

UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   TI/LC                                                              $7,200,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   REPLACEMENT                                                            $4,787
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $149,700,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $527
CUT-OFF DATE LTV RATIO                                                    71.29%
MATURITY DATE LTV RATIO                                                   71.29%
UW NCF DSCR                                                                1.45x
--------------------------------------------------------------------------------

                                     [PHOTO]

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                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Washington, DC
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                283,889
OCCUPANCY % AS OF 12/01/2006(2)                                           100.0%
YEAR BUILT /  YEAR RENOVATED                                            2006/NAP
APPRAISED VALUE                                                     $210,000,000
PROPERTY MANAGEMENT                                               Tishman Speyer
UW ECONOMIC OCCUPANCY %                                                    96.8%
UW REVENUES                                                          $17,525,258
UW EXPENSES                                                           $5,254,990
UW NET OPERATING INCOME (NOI)                                        $12,270,268
UW NET CASH FLOW (NCF)                                               $12,213,490
--------------------------------------------------------------------------------

(1)  Douglas Jemal was convicted of wire fraud in October 2006. In a related prosecution, two other officials of Jemal's company, Douglas Development
     Corporation, were found or plead guilty to certain felony counts.

(2)  Douglas Development Corporation, which is 100% owned by Douglas Jemal, is master leasing 74,640 square feet from the borrower.

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                                 TENANT SUMMARY

                                                                    % of Net                                       Date of
                                        Ratings       Net Rentable  Rentable                         % of Actual     Lease
Tenant Name                        Fitch/Moody's/S&P    Area (SF)     Area    Rent PSF  Actual Rent      Rent     Expiration
----------------------------------------------------------------------------------------------------------------------------

Alston & Bird, LLP                      NR/NR/NR         129,981      45.8%    $ 40.29  $ 5,237,029      44.5%     03/31/21
Pharmaceutical Research                 NR/NR/NR          75,169      26.5%    $ 37.50  $ 2,818,838      23.9%     02/28/19
Douglas Development Corp et al(1)       NR/NR/NR          74,640      26.3%    $ 47.14  $ 3,518,260      29.9%     02/28/22
Ford's Theatre                          NR/NR/NR           4,099       1.4%    $ 47.74  $   195,669       1.7%     12/31/16

Top 4 Tenants                                            283,889     100.0%    $ 41.46  $11,769,796     100.0%     Various

Non-major Tenants                                              0       0.0%    $  0.00                    0.0%
                                                         -------     -----
OCCUPIED TOTAL                                           283,889     100.0%    $ 41.46  $11,769,796

Vacant Space                                                   0       0.0%
                                                         -------     -----
COLLATERAL TOTAL                                         283,889     100.0%
                                                         =======     =====

(1)  Douglas Development Corporation, which is 100% owned by Douglas Jemal, is master leasing 74,640 square feet from the borrower.

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                              LOEWS LAKE LAS VEGAS
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE                                      $117,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Loews Hotels Holding Corp;
                                                          Common Retirement Fund
                                                        of the State of New York
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7260%
MATURITY DATE                                                    January 1, 2012
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          58 / Interest Only
LOCKBOX                                                           Springing Hard

UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No

ONGOING MONTHLY RESERVES(1)
   TAX/INSURANCE                                                       Springing
   FF&E                                                                Springing
   MANAGEMENT FEE                                                      Springing

ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $117,000,000
CUT-OFF DATE PRINCIPAL BALANCE/ROOM                                     $237,323
CUT-OFF DATE "AS-IS" LTV RATIO                                            64.39%
CUT-OFF DATE "AS-STABILIZED" LTV RATIO(2)                                 56.41%
MATURITY DATE LTV RATIO                                                   64.39%
UW NCF DSCR                                                                1.48x
--------------------------------------------------------------------------------

                                     [PHOTO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Henderson, NV
PROPERTY TYPE                                          Hospitality, Full Service
SIZE (ROOMS)                                                                 493
OCCUPANCY % T-12 OCTOBER 31, 2006                                          68.8%
YEAR BUILT / YEAR RENOVATED                                           1999 / NAP
"AS-IS" APPRAISED VALUE (12/1/2006)                                 $181,700,000
"AS-STABILIZED" APPRAISED VALUE (12/1/2009)                         $207,400,000
PROPERTY MANAGEMENT                             Loews LLV Operating Company, LLC
UW ECONOMIC OCCUPANCY %                                                    68.8%
UW REVENUES                                                          $50,576,727
UW EXPENSES                                                          $38,468,140
UW NET OPERATING INCOME (NOI)                                        $12,108,587
UW NET CASH FLOW (NCF)                                               $10,085,518
--------------------------------------------------------------------------------

(1)  Upon the occurrence of a Lockbox Event (defined as such time, commencing in the second year of the loan term, that the debt service coverage ratio for the two preceding quarters falls below 1.20x or an event of default occurs), the borrower will be required to make monthly deposits into the tax, insurance, FF&E and management fee reserves as determined by the lender.

(2)  Based on the "As-Stabilized" appraised value of $207,400,000, as of
     December 1, 2009.

                             PROPERTY PERFORMANCE(3)

                           Occupancy                   ADR                    RevPAR
   Year       Occupancy   Penetration     ADR      Penetration   RevPAR     Penetration
---------------------------------------------------------------------------------------

TTM 11/2004     67.7%         96.0%      $171.26     113.5%       $116.01      108.9%
TTM 11/2005     64.5%         89.8%      $183.91     113.9%       $118.57      102.3%
TTM 11/2006     65.8%         90.2%      $192.21     112.6%       $126.50      101.6%

(3)  Property Performance data based on November 2006 Smith Travel Research
     ("STR") report.

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--------------------------------------------------------------------------------
                                 200 WEST ADAMS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         RBC
CUT-OFF DATE PRINCIPAL BALANCE                                      $100,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                   200 West Adams Associates NF L.L.C., a
                                              Delaware limited liability company
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.6300%
MATURITY DATE                                                    January 1, 2012
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          58 / Interest Only
LOCKBOX                                                           Springing Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT                                                                $0
   TI/LC                                                              $7,480,000
   IMMEDIATE REPAIRS                                                    $255,375
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   REPLACEMENT                                                            $5,644
   TI/LC                                                                 $28,123
ADDITIONAL FINANCING(1)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                      $100,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $148
CUT-OFF DATE LTV RATIO                                                    80.97%
MATURITY DATE LTV RATIO                                                   80.97%
UW NCF DSCR                                                                1.22x
--------------------------------------------------------------------------------

                                     [PHOTO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Chicago, IL
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                677,222
OCCUPANCY % AS OF NOVEMBER 17, 2006                                        90.4%
YEAR BUILT / YEAR RENOVATED                                           1985 / NAP
APPRAISED VALUE                                                     $123,500,000
PROPERTY MANAGEMENT                    Lincoln Property Company Commercial, Inc.
UW ECONOMIC OCCUPANCY %                                                    90.1%
UW REVENUES                                                          $15,384,196
UW EXPENSES                                                           $7,949,725
UW NET OPERATING INCOME (NOI)                                         $7,434,472
UW NET CASH FLOW (NCF)                                                $6,988,897
--------------------------------------------------------------------------------

(1)  The 200 West Adams loan documents permit the borrower to incur a maximum subordinate unsecured financing amount of $2,000,000

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                                 200 WEST ADAMS
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                           % OF NET                                            DATE OF
                            RATINGS         NET RENTABLE   RENTABLE                            % OF ACTUAL      LEASE
TENANT NAME          FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT       RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

GSA - SOC Security        AAA/Aaa/AAA           41,902        6.2%     $19.81    $   830,066       8.1%       05/31/07
GSA - IRS Dist Reg        AAA/Aaa/AAA           34,494        5.1%     $29.35    $ 1,012,399       9.9%       12/31/07
Household Finance         AA-/Aa3/AA-           26,098        3.9%     $13.50    $   352,323       3.5%       12/31/08
Lowis & Gellen             NR/NR/NR             24,254        3.6%     $16.12    $   390,917       3.8%       01/31/13
Nisen and Elliott          NR/NR/NR             24,232        3.6%     $12.33    $   298,781       2.9%       09/30/12
Top 5 Tenants                                  150,980       22.3%     $19.11    $ 2,884,485      28.3%        Various
Non-major Tenants                              461,459       68.1%     $15.84    $ 7,308,989      71.7%        Various
                                               -------      -----      ------    -----------
OCCUPIED TOTAL                                 612,439       90.4%     $16.64    $10,193,474
Vacant Space                                    64,783        9.6%
                                               -------      -----
COLLATERAL TOTAL                               677,222      100.0%
                                               =======      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

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--------------------------------------------------------------------------------
                            GREAT WOLF -- POCONOS, PA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $97,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                 Great Wolf Resorts, Inc.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.0980%
MATURITY DATE                                                    January 1, 2017
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                   118 / 360
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                      Yes / No
   ENVIRONMENTAL(1)                                                   $1,575,219
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                        Yes / No
   FF&E(2)                                                  4% of Gross Revenues
   SEASONALITY RESERVE(3)                                              Springing
   PRINCIPAL RESERVE(4)                                                Springing
ADDITIONAL FINANCING(5)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                       $97,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $241,895
CUT-OFF DATE LTV RATIO                                                    57.91%
MATURITY DATE LTV RATIO                                                   50.93%
UW NCF DSCR                                                                2.03x
--------------------------------------------------------------------------------

                                     [PHOTO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Scotrun, PA
PROPERTY TYPE                                          Hospitality, Full Service
SIZE (ROOMS)                                                                 401
OCCUPANCY % AS OF OCTOBER 31, 2006                                         67.7%
YEAR BUILT / YEAR RENOVATED                                           2005 / NAP
APPRAISED VALUE                                                     $167,500,000
PROPERTY MANAGEMENT                                    Great Lakes Services, LLC
UW ECONOMIC OCCUPANCY %                                                    69.2%
UW REVENUES                                                          $48,864,746
UW EXPENSES                                                          $32,589,678
UW NET OPERATING INCOME (NOI)                                        $16,275,068
UW NET CASH FLOW (NCF)                                               $14,320,478
--------------------------------------------------------------------------------

(1)  At closing, the lender held back $1,575,219, which represents 125% of the proposed penalty arising from alleged violations associated with the subject's on-site wastewater treatment plant. The penalty has been reduced to $833,349 post-closing.

(2)  On each payment date, the lender shall collect an amount equal to the FF&E
     Percentage for the penultimate calendar month preceding the calendar month of the payment date."FF&E Percentage" shall mean (i) for the period of time commencing on the closing date and ending on the date immediately prior to the first anniversary of the closing date, 2% of Gross Revenues; (ii) for the period of time commencing on the first anniversary and ending on the date immediately prior to the second anniversary of the closing date, 3% of
     Gross Revenues; and (iii) thereafter, 4% of Gross Revenues.

(3)  Upon the occurrence of a Seasonality Reserve Trigger and until the DSCR test described below has been satisfied for 2 consecutive calendar quarters, borrower will deposit into the Seasonality Reserve Account a monthly amount determined by lender such that 110% of the aggregated budgeted Monthly Negative Amount for any months during the budgeted calander year will be collected. Such monthly amount may be transferred from the Principal Reserve and may take into account working capital needs of the borrower. A "Seasonality Reserve Trigger" shall mean any period in which the UW NCF DSCR is less than 1.50x.

(4)  During a Cash Management Period, excess cash is deposited into Principal
     Reserve to be used to fund the Seasonality Reserve and operating deficiencies, provided no Special Events of Default exist.

(5)  Future mezzanine debt permitted provided the maximum LTV is 70% and minimum
     DSCR is 2.00x.

                        GREAT WOLF -- POCONOS, PA SUMMARY

                                                               CUT-OFF
                             CUT-OFF DATE                       DATE     OCCUPANCY %
                               ALLOCATED      YEAR            PRINCIPAL     AS OF
PROPERTY        CITY,            LOAN        BUILT /   TOTAL   BALANCE/  OCTOBER 31,
NAME            STATE           BALANCE     RENOVATED  ROOMS     ROOM       2006
------------------------------------------------------------------------------------

Great Wolf --
   Poconos, PA  Scotrun, PA   $97,000,000  2005 / NAP   401    $241,895     67.7%

                                                              T-12         T-12
                 UNDERWRITTEN                              OCTOBER 31,  OCTOBER 31,
PROPERTY           NET CASH    UNDERWRITTEN  UNDERWRITTEN      2006        2006
NAME                 FLOW           ADR         REVPAR         ADR        REVPAR
------------------------------------------------------------------------------------

Great Wolf --
   Poconos, PA   $14,320,478      $320.86       $222.00      $316.81      $213.81

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE                                       $86,500,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                             Andrew Sun and John E. Young
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7900%
MATURITY DATE                                                    January 1, 2017
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                           118 / 360
LOCKBOX                                                           Springing Hard
UP-FRONT RESERVES
  TAX / INSURANCE                                                      Yes / Yes
  TI/LC(1)                                                           $25,000,000
ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                                        Yes / Yes
  REPLACEMENT(2)                                                          $4,228
  TI/LC(3)                                                                $8,333
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                       $86,500,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $245
CUT-OFF DATE "AS-IS" LTV RATIO                                           104.85%
CUT-OFF DATE "AS-STABILIZED" LTV RATIO                                    67.95%
MATURITY DATE LTV RATIO                                                   61.15%
UW NCF DSCR                                                                1.27x
--------------------------------------------------------------------------------

                                     [PHOTO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          San Marcos, CA
PROPERTY TYPE                                                   Retail, Anchored
SIZE (SF)                                                                352,980
OCCUPANCY % AS OF FEBRUARY 13, 2007                                        93.8%
YEAR BUILT / YEAR RENOVATED                                          2006 - 2007
APPRAISED VALUE (AS-IS, SEPTEMBER 7, 2006)                           $82,500,000
APPRAISED VALUE (AS-STABILIZED, APRIL 1, 2007)                      $127,300,000
PROPERTY MANAGEMENT                                    World Premier Investments
UW ECONOMIC OCCUPANCY %                                                    97.6%
UW REVENUES                                                          $10,529,734
UW EXPENSES                                                           $2,594,983
UW NET OPERATING INCOME (NOI)                                         $7,934,751
UW NET CASH FLOW (NCF)                                                $7,748,111
--------------------------------------------------------------------------------

(1)  At origination, $25,000,000 was deposited into a TI / LC reserve account to be used for expenditures relating to tenant improvements and leasing commissions. In addition, funds held in this reserve account will be released to the borrower subject to certain conditions, including: (i)
     satisfaction of a specified occupancy percentage and debt service coverage ratio on or before a specified date and (ii) the receipt of certain tenant estoppels confirming, among other things, that certain tenant improvement allowances have been paid. The current balance of this reserve account is approximately $17,410,800.

(2)  Subject to a maximum balance of $101,478.

(3)  Subject to a maximum balance of $300,000 (not including up-front reserve deposit).

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--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                             % OF NET                          % OF
                               RATINGS         NET RENTABLE  RENTABLE                         ACTUAL  DATE OF LEASE
TENANT NAME              FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF  ACTUAL RENT   RENT     EXPIRATION
-------------------------------------------------------------------------------------------------------------------

Anchors
Sport Chalet                  NR/NR/NR             40,193      11.4%    $16.00    $  643,088    8.4%   11/30/2016
Nordstrom Rack                A-/Baa1/A            35,014       9.9%    $16.50    $  577,731    7.5%   11/30/2016
Marshall's                     NR/A3/A             33,000       9.3%    $15.25    $  503,250    6.6%   12/31/2016
Loehmann's                    NR/NR/NR             30,187       8.6%    $17.25    $  520,726    6.8%   11/30/2016
Bed, Bath & Beyond            NR/NR/BBB            28,305       8.0%    $15.25    $  431,651    5.6%   12/31/2016
Sprouts Farmers Market        NR/NR/NR             26,463       7.5%    $20.98    $  555,224    7.2%    1/31/2022
Shoe Pavilion                 NR/NR/NR             16,463       4.7%    $19.79    $  325,875    4.2%   11/30/2016
Petco                         NR/NR/NR             15,107       4.3%    $19.85    $  299,874    3.9%
Top Anchor Tenants                                224,732      63.7%    $17.16    $3,857,419   50.3%
ULTA Salon Cosmetics          NR/NR/NR             10,471       3.0%    $28.75    $  301,041    3.9%   11/30/2016
Lane Bryant                   NR/NR/NR              7,677       2.2%    $31.00    $  237,987    3.1%    1/31/2013
Fashion 5                     NR/NR/NR              6,412       1.8%    $32.28    $  206,979    2.7%   12/31/2016
                                                  -------     -----     ------    ----------   ----
TOP 3 IN-LINE TENANTS                              24,560       7.0%    $30.37    $  746,008    9.7%
Non-major Tenants                                  81,762      23.2%    $37.58    $3,072,992
                                                  -------     -----     ------    ----------
OCCUPIED TOTAL                                    331,054      93.8%    $23.19    $7,676,418
Vacant Space                                       21,926       6.2%
                                                  -------     -----
COLLATERAL TOTAL                                  352,980     100.0%
                                                  =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

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                             SANTA PALMIA APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE                                       $78,910,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                            John Goodman,
                                                                Cyril Barbaccia,
                                                                  Lena Barbaccia
                                                                     and Joeseph
                                                                         Marasco
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7910%
MATURITY DATE                                                   February 1, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                              120/Interest Only
REMAINING TERM / REMAINING
AMORTIZATION TERM                                              119/Interest Only
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
ADDITIONAL FINANCING(1)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                       $78,910,000
CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                     $192,934
CUT-OFF DATE LTV RATIO                                                    72.22%
MATURITY DATE LTV RATIO                                                   72.22%
UW NCF DSCR                                                                1.00x
--------------------------------------------------------------------------------

                                    [PHOTO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            San Jose, CA
PROPERTY TYPE                                          Multifamily, Conventional
SIZE (UNITS)                                                                 409
OCCUPANCY % AS OF JANUARY 3, 2007                                          93.9%
YEAR BUILT / YEAR RENOVATED                                           2002 / NAP
APPRAISED VALUE                                                     $109,260,000
PROPERTY MANAGEMENT                              E&S Ring Management Corporation
UW ECONOMIC OCCUPANCY %                                                    93.9%
UW REVENUES                                                           $7,448,710
UW EXPENSES                                                           $2,695,353
UW NET OPERATING INCOME (NOI)                                         $4,753,357
UW NET CASH FLOW (NCF)                                                $4,651,107
--------------------------------------------------------------------------------

(1)  $19,000,000 mezzanine debt secured by the ownership interests in the borrowers under the Santa Palmia Apartments loan and the borrowers under other loans that are not assets of the trust.

                         SANTA PALMIA APARTMENTS SUMMARY

                                           APPROXIMATE   % OF NET   AVERAGE
                  NUMBER    APPROXIMATE    NET RENTABLE  RENTABLE  IN PLACE
   UNIT TYPE     OF UNITS  UNIT SIZE (SF)    AREA (SF)     AREA      RENT
---------------------------------------------------------------------------
1-BR               189           792          149,742      37.8%    $1,406
2-BR               191         1,071          204,588      51.7%    $1,688
3-BR                29         1,428           41,398      10.5%    $2,357
Total/Wtd. Avg.    409           968          395,728     100.0%    $1,605

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